Exhibit 4.13

Execution Copy

Sunnova Helios V Issuer, LLC

Issuer

and

Wells Fargo Bank, National Association

Indenture Trustee

Indenture

Dated as of February 16, 2021

$188,641,000

Sunnova Helios V Issuer, LLC
Solar Loan Backed Notes, Series 2021-A

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Table of Contents
Section    Heading    Page
- i –

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

- ii –

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

- iii –

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

- iv –

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Annex A    —    Standard Definitions

Schedule I    —    Schedule of Solar Loans

Exhibit A-1    —    Form of Class A Note    A-1-1
Exhibit A-2    —    Form of Class B Note    A-2-1
Exhibit B    —    Forms of Transferee Letters    B-1
Exhibit C    —    Form of Notice of Voluntary Prepayment    C-1
Exhibit D     —    Rule 15Ga-1 Information    D-1
Exhibit E     —    Form of Transferee Certification for Transfer of Class B Notes    E-1
Exhibit F     —    Form of Prefunding Certificate    F-1
Exhibit G     —    Form of Prefunding Notice    G-1

- v –

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

This Indenture (as amended or supplemented from time to time, this "Indenture") is dated as of February 16, 2021 between Sunnova Helios V Issuer, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer (the "Issuer"), and Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely in its capacity as indenture trustee (together with its successors and assigns in such capacity, the "Indenture Trustee").
Preliminary Statement
Pursuant to this Indenture, there is hereby duly authorized the execution and delivery of two classes of notes designated as the Issuer's 1.80% Solar Loan Backed Notes, Series 2021-A, Class A (the "Class A Notes") and the Issuer's 3.15% Solar Loan Backed Notes, Series 2021-A, Class B (the "Class B Notes" and together with the Class A Notes, the "Notes"). All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Notes. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
Granting Clause
The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Notes, as their interests may appear, all of the rights, title, interest and benefits of the Issuer whether now existing or hereafter arising in and to (i) the Initial Solar Loans, any Subsequent Solar Loans and any Qualified Substitute Solar Loans, (ii) all Solar Loan Files related to the Solar Loans and any property or assets of the Obligors pledged as collateral under a Solar Loan to secure the repayment of such Solar Loan, including without limitation the related PV System and/or Energy Storage System, each now and hereafter owned, (iii) each Solar Loan Agreement including the right to (a) receive all amounts due under or required to be paid pursuant to such Solar Loan Agreement on and after the related Cut-Off Date (including all interest capitalized and added to the Solar Loan Balance of a Solar Loan on a Section 25D Credit Payment Date, if any), (b) all security interests, liens and assignments securing payment of such Solar Loan Agreement and (c) all books, records and computer tapes relating to such Solar Loan Agreement; (iv) the Issuer's rights in the Electronic Vault, (v) all rights and remedies under the Contribution Agreement, the Performance Guaranty, the Management Agreement, the Servicing Agreement, the Custodial Agreement, any Letter of Credit and all other Transaction Documents, (vi) amounts (including all amounts collected from each Obligor under its Solar Loan Agreement) deposited from time to time into the Lockbox Account, the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account, the Equipment Replacement Reserve Account, the Section 25D Interest Account and all amounts deposited from time to time and all Eligible Investments in each such account, (vii) all other assets of the Issuer, and (viii) the proceeds of any and all of the foregoing including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property (collectively, the "Trust Estate"). Notwithstanding the foregoing, the Trust Estate shall not include (i) any returned items required to be returned to the financial institution maintaining the Lockbox Account nor (ii) Obligor Security Deposits on deposit in the Obligor Security Deposit Account.
Such Grant is made in trust, to secure payments of amounts due with respect to the Notes ratably and without prejudice, priority or distinction between or among the Notes, and to secure (i) the payment of all amounts on the Notes as such amounts become due in accordance with their terms; (ii) the payment of all other sums payable in accordance with the provisions of this Indenture; and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture, and agrees to perform the duties herein required pursuant to the terms and provisions of this Indenture and subject to the conditions hereof.
Article I.

Definitions
Section 1.01General Definitions and Rules of Construction. Except as otherwise specified or as the context may otherwise require, capitalized terms used in this Indenture shall have the respective meanings given to such terms in the Standard Definitions attached hereto as Annex A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. The rules of construction set forth in Annex A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.
Section 1.02Calculations. Calculations required to be made pursuant to this Indenture shall be made on the basis of information or accountings as to payments on each Note furnished by the Servicer. Except to the extent they are incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations, but to the extent that it is later determined that any such information or accountings are incorrect, appropriate corrections or adjustments will be made.
Article II.

The Notes; Reconveyance

Section 2.01General.  (a) The Notes shall be designated as the "Sunnova Helios V Issuer, LLC, 1.80% Solar Loan Backed Notes, Series 2021-A, Class A" and the "Sunnova Helios V Issuer, LLC, 3.15% Solar Loan Backed Notes, Series 2021-A, Class B".
(b)All payments of principal and interest with respect to the Notes shall be made only from the Trust Estate on the terms and conditions specified herein. Each Noteholder and each Note Owner, by its acceptance of a Note, agrees that, subject to the repurchase obligations of Sunnova ABS Holdings V and the Depositor in the Contribution Agreement and the indemnification obligations provided for herein and in the Contribution Agreement, the Management Agreement and the Servicing Agreement and the obligations of the Performance Guarantor under the Performance Guaranty, it will have recourse solely against such Trust Estate and such repurchase and indemnification obligations.
(c)Except as otherwise provided herein, all Notes shall be substantially identical in all respects. Except as specifically provided herein, all Notes issued, authenticated and delivered under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.
(d)The Initial Outstanding Note Balance of the Class A Notes and the Class B Notes, that may be executed by the Issuer and authenticated and delivered by the Indenture Trustee and Outstanding at any given time under this Indenture is limited to $150,079,000 and $38,562,000, respectively.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(e)Holders of the Notes shall be entitled to payments of interest and principal as provided herein. Each Class of Notes shall have a final maturity on the Rated Final Maturity. All Notes of the same Class shall be secured on parity with one another, with no Note of any Class having any priority over any other Note of that same Class.
(f)The Notes that are authenticated and delivered to the Noteholders by the Indenture Trustee upon an Issuer Order on the Closing Date shall be dated as of the Closing Date. Any Note issued later in exchange for, or in replacement of, any Note issued on the Closing Date shall be dated the date of its authentication.
(g)The Class A Notes are issuable in minimum denominations of $100,000 and the Class B Notes are issuable in minimum denominations of $500,000 and, in each case, integral multiples of $1,000 in excess thereof; provided that one Note of each Class of Notes may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance of such Class of Notes; provided, further, that the foregoing shall not restrict or prevent the transfer in accordance with the last sentence of Section 2.07 hereof of any Note with a remaining Outstanding Note Balance of less than $100,000 in the case of the Class A Notes and $500,000 in the case of the Class B Notes.
Section 2.02Forms of Notes. The Notes shall be in substantially the form set forth in Exhibit A-1 and Exhibit A-2, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Issuer, as evidenced by its execution thereof.
The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
Each Note shall be dated the date of its authentication. The terms of the Notes are set forth in Exhibit A-1 and Exhibit A-2 and are part of the terms of this Indenture.
(a)Global Notes. The Notes are being offered and sold by the Issuer to the Initial Purchasers pursuant to the Note Purchase Agreement.
Notes offered and sold within the United States to QIBs in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Indenture Trustee, as custodian for the Securities Depository, and registered in the name of the Securities Depository or a nominee of the Securities Depository, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The Outstanding Note Balance of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee and the Securities Depository or its nominee as hereinafter provided. The Indenture Trustee shall not be liable for any error or omission by the Securities Depository in making such record adjustments and the records of the Indenture Trustee shall be controlling with regard to outstanding principal amount of Notes hereunder.
Notes offered and sold outside of the United States in reliance on Regulation S under the Securities Act shall initially be issued in the form of a Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Indenture Trustee, as

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

custodian for the Securities Depository, and registered in the name of the Securities Depository or the nominee of the Securities Depository for the investors' respective accounts at Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking société anonyme ("Clearstream"), duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. Beneficial interests in the Regulation S Temporary Global Notes may be held only through Euroclear or Clearstream.
Within a reasonable period of time following the expiration of the "40-day distribution compliance period" (as defined in Regulation S), beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes upon the receipt by the Indenture Trustee of (i) a written certificate from the Securities Depository, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the Outstanding Note Balance of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.08(a)(ii)), and (ii) an Officer's Certificate from the Issuer. The Regulation S Permanent Global Notes will be deposited with the Indenture Trustee, as custodian, and registered in the name of a nominee of the Securities Depository. Simultaneously with the authentication of the Regulation S Permanent Global Notes, the Indenture Trustee shall cancel the Regulation S Temporary Global Note. The Outstanding Note Balance of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee and the Securities Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The Indenture Trustee shall incur no liability for any error or omission of the Securities Depository in making such record adjustments and the records of the Indenture Trustee shall be controlling with regard to outstanding principal amount of Regulation S Global Notes hereunder.
Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and prepayments. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Indenture Trustee, or by the Note Registrar at the direction of the Indenture Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08.
The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the members of, or participants in, the Securities Depository ("Agent Members") through Euroclear or Clearstream.
Except as set forth in Section 2.08, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Securities Depository or to a successor of the Securities Depository or its nominee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(b)Book-Entry Provisions. This Section 2.02(b) shall apply only to the Global Notes deposited with or on behalf of the Securities Depository.
The Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.02(b), authenticate and deliver one Global Note for each Class of Notes which (i) shall be registered in the name of the Securities Depository or the nominee of the Securities Depository and (ii) shall be delivered by the Indenture Trustee to the Securities Depository or pursuant to the Securities Depository's instructions or held by the Indenture Trustee as custodian for the Securities Depository.
Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Securities Depository or by the Indenture Trustee as custodian for the Securities Depository or under such Global Note, and the Securities Depository may be treated by the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by the Securities Depository or impair, as between the Securities Depository and its Agent Members, the operation of customary practices of such Securities Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.
The Note Registrar and the Indenture Trustee shall be entitled to treat the Securities Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners.
The rights of Note Owners shall be exercised only through the Securities Depository and shall be limited to those established by law and agreements between such Note Owners and the Securities Depository and/or the Agent Members pursuant to the Note Depository Agreement. The initial Securities Depository will make book-entry transfers among the Agent Members and receive and transmit payments of principal of and interest on the Notes to such Agent Members with respect to such Global Notes.
Whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding amount of the Notes, the Securities Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Agent Members owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
(c)Definitive Notes. Except as provided in Sections 2.08 and 2.13, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated definitive, fully registered Notes (the "Definitive Notes").

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 2.03Payment of Interest. (a) Noteholders shall, subject to the priorities and conditions set forth in the Priority of Payments, be entitled to receive payments of interest and principal on each Payment Date. Any payment of interest or principal payable with respect to the Notes on the applicable Payment Date shall be made to the Person in whose name such Note is registered as of the Record Date for such Payment Date in the manner provided in Section 5.09.
(b)On each Payment Date, the Interest Distribution Amount for each Class of Notes will be distributed to the registered Noteholders of the applicable Class of Notes as of the related Record Date to the extent Available Funds are sufficient for such distribution in accordance with the Priority of Payments or the Acceleration Event Priority of Payments, as applicable. Interest on the Notes with respect to any Payment Date will accrue at the applicable Note Rate based on the Interest Accrual Period.
(c)If the Aggregate Outstanding Note Balance has not been paid in full on or before the Anticipated Repayment Date, additional interest (the "Post-ARD Additional Interest Amounts") will begin to accrue during each Interest Accrual Period thereafter on each outstanding Class of Notes at the related Post-ARD Additional Interest Rate. The Post-ARD Additional Interest Amounts, if any, for a Class of Notes will only be due and payable (i) after the Aggregate Outstanding Note Balance, any Note Balance Write-Down Amounts and any Deferred Interest amounts have been paid in full or (ii) on the date on which a Voluntary Prepayment of all outstanding Notes in full is being made. Prior to such time, the Post-ARD Additional Interest Amounts accruing on a Class of Notes will be deferred and added to any Post-ARD Additional Interest Amounts previously deferred and remaining unpaid ("Deferred Post-ARD Additional Interest Amounts"). Deferred Post-ARD Additional Interest Amounts will not bear interest.
Section 2.04Payments to Noteholders. (a) Principal payments and interest on a Class of Notes will be made on each Payment Date to the Noteholders of each Class as of the related Record Date pursuant to the Priority of Payments. The remaining Outstanding Note Balance of each Class of Notes, if any, shall be payable no later than the Rated Final Maturity.
(b)All reductions in the principal balance of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.
(c)The Note Balance Write-Down Amount shall be applied in the following order of priority: (i) to the Class B Notes until the Outstanding Note Balance of the Class B Notes is reduced to zero and (ii) to the Class A Notes until the Outstanding Note Balance of the Class A Notes is reduced to zero. The application of the Note Balance Write-Down Amount to a Class of Notes will not reduce such Class' entitlement to unpaid principal and interest.

Section 2.05Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed by the Issuer. The signature of such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of any individual who was, at the time of execution thereof, an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding the fact that such individual ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of issuance of such Notes.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(b)On the Closing Date, the Issuer shall, and at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication, and the Indenture Trustee, upon receipt of the Notes and of an Issuer Order, shall authenticate and deliver such Notes; provided, however, that the Indenture Trustee shall not authenticate the Notes on the Closing Date unless and until it shall have received the documents listed in Section 2.12.
(c)Each Note authenticated and delivered by the Indenture Trustee to or upon an Issuer Order on or prior to the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.
(d)Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the Outstanding Note Balance so transferred, exchanged or replaced, but shall represent only the Outstanding Note Balance so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, such Outstanding Note Balance shall be divided among the Notes delivered in exchange therefor.
(e)No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by the Indenture Trustee by the manual signature of a Responsible Officer of the Indenture Trustee, and such executed certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered.
Section 2.06Temporary Notes. Except for the Notes maintained in book-entry form, temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay, the Issuer will execute and deliver to the Indenture Trustee Definitive Notes (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than in the case of Notes in global form) may be surrendered in exchange therefor, at the Corporate Trust Office, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.

Section 2.07Registration, Registration of Transfer and Exchange. (a) The Indenture Trustee (in such capacity, the "Note Registrar") shall cause to be kept at its Corporate Trust Office a register (the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of the Notes and the registration of transfers of such Notes. The Notes are intended to be obligations in registered form for purposes of Section 163(f), Section 871(h)(2) and Section 881(c)(2) of the Code.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(b)Each Person who has or who acquires any Ownership Interest in a Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of this Section 2.07 and Section 2.08.
(c)Each purchaser of Global Notes, other than the Initial Purchasers, by its acceptance thereof, will be deemed to have acknowledged, represented and agreed as follows:
(i)The purchaser (A) (1) is a QIB, (2) is aware that the sale to it is being made in reliance on Rule 144A and (3) is acquiring the Notes or interests therein for its own account (and not for the account of others) or as a fiduciary agent for others (which others are also QIBs and have executed an agreement containing substantially the same representations as provided herein); or (B)(i) is not a U.S. Person and is purchasing the Notes or interests therein in an offshore transaction pursuant to Regulation S and (ii) with respect to the Class B Notes only (x) is a QIB and (y) is acquiring the Notes or interests therein for its own account (and not for the account of others) or as a fiduciary agent for others (which others are also QIBs and have executed an agreement containing substantially the same representations as provided in this Section 2.07). The purchaser is aware that it (or any account of a QIB for which it is purchasing) may be required to bear the economic risk of an investment in the Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.
(ii)The purchaser understands that the Notes and interests therein are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act or any other applicable securities laws and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes or any interests therein, such Class A Notes (or the interests therein) may not be offered, resold, pledged or otherwise transferred in denominations (the "Minimum Denomination") lower than $100,000 and such Class B Notes (or the interests therein) may not be offered, resold, pledged or otherwise transferred in Minimum Denominations lower than $500,000, and in each case, in integral multiples of $1,000 in excess thereof, and only (i) in the United States to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A (acting for its own account and not for the account of others, or as a fiduciary or agent for other QIBs to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A), (ii) outside the United States in a transaction complying with the provisions of Regulation S under the Securities Act and, with respect to the Class B Notes only, to a person whom the seller reasonably believes is a QIB, or (iii) pursuant to another exemption from registration under the Securities Act (if available and evidenced by an opinion of counsel acceptable to the Issuer and the Indenture Trustee), in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the U.S. and any other applicable jurisdiction, and that (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Notes or interests therein from it of the resale restrictions referred to above. Notwithstanding the foregoing restriction, any Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with this Indenture.
(iii)The purchaser acknowledges that none of the Issuer, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Servicer, the Transition Manager, the Depositor, the Indenture Trustee or the Initial Purchasers or any person representing the Issuer, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Depositor, the Indenture Trustee or the Initial Purchasers has made any representation to it with respect to the Issuer or Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Depositor, the Indenture Trustee or the Initial Purchasers or the sale of any Notes, other than the information contained in the Offering Circular, which Offering Circular has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes; accordingly, it acknowledges that no representation or warranty is made by the Issuer, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Depositor, the Indenture Trustee or the Initial Purchasers as to the accuracy or completeness of such materials; and it has had access to such financial and other information concerning the Issuer, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Depositor, the Indenture Trustee and the Notes as it has deemed necessary in connection with its decision to purchase any of the Notes, including an opportunity to ask questions and request information from the Issuer, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Depositor, the Indenture Trustee and the Initial Purchasers. It acknowledges that the delivery of the Offering Circular at any time does not imply that information herein is correct as of any time subsequent to this date.
(iv)The purchaser understands that the applicable Notes will, until such Notes may be resold pursuant to Rule 144(b)(1) of the Securities Act, unless otherwise agreed by the Issuer and the holder thereof, bear a legend substantially to the following effect:
THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
[EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS CLASS A NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS EITHER (1) NOT, AND NOT ACQUIRING THE NOTE OR INTEREST THEREIN FOR OR ON BEHALF OF OR WITH THE ASSETS OF, ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER "PLAN" AS DEFINED IN SECTION 4975(E)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH A "BENEFIT

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

PLAN INVESTOR"), OR ANY PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (2) IF THE PURCHASER OR TRANSFEREE IS A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW, THE PURCHASER AND TRANSFEREE AND THE FIDUCIARY OF SUCH BENEFIT PLAN INVESTOR OR PLAN BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE OR INTEREST HEREIN DOES NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT PROHIBITED TRANSACTION UNDER OR VIOLATION OF SIMILAR LAW AND WILL BE CONSISTENT WITH ANY APPLICABLE FIDUCIARY DUTIES THAT MAY BE IMPOSED UPON THE PURCHASER OR TRANSFEREE.] [FOR CLASS A NOTES]
[EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS CLASS B NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT, AND IS NOT ACQUIRING THE NOTE OR INTEREST THEREIN FOR OR ON BEHALF OF OR WITH THE ASSETS OF, ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER "PLAN" AS DEFINED IN SECTION 4975(E)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH A "BENEFIT PLAN INVESTOR"), OR ANY PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE.] [FOR CLASS B NOTES]
THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN DENOMINATIONS (THE "MINIMUM DENOMINATION") LOWER THAN $[100,000] [FOR CLASS A NOTES]/ $[500,000] [FOR CLASS B NOTES] AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (acting for its own account and not for the account of others, or as a fiduciary or agent for other QIBs to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A), (II) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, WITH RESPECT TO THE CLASS B NOTES ONLY, TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (III) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE AND EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE INDENTURE TRUSTEE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. Notwithstanding the foregoing restriction, any Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture.
The purchaser understands that the Issuer may receive a list of participants holding positions in the Notes from the Securities Depository.
(v)The purchaser understands that any Note offered in reliance on Regulation S will, during the 40-day distribution compliance period commencing on the day after the later of the commencement of the offering and the date of original issuance of the Notes, bear a legend substantially to the following effect:
THIS NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT WHICH IS EXCHANGEABLE FOR A PERMANENT REGULATION S GLOBAL NOTE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE.
PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Following the 40-day distribution compliance period, interests in a Regulation S Temporary Global Note will be exchanged for interests in a Regulation S Permanent Global Note.
(vi)Each purchaser and transferee by its purchase of a Note or interest therein shall be deemed to have represented and warranted that (a) for the Class B Notes, that it is not, and is not acquiring the Note or any interest therein for or on behalf of or with the assets of, any employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other "plan" as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in such entity (each a "Benefit Plan Investor"), or any plan that is subject to any law substantially similar to ERISA or Section 4975 of the Code (each a "Similar Law"), and (b) for the Class A Notes (i) it is not, and is not acquiring such Note or interest therein for or on behalf of or with the assets of, any Benefit Plan Investor or any plan that is subject to any Similar Law or (ii) if the purchaser or transferee is a Benefit Plan Investor or a plan subject to Similar Law, the purchaser and transferee and the fiduciary of such Benefit Plan Investor or plan by its purchase of the Note or interest therein will be deemed to have represented and warranted that the purchase, holding and disposition of the Note or interest therein will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or non-exempt prohibited transaction under or violation of Similar Law and will be consistent with any applicable fiduciary duties that may be imposed upon the purchaser or transferee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(vii)Each purchaser and transferee by its purchase of a Note or interest therein shall be deemed to have represented and warranted that at the time of its purchase and throughout the period that it holds such Note or interest therein, that it will not sell or otherwise transfer the Note or interest therein to any person without first obtaining the same foregoing representations, warranties and covenants from that person.
(viii)Each purchaser and transferee by its purchase of a Note or interest therein shall be deemed to have agreed to treat such Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to such Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that such Note is indebtedness unless otherwise required by Applicable Law.
(ix)The purchaser acknowledges that the Issuer, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Depositor, the Indenture Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties, and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Notes are no longer accurate, it shall promptly notify the Initial Purchasers. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.
(x)The purchaser understands that the Issuer may receive a list of participants holding positions in the Notes from the Securities Depository.
(d)Other than with respect to Notes maintained in book-entry form, at the option of a Noteholder, Notes may be exchanged for other Notes of any authorized denominations and of a like Outstanding Note Balance and Class upon surrender of the Notes to be exchanged at the Corporate Trust Office. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.
(e)Other than with respect to Notes maintained in book-entry form, any Note presented or surrendered for registration of transfer or exchange of Notes shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same rights, and entitled to the same benefits under this Indenture, as the Class of Notes surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and the Indenture Trustee may require payment of a sum sufficient to cover any Tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.08 not involving any transfer.
The Notes have not been and will not be registered under the Securities Act or securities laws of any jurisdiction. Consequently, the Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of provisions set forth in this Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(f)Each purchaser and transferee by its purchase of a Class B Note or a beneficial interest therein shall have to provide the Issuer, the Indenture Trustee and the Note Registrar with representations substantially in the form of the transferee certification in Exhibit E attached hereto and upon accepting a beneficial interest in the Class B Notes will be deemed to have made all of the certifications, representations and warranties set forth in Section 2.08(e). Any transfer of a beneficial interest in a Class B Note in violation of any of the foregoing will be of no force and effect and void ab initio.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 2.08Transfer and Exchange. (a) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Securities Depository, in accordance with this Indenture and the procedures of the Securities Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legends in subsections of Section 2.07(c), as applicable. Transfers of beneficial interests in the Global Notes to persons required or permitted to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:
(i)Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Securities Depository (or the Indenture Trustee as custodian for the Securities Depository) wishes to transfer its interest in such Rule 144A Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to compliance with the applicable procedures described herein (the "Applicable Procedures"), exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.08(a)(i). Upon receipt by the Indenture Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Indenture Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Securities Depository and the Euroclear or Clearstream account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the Note Owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Indenture Trustee, as Note Registrar, shall instruct the Securities Depository to reduce or cause to be reduced the initial Outstanding Note Balance of the applicable Rule 144A Global Note and to increase or cause to be increased the initial Outstanding Note Balance of the applicable Regulation S Global Note by the initial principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the initial Outstanding Note Balance of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.
(ii)Regulation S Global Note to Rule 144A Global Note. If, at any time an owner of a beneficial interest in a Regulation S Global Note deposited with the Securities Depository or with the Indenture Trustee as custodian for the Securities Depository wishes to transfer its interest in such Regulation S Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.08(a)(ii). Upon receipt by the Indenture Trustee of (1) instructions from Euroclear or Clearstream, if applicable, and the Securities Depository, directing the Indenture Trustee, as Note Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Securities Depository to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Securities Depository and (3) if such transfer is being effected prior to the expiration of the "40-day distribution compliance period" (as defined by Regulation S under the Securities Act), a certificate in the form of Exhibit B-2 attached hereto given by the Note Owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the person transferring such interest in a Regulation S Global Note reasonably believes that the person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any State, (B) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any State or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Issuer and to the Indenture Trustee, then the Indenture Trustee, as Note Registrar, shall instruct the Securities Depository to reduce or cause to be reduced the initial Outstanding Note Balance of such Regulation S Global Note and to increase or cause to be increased the initial Outstanding Note Balance of the applicable Rule 144A Global Note by the initial principal amount of the beneficial interest in the Regulation S Global Note to be exchanged, and the Indenture Trustee, as Note Registrar, shall instruct the Securities Depository, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the Outstanding Note Balance at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.
(b)Transfer and Exchange from Definitive Notes to Definitive Notes. When Definitive Notes are presented by a Holder to the Note Registrar with a request:
(i)to register the transfer of Definitive Notes in the form of other Definitive Notes; or
(ii)to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and
(i)if such Definitive Note is being transferred to a QIB in accordance with Rule 144A or in an offshore transaction pursuant to Regulation S, a certification to that effect from such Holder (in the form of Exhibit B-3 hereto);

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(ii)if such Definitive Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Issuer and to the Indenture Trustee to the effect that such transfer is in compliance with the Securities Act; or
(iii)if such Definitive Note is a Class B Note, a certification by the transferee in the form of Exhibit E hereto.
(c)Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred except by the Securities Depository to a nominee of the Securities Depository or by a nominee of the Securities Depository to the Securities Depository or another nominee of the Securities Depository or by the Securities Depository or any such nominee to a successor Securities Depository or a nominee of such successor Securities Depository.
(d)Initial Issuance of the Notes. The Initial Purchasers shall not be required to deliver, and neither the Issuer nor the Indenture Trustee shall demand therefrom, any of the certifications or opinions described in this Section 2.08 (other than the certifications described in Section 2.08(e)) in connection with the initial issuance of the Notes and the delivery thereof by the Issuer.
(e)Transfer Restrictions for the Class B Notes. Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in a Class B Note shall be effective, and any attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer, each of the prospective transferee of the beneficial interest (including the initial transferee of the beneficial interest) and any subsequent transferee of the beneficial interest in a Class B Note, truthfully represents, warrants and covenants, in writing, substantially in the form of the transferee certification set forth in Exhibit E hereto to the Issuer, the Indenture Trustee and the Note Registrar, as applicable, and any of their respective successors or assigns that:
(i)Either (a) it is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, grantor trust or an entity that is disregarded as separate from any of the foregoing (each such entity a "flow-through entity") or (b) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have 50% or more of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in any Class B Note, other interest (direct or indirect) in the Issuer, or any interest created under this Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity's beneficial interest in any Class B Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.
(ii)It will not (a) acquire, sell, transfer, assign, participate, pledge or otherwise dispose of any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations), or attempt to do any of the foregoing, on or through an "established securities market" within the meaning of Section 1.7704-1(b) of the Treasury Regulations (an "Exchange"), including, without limitation, any of the following: (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) or (b) cause any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) to be marketed on or through an Exchange.
(iii)It will not cause any beneficial interest in any Class B Note to be traded or otherwise marketed on or through an "established securities market" or a "secondary market (or the substantial equivalent thereof)," each within the meaning of Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.
(iv)Its beneficial interest in any Class B Note is not and will not be in an amount that is less than the Minimum Denomination (which for this purpose includes a lesser denomination if such denomination is solely a result of a reduction of principal due to payments made in accordance with this Indenture), and it does not and will not hold any beneficial interest in any Class B Note on behalf of any person whose beneficial interest in any Class B Note is in an amount that is less than the Minimum Denomination. It will not sell, transfer, assign, participate, pledge or otherwise dispose of any beneficial interest in any Class B Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class B Note, in each case, if the effect of doing so would be that the beneficial interest of any person in any Class B Note would be in an amount that is less than the Minimum Denomination.
(v)It will not transfer any beneficial interest in any Class B Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest will have executed and delivered to the Issuer, the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a transferee certification as required in the form of Exhibit E hereto.
(vi)It will not enter into any financial instrument the payment on which, or the value of which, is determined in whole or in part by reference to an interest in any Class B Note (including the amount of payments on any Class B Note, the value of any Class B Note or any contract that otherwise is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations).
(vii)It will not use any Class B Note as collateral for the issuance of any securities that could cause the Issuer to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
(viii)It will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.
(ix)It will treat each Class B Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to any Class B Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that each Class B Note is indebtedness unless otherwise required by Applicable Law.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(x)It acknowledges that the Issuer may prohibit any transfer of any Class B Note if it reasonably believes that such transfer would violate any of these representations, warranties, and covenants.
(xi)It acknowledges that the Originator, the Indenture Trustee, the Note Registrar, the Issuer and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if it becomes aware that any of the foregoing are no longer accurate, it will notify the Issuer.
The Indenture Trustee shall maintain a file of all such transferee certifications delivered to it and shall make such transferee certifications available to the Issuer upon request. The Issuer may refuse to recognize, and treat as void ab initio, any transfer of a Class B Note that it reasonably believes would violate any of the foregoing representations, warranties, and covenants.
Section 2.09Mutilated, Destroyed, Lost or Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by the Indenture Trustee to hold each of the Issuer and the Indenture Trustee harmless, then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver upon an Issuer Order, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and Class and principal balance bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become subject to receipt of payment in full, instead of issuing a new Note, the Indenture Trustee may make a payment with respect to such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such new Note or payment with respect to a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such new Note was issued presents for receipt of payments such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such new Note (or such payment) from the Person to whom it was delivered or any Person taking such new Note from such Person, except a protected purchaser, and each of the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage or cost incurred by the Issuer or the Indenture Trustee in connection therewith.
(b)Upon the issuance of any new Note under this Section 2.09, the Issuer or the Indenture Trustee may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto.
(c)Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not such destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(d)The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment with respect to mutilated, destroyed, lost or stolen Notes.
Section 2.10Persons Deemed Noteholders. Before due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments with respect to principal and interest on such Note and (b) on any date for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by any notice to the contrary.
Section 2.11Cancellation of Notes. All Definitive Notes surrendered for payment, registration of transfer, exchange or prepayment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11 except as expressly permitted by this Indenture. All canceled Notes shall be held and disposed of by the Indenture Trustee in accordance with its standard retention and disposal policy.
Section 2.12Conditions to Closing. The Notes shall be executed, authenticated and delivered on the Closing Date in accordance with Section 2.05 and, upon receipt by the Indenture Trustee of the following:
(a)an Issuer Order authorizing the authentication and delivery of such Notes by the Indenture Trustee;
(b)the original Notes executed by the Issuer and true and correct copies of the Transaction Documents;
(c)Opinions of Counsel addressed to the Indenture Trustee, the Initial Purchasers and the Rating Agency in form and substance satisfactory to the Initial Purchasers and the Rating Agency addressing corporate, security interest, bankruptcy and other matters;
(d)an Officer's Certificate of an Authorized Officer of the Issuer, stating that:
(i)all representations and warranties of the Issuer contained in the Transaction Documents are true and correct and no defaults exist under the Transaction Documents;
(ii)the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, this Indenture or any other Transaction Document, the Issuer Operating Agreement or any other constituent documents of the Issuer or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been fully satisfied; and
(iii)the conditions precedent described in this Indenture and in the other Transaction Documents, if any, have been satisfied;
(e)an Officer's Certificate dated as of the Closing Date, of an Authorized Officer of Sunnova Intermediate Holdings that:
(i)Sunnova Intermediate Holdings is not in default under any of the Transaction Documents to which it is a party, and the transfer of the Conveyed Property by it will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, its organizational documents or any other constituent documents of it or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject;
(ii)all representations and warranties of it contained in each of the Transaction Documents to which it is a party are true and correct on and as of the Closing Date, as though made on and as of the Closing Date; and
(iii)all conditions precedent set forth in Section 2.12 and in the other Transaction Documents have been satisfied;
(f)an Officer's Certificate dated as of the Closing Date, of an Authorized Officer of Sunnova ABS Holdings V that:
(i)Sunnova ABS Holdings V is not in default under any of the Transaction Documents to which it is a party, and the transfer of the Conveyed Property by it will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, its organizational documents or any other constituent documents of it or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject;
(ii)all representations and warranties of it contained in each of the Transaction Documents to which it is a party are true and correct on and as of the Closing Date, as though made on and as of the Closing Date; and
(iii)all conditions precedent set forth in Section 2.12 and in the other Transaction Documents have been satisfied;
(g)an Officer's Certificate dated as of the Closing Date, of an Authorized Officer of the Depositor that:
(i)the Depositor is not in default under any of the Transaction Documents to which it is a party, and the transfer of the Conveyed Property by it and the simultaneous Grant of the Trust Estate to the Indenture Trustee by the Issuer will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, its organizational documents

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

or any other constituent documents of it or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject;
(ii)all representations and warranties of it on and as of the Closing Date, as though made on and as of the Closing Date contained in each of the Transaction Documents to which it is a party are true and correct; and
(iii)all conditions precedent set forth in Section 2.12 and in the other Transaction Documents have been satisfied;
(h)an Officer's Certificate dated as of the Closing Date, of an Authorized Officer of Sunnova Management that:
(i)Sunnova Management is not in default under any of the Transaction Documents to which it is a party, and the performance by Sunnova Management under the Transaction Documents to which it is a party, will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, its organizational documents or any other constituent documents of it or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject;
(ii)all representations and warranties of it contained in each of the Transaction Documents to which it is a party are true and correct on and as of the Closing Date, as though made on and as of the Closing Date; and
(iii)all conditions precedent set forth in Section 2.12 and in the other Transaction Documents have been satisfied;
(i)an Officer's Certificate dated as of the Closing Date, of an Authorized Officer of Sunnova Energy that:
(i)Sunnova Energy is not in default under any of the Transaction Documents to which it is a party, and the performance by Sunnova Energy under the Transaction Documents to which it is a party, will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, its organizational documents or any other constituent documents of it or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject;
(ii)all representations and warranties of it contained in each of the Transaction Documents to which it is a party are true and correct on and as of the Closing Date, as though made on and as of the Closing Date; and
(iii)all conditions precedent set forth in Section 2.12 and in the other Transaction Documents have been satisfied;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(j)a Secretary's Certificate dated as of the Closing Date of each of Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, Sunnova Management, the Depositor and the Issuer regarding certain organizational matters and the incumbency of the signatures of Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, Sunnova Management, the Depositor and the Issuer;
(k)the assignment to Sunnova ABS Holdings V by Sunnova Intermediate Holdings of its right, title and interest in the Solar Loans, the assignment to the Depositor by Sunnova ABS Holdings V of its right, title and interest in the Solar Loans and the assignment to the Issuer by the Depositor of its right, title and interest in the Solar Loans, each pursuant to the Contribution Agreement duly executed by Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor and the Issuer;
(l)presentment of all applicable UCC termination statements or partial releases (collectively, the "Termination Statements") terminating the Liens of creditors of Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor, any of their Affiliates or any other Person with respect to any part of the Trust Estate (except as expressly contemplated by the Transaction Documents) and the Financing Statements (which shall constitute all of the Perfection UCCs with respect to the Closing Date) to the proper Person for filing to perfect the Indenture Trustee's first priority Lien on the Trust Estate, subject to Permitted Liens;
(m)evidence that the Indenture Trustee has established the Collection Account, the Reserve Account, the Prefunding Account, the Equipment Replacement Reserve Account, the Section 25D Interest Account and the Capitalized Interest Account;
(n)evidence that Sunnova Energy has established the Obligor Security Deposit Account;
(o)delivery by the Custodian to the Issuer and the Indenture Trustee of an executed Closing Date Certification;
(p)delivery by the Rating Agency to the Issuer and the Indenture Trustee of its rating letter assigning a rating to the Class A Notes of at least "A-(sf)" and to the Class B Notes of at least "BB-(sf)";
(q)the Servicer shall have deposited or shall have caused to be deposited all amounts received in respect of the Solar Loans since the Initial Cut-Off Date into the Collection Account (other than Obligor Security Deposits received from an Obligor, which will be deposited by the Servicer into the Obligor Security Deposit Account);
(r)the Reserve Account Required Balance shall have been deposited into the Reserve Account;
(s)the Section 25D Account Required Amount as of the Closing Date shall have been deposited into the Section 25D Interest Account;
(t)the Prefunding Account Initial Deposit shall have been deposited into the Prefunding Account;
(u)the Capitalized Interest Account Deposit shall have been deposited into the Capitalized Interest Account; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(v)any other certificate, document or instrument reasonably requested by the Initial Purchasers or the Indenture Trustee.
Section 2.13Definitive Notes. The Notes will be issued as Definitive Notes, rather than to DTC or its nominee, only if (a) the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as the Securities Depository with respect to any or all of the Notes or (b) at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, as required, and in either case a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be. Upon the occurrence of any of the events described in the immediately preceding paragraph, the Issuer will issue the Notes of each Class in the form of Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders of each such Class under this Indenture. In connection with any proposed transfer outside the book entry system or exchange of beneficial interest in a Note for Notes in definitive registered form, the Issuer shall be required to provide or cause to be provided to the Indenture Trustee all information reasonably available to it that is reasonably requested by the Indenture Trustee and is otherwise necessary to allow the Indenture Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Indenture Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. The Indenture Trustee shall not have any responsibility or liability for any actions taken or not taken by DTC.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 2.14Access to List of Noteholders' Names and Addresses. The Indenture Trustee shall furnish or cause to be furnished to the Servicer within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Noteholders as of the most recent Record Date.
Section 2.15Recharacterized Notes. Notwithstanding anything to the contrary herein, if (1) any taxing authority asserts that any of the Notes are not properly classifiable as indebtedness for income Tax purposes ("Recharacterized Notes") and (2) either (A) the Issuer determines that it will not challenge the assertion of such taxing authority or (B) any such challenge is unsuccessful, the Issuer and the Noteholders agree that (i) the Holders of the Recharacterized Notes shall be treated for all income Tax purposes as partners of a partnership from the issuance of the Notes, (ii) payments on the Recharacterized Notes shall be treated as "guaranteed payments" under Section 707 of the Code and (iii) all items of taxable income, gain, loss, deduction, or credit of the partnership for such taxable year and any separately allocable items thereof shall be allocated to the member(s) of the Issuer under the Issuer Operating Agreement. In the event it is determined that payments on the Recharacterized Notes are not properly treated as "guaranteed payments" in accordance with clause (ii) of the preceding sentence, then, prior to the application of clause (iii) of the preceding sentence, taxable income or items of gross income of the partnership for each taxable year of the partnership, in an amount corresponding to the aggregate distributions of interest to the Holders of Recharacterized Notes made pursuant to the terms of this Indenture during such taxable year, shall be specially allocated to the Holders of the Recharacterized Notes pro rata in the proportion that the amount of distributions received by each such Holder during such taxable year bears to the aggregate amount of distributions of interest received by all Holders of Recharacterized Notes pursuant to the terms of this Indenture during such taxable year; provided, that to the extent that distributions of interest to the Holders of Recharacterized Notes pursuant to the terms of this Indenture during any taxable year exceed the taxable income or gross income of the partnership during such taxable year, the amount of such excess shall be specially allocated to such Holders in accordance with the preceding provisions of this Section 2.15 in any subsequent taxable year or years of the partnership to the extent of the taxable income or gross income of the partnership in such subsequent taxable year or years. The foregoing provisions of this Section 2.15 are intended to comply with the requirements of Section 704 of the Code and the Treasury Regulations promulgated thereunder, including, without limitation, the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and the partner minimum gain chargeback provisions of Treasury Regulation Section 1.704-2, and shall be interpreted and applied in a manner consistent therewith.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 2.16Funding Events. (a) The Issuer may acquire Solar Loans during the Prefunding Period only upon the satisfaction of the following conditions:
(i)On or prior to each Transfer Date, the Issuer shall have delivered, or caused to be delivered, to the Indenture Trustee, the following:
(A)a duly executed Subsequent Solar Loan Assignment with respect to the related Subsequent Solar Loans;
(B)an executed Prefunding Notice in the form of Exhibit G relating to such Subsequent Solar Loan Transfer together with an electronic transmission of an updated Schedule of Solar Loans in a format acceptable to the Indenture Trustee shall have been delivered at least five Business Days prior to such Transfer Date; and
(C)a Prefunding Certificate in the form of Exhibit F executed by an Authorized Officer of the Issuer relating to such Subsequent Solar Loan Transfer attaching an updated Schedule of Solar Loans.
(ii)On or prior to each Transfer Date, the Custodian shall have delivered to the Issuer and the Indenture Trustee an executed Transfer Date Certification.
(iii)No Event of Default shall have occurred and be continuing or would be caused by such Subsequent Solar Loan Transfer.
(iv)The Servicer shall have deposited in the Collection Account all collections received by the Servicer in respect of the related Subsequent Solar Loans since the related Cut-Off Date (other than Obligor Security Deposits received from an Obligor, which will be deposited by the Servicer into the Obligor Security Deposit Account).
(v)The Prefunding Period Termination Date shall not have occurred.
(vi)The Issuer shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer and the Indenture Trustee in the Trust Estate (including the related Subsequent Solar Loans and any rights related thereto).
(vii)If the Reserve Account Required Balance exceeds the amount on deposit in the Reserve Account as of such Transfer Date, an amount equal to such difference shall have been deposited into the Reserve Account.
(viii)The Section 25D Account Required Amount, if any, for each related Subsequent Solar Loan shall have been deposited into the Section 25D Interest Account.
(b)Upon receipt of a Prefunding Notice, the Indenture Trustee shall withdraw funds from the Prefunding Account an amount equal to the Acquisition Price of the Subsequent Solar Loans acquired on such Transfer Date and shall forward such funds to or at the direction of the Depositor on such Transfer Date, in cash by federal wire transfer funds, pursuant to the written directions provided to the Indenture Trustee in the Prefunding Notice.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Article III.

Covenants; Collateral; Representations; Warranties

Section 3.01Performance of Obligations. (a) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations in any Transaction Document or under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as permitted by, or expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.
(b)To the extent consistent with the Issuer Operating Agreement, the Issuer may contract with other Persons to assist it in performing its duties hereunder, and any performance of such duties shall be deemed to be action taken by the Issuer. To the extent that the Issuer contracts with other Persons which include or may include the furnishing of reports, notices or correspondence to the Indenture Trustee, the Issuer shall identify such Persons in a written notice to the Indenture Trustee.
(c)The Issuer shall and shall require that the Depositor, Sunnova Intermediate Holdings and Sunnova ABS Holdings V characterize (i) each transfer of the Conveyed Property by Sunnova Intermediate Holdings to Sunnova ABS Holdings V, each transfer of the Conveyed Property by Sunnova ABS Holdings V to the Depositor and each transfer of the Conveyed Property by the Depositor to the Issuer pursuant to the Contribution Agreement as an absolute transfer for legal purposes, (ii) the Grant of the Trust Estate by the Issuer under this Indenture as a pledge for financial accounting purposes, and (iii) the Notes as indebtedness for U.S. federal income tax purposes (unless otherwise required by Applicable Law) and for financial accounting purposes. In this regard, the financial statements of SEI and its consolidated subsidiaries will show the Solar Loans as owned by the consolidated group and the Notes as indebtedness of the consolidated group (and will contain appropriate footnotes stating that the assets of the Issuer will not be available to creditors of SEI, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor or any other Person), and the U.S. federal income Tax Returns of SEI and its consolidated subsidiaries that are regarded entities for U.S. federal income tax purposes will indicate that the Notes are indebtedness unless otherwise required by Applicable Law. The Issuer will cause Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V and the Depositor to file all required Tax Returns and associated forms, reports, schedules and supplements thereto in a manner consistent with such characterizations unless otherwise required by Applicable Law.
(d)The Issuer covenants to pay, or cause to be paid, all Taxes or other similar charges levied by any governmental authority with regard to the Trust Estate, except to the extent that the validity or amount of such Taxes is contested in good faith, via appropriate Proceedings and with adequate reserves established and maintained therefor in accordance with GAAP.
(e)The Issuer hereby assumes liability for all liabilities associated with the Trust Estate or created under this Indenture, including but not limited to any obligation arising from the breach or inaccuracy of any representation, warranty or covenant of the Issuer set forth herein except as provided in the Transaction Documents. Notwithstanding the foregoing, the Issuer has and shall have no liability with respect to the payment of principal and interest on the Notes, except as otherwise provided in this Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(f)The Issuer will perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee (acting at the direction of the Majority Noteholders of the Controlling Class).
(g)If an Event of Default or Manager Termination Event shall arise from the failure of the Manager to perform any of its duties or obligations under the Management Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including appointing a replacement Manager pursuant to the terms of the Management Agreement.
(h)If an Event of Default or Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including appointing a replacement Servicer pursuant to the terms of the Servicing Agreement.
(i)The Issuer, or the Servicer on behalf of the Issuer, will supply to the Indenture Trustee for further distribution to the Noteholders, at the time and in the manner required by applicable Treasury Regulations, and to the extent required by applicable Treasury Regulations, information with respect to any original issue discount accruing on the Notes.
(j)The Issuer agrees to promptly notify the Indenture Trustee in writing, such notice to be made available to the Noteholders, if it obtains actual knowledge that any Electronic Vault is terminated or the underlying control arrangements for any Electronic Vault are changed in any manner that could reasonably be expected to be adverse to the Noteholders and if any authoritative electronic copies of Solar Loans stored therein are no longer held within an Electronic Vault or are otherwise removed from an Electronic Vault.
Section 3.02Negative Covenants. In addition to the restrictions and prohibitions set forth in Sections 3.04 and 3.10 and elsewhere herein, the Issuer will not:
(a)sell, transfer, exchange or otherwise dispose of any portion of its interest in the Trust Estate except as expressly permitted by this Indenture or the Transaction Documents;
(b)permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby or under any other Transaction Document;
(c)create, incur or suffer, or permit to be created or incurred or to exist any Lien on any of the Trust Estate or (ii) permit the Lien created by this Indenture not to constitute a valid first priority, perfected Lien on the Trust Estate, in each case subject to Permitted Liens;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(d)take any action or fail to take any action which action or failure to act may cause the Issuer to become classified as an association, a publicly traded partnership or a taxable mortgage pool that is taxable as a corporation for U.S. federal income tax purposes; or
(e)act in violation of its organization documents.
Section 3.03Money for Note Payments. (a) All payments with respect to any Notes which are to be made from amounts withdrawn from the Collection Account pursuant to the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from an Account for payments with respect to the Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 and Article V.
(b)When the Indenture Trustee is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish, with respect to Global Notes, on each Record Date, and with respect to Definitive Notes, no later than the fifth calendar day after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders and of the number of individual Notes and the Outstanding Note Balance held by each such Noteholder.
(c)Any money held by the Indenture Trustee in trust for the payment of any amount distributable but unclaimed with respect to any Note shall be held in a non-interest bearing trust account, and if the same remains unclaimed for two years after such amount has become due to such Noteholder, such money shall be discharged from such trust and paid to the Issuer upon an Issuer Order without any further action by any Person; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for prepayment or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, at the last address of record for each such Noteholder).
Section 3.04Restriction of Issuer Activities. Until the date that is 365 days after the Termination Date, the Issuer will not on or after the date of execution of this Indenture:
(a)engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of, owning and Granting the Trust Estate to the Indenture Trustee for the benefit of the Noteholders, or contemplated hereby, in the Transaction Documents and the Issuer Operating Agreement;
(b)incur any indebtedness secured in any manner by, or having any claim against, the Trust Estate or the Issuer other than indebtedness arising hereunder and in connection with the Transaction Documents and as otherwise expressly permitted in a Transaction Document;
(c)incur any other indebtedness except as permitted in the Issuer Operating Agreement;
(d)amend, or propose to the member of the Depositor for their consent any amendment of, the Issuer Operating Agreement (or, if the Issuer shall be a successor to the Person named as the Issuer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

in the first paragraph of this Indenture, amend, consent to amendment or propose any amendment of, the governing instruments of such successor), without giving notice thereof in writing, 30 days prior to the date on which such amendment is to become effective, to the Rating Agency;
(e)except as otherwise expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate;
(f)claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the Taxes levied or assessed upon any part of the Trust Estate;
(g)permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;
(h)permit the Lien of this Indenture not to constitute a valid perfected first priority (other than with respect to a Permitted Lien) Lien on the Trust Estate; or
(i)dissolve, liquidate, merge or consolidate with any other Person, other than in compliance with Section 3.10 if any Notes are Outstanding.
Section 3.05Protection of Trust Estate. (a) The Issuer intends the Lien Granted pursuant to this Indenture in favor of the Indenture Trustee for the benefit of the Noteholders to be prior to all other Liens in respect of the Trust Estate, subject to Permitted Liens, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee and the Noteholders, a first priority, perfected Lien on the Trust Estate, subject to Permitted Liens. Subject to Section 3.05(f), the Issuer will from time to time prepare, execute (or authorize the filing of) and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:
(i)provide further assurance with respect to such Grant and/or Grant more effectively all or any portion of the Trust Estate;
(ii)(A) maintain and preserve the Lien (and the priority thereof) in favor of the Indenture Trustee created by this Indenture and (B) enforce the terms and provisions of this Indenture or carry out more effectively the purposes hereof;
(iii)perfect or protect the validity of, any Grant made or to be made by this Indenture;
(iv)enforce its rights under the Transaction Documents; or
(v)preserve and defend title to any asset included in the Trust Estate and the rights of the Indenture Trustee and of the Noteholders in the Trust Estate against the claims of all Persons.
The Issuer shall deliver or cause to be delivered to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

following such recording, registration or filing. The Issuer shall cooperate fully with the Indenture Trustee in connection with the obligations set forth above and will execute (or authorize the filing of) any and all documents reasonably required to fulfill the intent of this Section 3.05.
(b)The Issuer hereby irrevocably appoints the Indenture Trustee as its agent and attorney-in-fact (such appointment being coupled with an interest) to execute, or authorize the filing of, upon the Issuer's failure to do so, any financing statement or continuation statement required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create any duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants; and provided further, that the Indenture Trustee shall only be obligated to execute or authorize such financing statement or continuation statement upon written direction of the Servicer and upon written notice to a Responsible Officer of the Indenture Trustee of the failure of the Issuer to comply with the provisions of Section 3.05(a); shall not be required to pay any fees, Taxes or other governmental charges in connection therewith; and shall not be required to prepare any financing statement or continuation statement required pursuant to this Section 3.05 (which shall in each case be prepared by the Issuer or the Servicer). The Issuer shall cooperate with the Servicer and provide to the Servicer any information, documents or instruments with respect to such financing statement or continuation statement that the Servicer may reasonably require. Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the Notes, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents or any financing statement or continuation statement for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, for monitoring the status of any lien or performance of the collateral or for the accuracy or sufficiency of any financing statement or continuation statement prepared for its execution or authorization hereunder.
(c)Except as necessary or advisable in connection with the fulfillment by the Indenture Trustee of its duties and obligations described herein or in any other Transaction Document, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held as described in the most recent Opinion of Counsel that was delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.12(c), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the Lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.
(d)No later than 30 days prior to any of Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor or the Issuer making any change in its or their name, identity, jurisdiction of organization or structure which would make any financing statement or continuation statement filed in accordance with Section 3.05(a) above seriously misleading within the meaning of Section 9-506 of the UCC as in effect in New York or wherever else necessary or appropriate under Applicable Law, or otherwise impair the perfection of the Lien on the Trust Estate, the Issuer shall give or cause to be given to the Indenture Trustee written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's Lien on the Trust Estate. None of Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor or the Issuer shall become or seek to become organized under the laws of more than one jurisdiction.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(e)The Issuer shall give the Indenture Trustee written notice at least 30 days prior to any relocation of Sunnova Intermediate Holdings', Sunnova ABS Holdings V's, the Depositor's or the Issuer's respective principal executive office or jurisdiction of organization and whether, as a result of such relocation, the applicable provisions of relevant law or the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's Lien on the Trust Estate. The Issuer shall at all times maintain its principal executive office and jurisdiction of organization within the United States of America.
(f)Notwithstanding anything to the contrary in this Section 3.05 or otherwise in this Indenture, UCC Fixture Filings will be maintained in the name of the initial Servicer, as secured party, on behalf of the Issuer and the Indenture Trustee. A UCC Fixture Filing may, or at the direction of the Issuer or the Servicer shall, be released by the secured party in connection with an Obligor refinancing transaction or sale of the related home, so long as the Servicer re-files the UCC Fixture Filing within 10 Business Days of obtaining knowledge of, but no later than 45 calendar days of, the closing of such refinancing or sale (if applicable). Following an Event of Default or the removal of Sunnova Management as Servicer following a Servicer Termination Event, the Servicer shall cause each UCC Fixture Filing to be assigned to the Indenture Trustee as secured party. To the extent the Servicer fails to do so, the Indenture Trustee is authorized to do so, but only if the Indenture Trustee is given a written direction or an Opinion of Counsel specifying the jurisdictions in which such filings shall be made and attaching copies of the applicable assignments of the UCC Fixture Filings to be filed by the Indenture Trustee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 3.06Opinions and Officer’s Certificate as to Trust Estate. (a) On the Closing Date and, if requested by the Indenture Trustee on the date of each supplemental indenture hereto, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording and filing of the requisite documents (except as set forth in Section 3.05(f) and assuming the filing of any required financing statements and continuation statements) as are necessary to perfect and make effective the Lien on the Trust Estate in favor of the Indenture Trustee for the benefit of the Noteholders, created by this Indenture, subject to Permitted Liens, and reciting the details of such action or (ii) no such action is necessary to make such Lien effective.
(b)On or before the thirtieth day prior to the fifth anniversary of the Closing Date and every five years thereafter until the earlier of the Rated Final Maturity or the Termination Date, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate either stating that, (i) such action has been taken with respect to the recording, filing, re-recording and re-filing of the requisite documents, except as set forth in Section 3.05(f), including the filing of any financing statements and continuation statements as is necessary to maintain the Lien created by this Indenture with respect to the Trust Estate and reciting the details of such action or (ii) no such action is necessary to maintain such Lien. The Issuer shall also provide the Indenture Trustee with a file stamped copy of any document or instrument filed as described in such Officer’s Certificate contemporaneously with the delivery of such Officer’s Certificate. Such Officer’s Certificate shall also describe the recording, filing, re-recording and re-filing of the requisite documents, except as set forth in Section 3.05(f), including the filing of any financing statements and continuation statements that will be required to maintain the Lien of this Indenture with respect to the Trust Estate. If the Officer’s Certificate delivered to the Indenture Trustee hereunder specifies future action to be taken by the Issuer, the Issuer shall furnish a further Officer’s Certificate no later than the time so specified in such former Officer’s Certificate to the extent required by this Section 3.06.
Section 3.07Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, the Rating Agency and the Initial Purchasers, within 120 days after the end of each calendar year (beginning with calendar year 2021), an Officer's Certificate of the Issuer stating, as to the signer thereof, that, (a) a review of the activities of the Issuer during the preceding calendar year and of its performance under this Indenture has been made under such officer's supervision, (b) to the best of such officer's knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued, and (c) to the best of such officer's knowledge, based on such review, no event has occurred and has been waived which is, or after notice or lapse of time or both would become, an Event of Default hereunder or, if such an event has occurred and has not been waived, specifying each such event known to him or her and the nature and status thereof and remedies therefor being pursued.
Section 3.08Schedule of Solar Loans. Upon any acquisition of Subsequent Solar Loans or Qualified Substitute Solar Loans, the Issuer shall cause the Servicer to update the Schedule of Solar Loans to add such Subsequent Solar Loans or Qualified Substitute Solar Loans to the Schedule of Solar Loans and deliver such updated Schedule of Solar Loans to the Indenture Trustee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 3.09Recording. The Issuer will, upon the Closing Date and thereafter from time to time, prepare and cause financing statements and such other instruments as may be required with respect thereto, including without limitation, the Financing Statements to be filed, registered and recorded as may be required by present or future law (with file stamped copies thereof delivered to the Indenture Trustee) to create, perfect and protect the Lien hereof upon the Trust Estate, and protect the validity of this Indenture. The Issuer shall, from time to time, perform or cause to be performed any other act as required by law and shall execute (or authorize, as applicable) or cause to be executed (or authorized, as applicable) any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents with file stamped copies thereof delivered to the Indenture Trustee) that are necessary or reasonably requested by the Indenture Trustee for such creation, perfection and protection. The Issuer shall pay, or shall cause to be paid, all filing, registration and recording taxes and fees incident thereto, and all expenses, Taxes and other governmental charges incident to or in connection with the preparation, execution, authorization, delivery or acknowledgment of the recordable documents, any instruments of further assurance, and the Notes.
Section 3.10Agreements Not to Institute Bankruptcy Proceedings; Additional Covenants. (a) The Issuer shall only voluntarily institute any Proceedings to adjudicate the Issuer as bankrupt or insolvent, consent to the institution of bankruptcy or insolvency Proceedings against the Issuer, file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Issuer, in accordance with the terms of the Issuer Operating Agreement.
(b)So long as any of the Notes are Outstanding:
(i)The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each asset included in the Trust Estate.
(ii)The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (A) the entity (if other than the Issuer) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety, shall be organized and existing under the laws of the United States of America or any State thereof as a special purpose bankruptcy remote entity, and shall expressly assume in form satisfactory to the Rating Agency the obligation to make due and punctual payments of principal and interest on the Notes then Outstanding and the performance of every covenant on the part of the Issuer to be performed or observed pursuant to this Indenture, (B) immediately after giving effect to such transaction, no Default or Event of Default under this Indenture shall have occurred and be continuing, (C) the Issuer shall have delivered to the Rating Agency and the Indenture Trustee an Officer's Certificate of the Issuer and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Indenture and (D) the Issuer shall have given prior written notice of such consolidation or merger to the Rating Agency.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(iii)The funds and other assets of the Issuer shall not be commingled with those of any other Person except to the extent expressly permitted under the Transaction Documents.
(iv)The Issuer shall not be, become or hold itself out as being liable for the debts of any other Person.
(v)The Issuer shall not form, or cause to be formed, any subsidiaries.
(vi)The Issuer shall act solely in its own name and through its Authorized Officers or duly authorized agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Issuer shall not have any employees other than the Authorized Officers of the Issuer.
(vii)The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Issuer Operating Agreement.
(viii)All actions of the Issuer shall be taken by an Authorized Officer of the Issuer (or any Person acting on behalf of the Issuer).
(ix)The Issuer shall not amend its certificate of formation (except as required under Delaware law) or the Issuer Operating Agreement, without first giving prior written notice of such amendment to the Rating Agency (a copy of which shall be provided to the Indenture Trustee).
(x)The Issuer maintains and will maintain the formalities of the form of its organization.
(xi)The annual financial statements of SEI and its consolidated subsidiaries will disclose the effects of the transactions contemplated by the Transaction Documents in accordance with GAAP. Any consolidated financial statements which consolidate the assets and earnings of SEI, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor with those of the Issuer will contain a footnote to the effect that the assets of the Issuer will not be available to creditors of SEI, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor or any other Person other than creditors of the Issuer. The financial statements of the Issuer, if any, will disclose that the assets of SEI, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V and the Depositor are not available to pay creditors of the Issuer.
(xii)Other than certain costs and expenses related to the issuance of the Notes and pursuant to the Performance Guaranty, none of Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor shall pay the Issuer's expenses, guarantee the Issuer's obligations or advance funds to the Issuer for payment of expenses except for costs and expenses for which Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or Depositor is required to make payments, in which case the Issuer will reimburse such Person for such payment.
(xiii)All business correspondences of the Issuer are and will be conducted in the Issuer's own name.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(xiv)Other than as contemplated by the Transaction Documents, none of Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor acts or will act as agent of the Issuer and the Issuer does not and will not act as agent of Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor.
(xv)[Reserved].
(xvi)The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) to acquire capital assets (either realty or personalty) other than pursuant to the Contribution Agreement.
(xvii)The Issuer shall comply with the requirements of all Applicable Laws, the non-compliance with which would have a Material Adverse Effect with respect to the Issuer.
(xviii)The Issuer shall not, directly or indirectly, (A) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (B) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (C) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Depositor as permitted by, and to the extent funds are available for such purpose under, this Indenture and the other Transaction Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account or any other Account except in accordance with this Indenture and the other Transaction Documents.
Section 3.11Providing of Notice. (a) The Issuer, upon learning of any failure on the part of Sunnova Energy, Sunnova Management, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor to observe or perform in any material respect any covenant, representation or warranty set forth in the Contribution Agreement, the Performance Guaranty, the Management Agreement, the Servicing Agreement or any other Transaction Document to which it is a party, as applicable, or upon learning of any Default, Event of Default, Manager Termination Event or Servicer Termination Event, shall promptly notify, in writing, the Indenture Trustee, the Depositor, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, Sunnova Management or Sunnova Energy, as applicable, of such failure or Default, Event of Default, Manager Termination Event or Servicer Termination Event.
(b)The Indenture Trustee, upon receiving written notice from the Issuer of the Performance Guarantor's failure to perform any covenant or obligation of the Performance Guarantor set forth in the Performance Guaranty, shall promptly notify, in writing, the Performance Guarantor of such failure.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 3.12Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Indenture Trustee and the Noteholders that as of the Closing Date and each Transfer Date:
(a)The Issuer is duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party and to perform the terms and provisions hereof and thereof; the Issuer is duly qualified to do business as a foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Issuer, the Trust Estate, the Noteholders or the Conveyed Property.
(b)All necessary action has been taken by the Issuer to authorize the Issuer, and the Issuer has full power and authority, to execute, deliver and perform its obligations under this Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party, and no consent or approval of any Person is required for the execution, delivery or performance by the Issuer of this Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party except for any consent or approval that has previously been obtained.
(c)This Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party have been duly executed and delivered, and the execution and delivery of this Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party by the Issuer and its performance and compliance with the terms hereof and thereof will not violate its certificate of formation or the Issuer Operating Agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract or any other material agreement or instrument (including, without limitation, the Transaction Documents) to which the Issuer is a party or which may be applicable to the Issuer or any of its assets.
(d)This Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party constitute valid, legal and binding obligations of the Issuer, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).
(e)The Issuer is not in violation of, and the execution, delivery and performance of this Indenture, the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party by the Issuer will not constitute a violation with respect to, any order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency, which violation might have consequences that would have a Material Adverse Effect with respect to the Issuer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(f)No Proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Issuer's knowledge, threatened in writing against or contemplated by the Issuer which would have a Material Adverse Effect with respect to the Issuer.
(g)Each of the representations and warranties of the Issuer set forth in the Management Agreement, the Servicing Agreement, the Contribution Agreement, the Issuer Operating Agreement and each other Transaction Document to which it is a party is, as of the Closing Date, and will be, as of each Transfer Date during the Prefunding Period, true and correct in all material respects.
(h)The Issuer has not incurred debt or engaged in activities not related to the transactions contemplated hereunder or under the Transaction Documents except as permitted by the Issuer Operating Agreement or Section 3.04.
(i)The Issuer is not insolvent and did not become insolvent as a result of the Grant pursuant to this Indenture; the Issuer is not engaged and is not about to engage in any business or transaction for which any property remaining with the Issuer is unreasonably small capital or for which the remaining assets of the Issuer are unreasonably small in relation to the business of the Issuer or the transaction; the Issuer does not intend to incur, and does not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and the Issuer has not made a transfer or incurred an obligation and does not intend to make such a transfer or incur such an obligation with actual intent to hinder, delay or defraud any entity to which the Issuer was or became, on or after the date that such transfer was made or such obligation was incurred, indebted.
(j)(i) Each transfer of the Conveyed Property by the Depositor to the Issuer pursuant to the Contribution Agreement is an absolute transfer for legal purposes, (ii) the Grant of the Trust Estate by the Issuer pursuant to the terms of this Indenture is a pledge for financial accounting purposes, and (iii) the Notes will be treated by the Issuer as indebtedness for U.S. federal income tax purposes. In this regard, (i) the financial statements of SEI and its consolidated subsidiaries will show (A) that the Conveyed Property is owned by such consolidated group and (B) that the Notes are indebtedness of the consolidated group (and will contain appropriate footnotes describing that the assets of the Issuer will not be available to creditors of SEI, Sunnova Energy, Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor or any other Person other than creditors of the Issuer), and (ii) the U.S. federal income Tax Returns of SEI and its consolidated subsidiaries that are regarded entities for U.S. federal income tax purposes will indicate that the Notes are indebtedness.
(k)As of the Initial Cut-Off Date, the Aggregate Solar Loan Balance is at least $[***] and the Aggregate Closing Date Collateral Balance is at least $[***].
(l)The legal name of the Issuer is as set forth in this Indenture; the Issuer has no trade names, fictitious names, assumed names or "doing business as" names.
(m)No item comprising the Conveyed Property has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee; immediately prior to the pledge of the Conveyed Property to the Indenture Trustee pursuant to this Indenture, the Issuer was the sole owner thereof and had good and indefeasible title thereto, free of any Lien other than Permitted Liens.
(n)Upon the filing of the Perfection UCCs in accordance with applicable law, the Indenture Trustee, for the benefit of the Noteholders, shall have a first priority perfected Lien on the Conveyed

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Property and the other items comprising the Trust Estate and in the proceeds thereof, limited with respect to proceeds to the extent set forth in Section 9-315 of the UCC as in effect in the applicable jurisdiction, subject to Permitted Liens. All filings (including, without limitation, UCC filings) and other actions as are necessary in any jurisdiction to provide third parties with notice of and to document the transfer and assignment of the Trust Estate to the Issuer and to give the Indenture Trustee a first priority perfected Lien on the Trust Estate (subject to Permitted Liens), including delivery of the Custodian Files to the Custodian, and the payment of any fees, have been made or, with respect to Termination Statements, will be made within one Business Day of the Closing Date.
(o)None of the absolute transfers of the Conveyed Property by Sunnova Intermediate Holdings to Sunnova ABS Holdings V pursuant to the Contribution Agreement, the absolute transfers of the Conveyed Property by Sunnova ABS Holdings V to the Depositor pursuant to the Contribution Agreement, the absolute transfers of the Conveyed Property by the Depositor to the Issuer pursuant to the Contribution Agreement, or the Grant by the Issuer to the Indenture Trustee pursuant to this Indenture is subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(p)The Issuer is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular will not be, required to register as an "investment company" as such term is defined in the 1940 Act. In making this determination, the Issuer is relying primarily on the exclusion from the definition of "investment company" contained in Section 3(c)(5)(A) of the 1940 Act, although additional exclusions or exemptions may be available to the Issuer at the Closing Date or in the future.
(q)The Issuer is being structured so as not to constitute a "covered fund" for purposes of Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, based on its current interpretations.
(r)The principal place of business and the chief executive office of the Issuer are located in the State of Texas and the jurisdiction of organization of the Issuer is the State of Delaware, and there are no other such locations.
(s)Representations and warranties regarding the Lien and Custodian Files in each case, made as of the Closing Date and each Transfer Date:
(i)    The Grant contained in the "Granting Clause" of this Indenture creates a valid and continuing Lien on the Conveyed Property in favor of the Indenture Trustee, which Lien is prior to all other Liens arising under the UCC (other than Permitted Liens), and is enforceable as such against creditors of the Issuer, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).
(ii)The Issuer has taken all steps necessary to perfect its ownership interest in the Solar Loans.
(iii)The Solar Loan Agreements related to the Solar Loans constitute either "accounts", "chattel paper", "electronic chattel paper", "instruments" or "general intangibles" within the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

meaning of the applicable UCC. The PV Systems and Energy Storage Systems constitute "Equipment" within the meaning of the UCC.
(iv)The Issuer owns and has good and marketable title to the Conveyed Property free and clear of any Lien, claim or encumbrance of any Person, other than Permitted Liens.
(v)The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the Lien on the Conveyed Property granted to the Indenture Trustee hereunder.
(vi)The Issuer has received a Closing Date Certification on the Closing Date and a Transfer Date Certification on each Transfer Date from the Custodian which certifies that the Custodian is holding the Custodian Files that evidence the Solar Loans in the Electronic Vault for the Indenture Trustee for the benefit of the Noteholders.
(vii)Other than Permitted Liens, the Issuer has not pledged, assigned, sold, granted a Lien on, or otherwise conveyed any portion of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any portion of the Trust Estate other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that have been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.
(viii)Except as permitted or required by the Transaction Documents no portion of any Solar Loan Agreement has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for notations relating to Liens released prior to the pledge of the Trust Estate to the Indenture Trustee.
The foregoing representations and warranties in Section 3.12(s)(i) – (viii) shall remain in full force and effect and shall not be waived or amended until the Notes are paid in full or otherwise released or discharged except in accordance with this Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 3.13Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Rating Agency and the Noteholders that as of the Closing Date:
(a)The Indenture Trustee has been duly organized and is validly existing as a national banking association;
(b)The Indenture Trustee has full power and authority and legal right to execute, deliver and perform its obligations under this Indenture and each other Transaction Document to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and each other Transaction Document to which it is a party;
(c)This Indenture and each other Transaction Document to which it is a party have been duly executed and delivered by the Indenture Trustee and constitute the legal, valid, and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, liquidation, moratorium, fraudulent conveyance, or similar laws affecting creditors' or creditors of banks' rights and/or remedies generally or by general principles of equity (regardless of whether such enforcement is sought in a Proceeding in equity or at law);
(d)The execution, delivery and performance of this Indenture and each other Transaction Document to which it is a party by the Indenture Trustee will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency binding on the Indenture Trustee or such of its property which is material to it, which violation might have consequences that would materially and adversely affect the performance of its duties under this Indenture;
(e)The execution, delivery and performance of this Indenture and each other Transaction Document to which it is a party by the Indenture Trustee do not require any approval or consent of any Person, do not conflict with the Articles of Association and Bylaws of the Indenture Trustee, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement applicable to it or such of its property which is material to it; and
(f)No Proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Indenture Trustee's knowledge, threatened against or contemplated by the Indenture Trustee which would have a reasonable likelihood of having an adverse effect on the execution, delivery, performance or enforceability of this Indenture or any other Transaction Document to which it is a party by or against the Indenture Trustee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 3.14Knowledge. Any references herein to the knowledge, discovery or learning of the Issuer, the Servicer, or the Manager shall mean and refer to an Authorized Officer of the Issuer, the Servicer or the Manager, as applicable.
Article IV.

Management, Administration and Servicing of Solar Loans

Section 4.01Management Agreement; Servicing Agreement. (a) The Management Agreement and the Servicing Agreement, duly executed counterparts of which have been received by the Indenture Trustee, set forth the covenants and obligations of the Manager and Servicer, respectively, with respect to the Trust Estate and other matters addressed in the Management Agreement and the Servicing Agreement, and reference is hereby made to the Management Agreement and the Servicing Agreement for a detailed statement of said covenants and obligations of the Manager and the Servicer thereunder. The Issuer agrees that the Indenture Trustee, in its name or (to the extent required by law) in the name of the Issuer, may (but is not, unless so directed and indemnified by the Majority Noteholders of the Controlling Class, required to) enforce all rights of the Issuer under the Management Agreement and the Servicing Agreement for and on behalf of the Noteholders whether or not a Default has occurred and has not been waived.
(b)Promptly following a request from the Indenture Trustee (acting at the direction of the Majority Noteholders of the Controlling Class) to do so, the Issuer shall take all such commercially reasonable lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Manager and the Servicer of each of their respective obligations to the Issuer and with respect to the Trust Estate under or in connection with the Management Agreement and the Servicing Agreement, in accordance with the terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Management Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default on the part of the Manager and the Servicer thereunder and the institution of Proceedings to compel or secure performance by the Manager and the Servicer of each of their respective obligations under the Management Agreement and the Servicing Agreement.
(c)The Issuer shall not waive any default by the Manager under the Management Agreement or by the Servicer under the Servicing Agreement without the written consent of the Indenture Trustee (which shall be given at the written direction of the Majority Noteholders of the Controlling Class).
(d)The Indenture Trustee does not assume any duty or obligation of the Issuer under the Management Agreement or the Servicing Agreement, and the rights given to the Indenture Trustee thereunder are subject to the provisions of Article VII.
(e)The Issuer has not and will not provide any payment instructions to any Obligor that are inconsistent with the Management Agreement or the Servicing Agreement.
(f)With respect to the Servicer's obligations under Section 6.3 of the Servicing Agreement, the Indenture Trustee shall not have any responsibility to the Issuer, the Servicer or any party hereunder

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent Accountant or any Qualified Service Provider by the Servicer; provided, however, that the Indenture Trustee shall be authorized, upon receipt of written direction from the Servicer directing the Indenture Trustee, to execute any acknowledgment or other agreement with the Independent Accountant and any Qualified Service Provider required for the Indenture Trustee to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgement that the Servicer has agreed that the procedures to be performed by the Independent Accountant and any Qualified Service Provider are sufficient for the Issuer's purposes, (ii) acknowledgment that the Indenture Trustee has agreed that the procedures to be performed by the Independent Accountant and any Qualified Service Provider are sufficient for the Indenture Trustee's purposes and that the Indenture Trustee's purposes is limited solely to receipt of the report, (iii) releases by the Indenture Trustee (on behalf of itself and the Noteholders) of claims against the Independent Accountant and any Qualified Service Provider and acknowledgement of other limitations of liability in favor of the Independent Accountant and any Qualified Service Provider, and (iv) restrictions or prohibitions on the disclosure of information or documents provided to it by the Independent Accountant or any Qualified Service Provider (including to the Noteholders). Notwithstanding the foregoing, in no event shall the Indenture Trustee be required to execute any agreement in respect of the Independent Accountant or any Qualified Service Provider that the Indenture Trustee determines adversely affects it in its individual capacity or which is in a form that is not reasonably acceptable to the Indenture Trustee.
(g)In the event such Independent Accountant or any Qualified Service Provider require the Indenture Trustee, the Backup Servicer or the Transition Manager to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to Section 4.01(f), the Servicer shall direct the Indenture Trustee, the Backup Servicer or the Transition Manager in writing to so agree; it being understood and agreed that the Indenture Trustee, the Backup Servicer or the Transition Manager will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee, the Backup Servicer or the Transition Manager has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Indenture Trustee, the Backup Servicer or the Transition Manager shall not be liable for any claims, liabilities or expenses relating to such accountants' engagement or any report issued in connection with such engagement, and the dissemination of any such report is subject to the written consent of the accountants.
Article V.

Accounts, Collections, Payments of Interest
and Principal, Releases, and Statements to Noteholders

Section 5.01Accounts. (a)(i) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Collection Account shall initially be established with the Indenture Trustee.
(ii)On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Eligible Account (the "Equipment Replacement Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Equipment Replacement Reserve Account shall initially be established with the Indenture Trustee.
(iii)On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the " Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Reserve Account shall initially be established with the Indenture Trustee.
(iv)On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the "Section 25D Interest Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Section 25D Interest Account shall initially be established with the Indenture Trustee.
(v)On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the "Prefunding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Prefunding Account shall initially be established with the Indenture Trustee.
(vi)On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the "Capitalized Interest Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Capitalized Interest Account shall initially be established with the Indenture Trustee.
(vii)Sunnova Energy has established and maintains an Eligible Account (the "Obligor Security Deposit Account").
(b)Funds on deposit in the Collection Account, the Equipment Replacement Reserve Account, the Reserve Account, the Prefunding Account, the Section 25D Interest Account and the Capitalized Interest Account shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Noteholders.
(c)All investment earnings of moneys pursuant to Section 5.01(b) deposited into the Collection Account, the Equipment Replacement Reserve Account, the Reserve Account, the Capitalized Interest Account, the Section 25D Interest Account and the Prefunding Account shall be deposited (or caused to be deposited) by the Indenture Trustee into the Collection Account, and any loss resulting from such investments shall be charged to such Account. No investment of any amount held in any of the Collection Account, the Equipment Replacement Reserve Account, the Reserve Account, the Capitalized Interest Account, the Section 25D Interest Account and the Prefunding Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. The Servicer, on behalf of the Issuer, will not direct the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Indenture Trustee to make any investment of any funds held in any of the Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person.
(d)The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.
(e)Funds on deposit in any Account shall remain uninvested if (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in any Account (other than the Lockbox Account) to the Indenture Trustee by 1:00 p.m. Eastern time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on the Business Day on which such investment is to be made; or (ii) based on the actual knowledge of, or receipt of written notice by, a Responsible Officer of the Indenture Trustee, a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied as if there had not been such a declaration.
(f)[Reserved].
(g)(i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (including, without limitation, all investment earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Trust Estate. Except as otherwise provided herein, the Accounts shall be under the control (as defined in Section 9-104 of the UCC to the extent such account is a deposit account and Section 8-106 of the UCC to the extent such account is a securities account) of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Accounts (other than the Lockbox Account) ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which the Rating Agency may consent) establish a new Account as an Eligible Account and shall transfer any cash and/or any investments to such new Account. The Servicer agrees that, in the event that any of the Accounts or the Obligor Security Deposit Account are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Accounts or the Obligor Security Deposit Account ceasing to be an Eligible Account.
(ii)     With respect to the Account Property (other than with respect to the Lockbox Account), the Indenture Trustee agrees that:
(A)any Account Property that is held in deposit accounts shall be held solely in Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;
(B)any Account Property that constitutes physical property shall be delivered to the Indenture Trustee in accordance with paragraph (i)(A) or (i)(B), as applicable, of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee;
(C)any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (i)(C) or (i)(E), as applicable, of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph;
(D)any Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (i)(D) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security;
(E)the Servicer shall have the power, revocable by the Indenture Trustee upon the occurrence of a Servicer Event of Default, to instruct the Indenture Trustee to make withdrawals and payments from the Accounts for the purpose of permitting the Servicer and the Indenture Trustee to carry out their respective duties hereunder; and
(F)any Account held by it hereunder shall be maintained as a "securities account" as defined in the Uniform Commercial Code as in effect in New York (the "New York UCC"), and that it shall be acting as a "securities intermediary" for the Indenture Trustee itself as the "entitlement holder" (as defined in Section 8-102(a)(7) of the New York UCC) with respect to each such Account. The parties hereto agree that each Account shall be governed by the laws of the State of New York, and regardless of any provision in any other agreement, the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the New York UCC) shall be the State of New York. The Indenture Trustee acknowledges and agrees that (1) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC and (2) notwithstanding anything to the contrary, if at any time the Indenture Trustee shall receive any order from the Indenture Trustee (in its capacity as securities intermediary) directing transfer or redemption of any financial asset relating to the Accounts, the Indenture Trustee shall comply with such entitlement order without further consent by the Issuer, or any other person. In the event of any conflict of any provision of this Section 5.01(g)(ii)(F) with any other provision of this Indenture or any other agreement or document, the provisions of this Section 5.01(g)(ii)(F) shall prevail.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 5.02Equipment Replacement Reserve Account. (a)(i) On each Payment Date, to the extent of Available Funds and in accordance with and subject to the Priority of Payments, the Indenture Trustee shall, based on the Monthly Servicer Report, deposit into the Equipment Replacement Reserve Account an amount equal to the Equipment Replacement Reserve Deposit.
(ii)The Indenture Trustee shall, upon receipt of an Officer's Certificate of the Manager (x)(A) certifying that it has replaced an Inverter that no longer has the benefit of a Manufacturer Warranty and (B) requesting reimbursement for the cost of such Inverter replacement, withdraw from funds on deposit in the Equipment Replacement Reserve Account and remit to the Manager, an amount equal to the lesser of (i) the cost of the new Inverter paid by the Manager (inclusive of labor costs) and (ii) the amount on deposit in the Equipment Replacement Reserve Account or (y)(A) certifying that it has replaced an Energy Storage System (or component thereof) that no longer has the benefit of a Manufacturer Warranty and (B) requesting reimbursement for the cost of such Energy Storage System (or component thereof), withdraw from funds on deposit in the Equipment Replacement Reserve Account and remit to the Manager, an amount equal to the lesser (i) the cost of the new Energy Storage System (or component thereof) paid by the Manager (inclusive of labor costs) and (ii) the excess, if any, of (a) the amount on deposit in the Equipment Replacement Reserve Account over (b) the amount described in clause (a) of the definition of Equipment Replacement Reserve Required Balance. Upon either such request, the Indenture Trustee shall promptly withdraw such amount from the Equipment Replacement Reserve Account (to the extent it has been funded as of such date) and transfer such amount to the Manager's account specified in the related Officer's Certificate and if no such funds are on deposit, then from the Collection Account in accordance with the Priority of Payments.
(iii)On any date that the amount on deposit in the Equipment Replacement Reserve Account exceeds the Equipment Replacement Reserve Required Balance, such amount of excess will be deposited into the Collection Account on the related Payment Date as set forth in the related Monthly Servicer Report and will be part of the Available Funds distributed according to the Priority of Payments for such Payment Date.
(iv)On each Payment Date, if the amount of Available Funds (after giving effect to all amounts deposited into the Collection Account from the Reserve Account and the Section 25D Interest Account) is less than the amount necessary to make the distributions described in clauses (i) through (v) of the Priority of Payments, an amount equal to the lesser of (A) the amount on deposit in the Equipment Replacement Reserve Account and (B) the amount of such insufficiency, shall be withdrawn from the Equipment Replacement Reserve Account and deposited into the Collection Account to be used as Available Funds.
(v)All amounts on deposit in the Equipment Replacement Reserve Account shall be withdrawn and deposited into the Collection Account on the earliest of (i) the Rated Final Maturity, (ii) a Voluntary Prepayment Date in connection with a Voluntary Prepayment in whole and (iii) the Payment Date on which the balance in the Equipment Replacement Reserve Account, the Reserve Account and the Section 25D Interest Account and all other Available Funds, equals or exceeds the Aggregate Outstanding Note Balance of the Notes, all unreimbursed Note Balance Write-Down Amounts, accrued and unpaid interest (including any Deferred Interest Amounts and Post-ARD Additional Interest Amounts) on the Notes and the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

fees, expenses and indemnities due to the Indenture Trustee, the Custodian, the Manager, the Servicer, the Backup Servicer, Transition Manager, Replacement Manager and the Replacement Servicer pursuant to Section 5.07.
(b)Notwithstanding Section 5.02(a), in lieu of or in substitution for moneys otherwise required to be deposited to the Equipment Replacement Reserve Account, the Issuer may deliver or cause to be delivered to the Indenture Trustee a Letter of Credit issued by an Eligible Letter of Credit Bank in an amount equal to the Equipment Replacement Reserve Account Required Balance; provided that any Equipment Replacement Reserve Deposit required to be made after the replacement of amounts on deposit in the Equipment Replacement Reserve Account with the Letter of Credit shall be made in deposits to the Equipment Replacement Reserve Account as provided in the Priority of Payments or pursuant to an increase in the Letter of Credit, or addition of another Letter of Credit. The Letter of Credit shall be held as an asset of the Equipment Replacement Reserve Account and valued for purposes of determining the amount on deposit in the Equipment Replacement Reserve Account as the amount then available to be drawn on such Letter of Credit. Any references in the Transaction Documents to amounts on deposit in the Equipment Replacement Reserve Account shall include the value of the Letter of Credit unless specifically excluded. If the amounts on deposit in the Equipment Replacement Reserve Account are represented by a Letter of Credit, the Indenture Trustee shall be required to submit the drawing documents to the Eligible Letter of Credit Bank to draw the full stated amount of the Letter of Credit and deposit the proceeds therefrom in the Equipment Replacement Reserve Account in the following circumstances: (i) if the Indenture Trustee is directed by the Servicer on behalf of the Issuer, pursuant to an Officer’s Certificate, to withdraw funds from the Equipment Replacement Reserve Account for any reason; (ii) upon direction, if the Letter of Credit is scheduled to expire in accordance with its terms and has not been extended or replaced with a Letter of Credit issued by an Eligible Letter of Credit Bank by the date that is ten days prior to the expiration date; or (iii) if the Indenture Trustee is directed by the Issuer, the Manager or the Majority Noteholders, pursuant to an Officer’s Certificate stating that the financial institution issuing the Letter of Credit ceases to be an Eligible Letter of Credit Bank. Any drawing on the Letter of Credit may be reimbursed by the Issuer only from amounts remitted to the Issuer pursuant to clauses (xviii) or (xix) of the Priority of Payments.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 5.03Reserve Account. (a)  On the Closing Date, the Issuer shall deposit or cause to be deposited the Reserve Account Required Balance into the Reserve Account.
(b)As described in the Priority of Payments, to the extent of Available Funds, the Indenture Trustee shall, on each Payment Date, deposit Available Funds into the Reserve Account until the amount on deposit therein shall equal the Reserve Account Required Balance.
(c)On the Business Day prior to each Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report, transfer funds on deposit in the Reserve Account into the Collection Account to the extent that the amount on deposit in the Collection Account as of such Payment Date is less than the amount necessary to make the distributions described in clauses (i) through (v) of the Priority of Payments. If the amount on deposit in the Reserve Account exceeds the Reserve Account Required Balance on any Payment Date during a Regular Amortization Period, the amount of such excess will be transferred into the Equipment Replacement Reserve Account. If the amount on deposit in the Reserve Account exceeds the Reserve Account Required Balance on any Payment Date during a Sequential Amortization Period, the amount of such excess will be transferred into the Collection Account and will be part of the Available Funds distributed pursuant to the Priority of Payments for such Payment Date.
(d)All amounts on deposit in the Reserve Account shall be withdrawn and deposited into the Collection Account on the earliest of (i) the Rated Final Maturity, (ii) upon the occurrence of an Acceleration Event, (iii) a Voluntary Prepayment Date in connection with a Voluntary Prepayment in whole and (iv) the Payment Date on which the balance in the Reserve Account, the Section 25D Interest Account and the Equipment Replacement Reserve Account and all other Available Funds, equals or exceeds the Aggregate Outstanding Note Balance of the Notes, unreimbursed Note Balance Write-Down Amounts, accrued and unpaid interest (including any Deferred Interest Amounts and Post-ARD Additional Interest Amounts) on the Notes and the fees, expenses and indemnities due to the Indenture Trustee, the Custodian, the Manager, the Servicer, the Backup Servicer, Transition Manager, Replacement Manager and the Replacement Servicer pursuant to Section 5.07.
(e)Notwithstanding Sections 5.03(a) and 5.03(b), in lieu of or in substitution for moneys otherwise required to be deposited to the Reserve Account, the Issuer may deliver or cause to be delivered to the Indenture Trustee a Letter of Credit issued by an Eligible Letter of Credit Bank in an amount equal to the Reserve Account Required Balance; provided that any deposit into the Reserve Account required to be made after the replacement of amounts on deposit in the Reserve Account with the Letter of Credit shall be made in deposits to the Reserve Account as provided in the Priority of Payments or pursuant to an increase in the Letter of Credit, or addition of another Letter of Credit. The Letter of Credit shall be held as an asset of the Reserve Account and valued for purposes of determining the amount on deposit in the Reserve Account as the amount then available to be drawn on such Letter of Credit. Any references in the Transaction Documents to amounts on deposit in the Reserve Account shall include the value of the Letter of Credit unless specifically excluded. If the amounts on deposit in the Reserve Account are represented by a Letter of Credit, the Indenture Trustee shall be required to submit the drawing documents to the Eligible Letter of Credit Bank to draw the full stated amount of the Letter of Credit and deposit the proceeds therefrom in the Reserve Account in the following circumstances: (i) if the Indenture Trustee is directed by the Servicer on behalf of the Issuer, pursuant to an Officer’s Certificate, to withdraw funds from the Reserve Account for any reason; (ii) upon direction, if the Letter of Credit is scheduled to expire in accordance with its terms and has not been extended or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

replaced with a Letter of Credit issued by an Eligible Letter of Credit Bank by the date that is ten days prior to the expiration date; or (iii) if the Indenture Trustee is directed by the Issuer, the Servicer or the Majority Noteholders, pursuant to an Officer’s Certificate stating that the financial institution issuing the Letter of Credit ceases to be an Eligible Letter of Credit Bank. Any drawing on the Letter of Credit may be reimbursed by the Issuer only from amounts remitted to the Issuer pursuant to clauses (xviii) or (xix) of the Priority of Payments.
Section 5.04Section 25D Interest Account. (a)  On or prior to the Closing Date, the Issuer shall cause to be deposited into the Section 25D Interest Account an amount equal to the Section 25D Interest Account Required Amount for the Closing Date. On each Transfer Date, with respect to any Subsequent Solar Loan or any Qualified Substitute Solar Loan that is a Section 25D Easy Own Solar Loan, the Issuer shall deposit or require the Depositor to deposit into the Section 25D Interest Account an amount equal to the related Section 25D Interest Amount (in addition to any required Substitution Shortfall Amount).
(b)On each Payment Date, if the amount of Available Funds (after giving effect to all amounts deposited to the Collection Account from the Reserve Account) is less than the amount necessary to make the distributions described in clauses (i) through (v) of the Priority of Payments, an amount equal to the lesser of (A) the amount on deposit in the Section 25D Interest Account and (B) the amount of such insufficiency, shall be withdrawn from the Section 25D Interest Account and deposited into the Collection Account to be used as Available Funds.
(c)On any date that the amount on deposit in the Section 25D Interest Account exceeds the Section 25D Interest Account Required Amount as of such date, such amount of excess shall be deposited into the Collection Account and will be part of the Available Funds distributed according to the Priority of Payments.
(d)All amounts on deposit in the Section 25D Interest Account shall be withdrawn and deposited into the Collection Account on the earliest of (i) the Rated Final Maturity, (ii) the acceleration of the Notes following an Event of Default, (iii) a Voluntary Prepayment Date in connection with a Voluntary Prepayment in whole and (iv) the Payment Date on which the balance in the Reserve Account, the Section 25D Interest Account, the Equipment Replacement Reserve Account and all other Available Funds, equals or exceeds the Aggregate Outstanding Note Balance of the Notes, all unreimbursed Note Balance Write-Down Amounts, accrued and unpaid interest (including any Deferred Interest Amounts and Post-ARD Additional Interest Amounts) on the Notes and the fees, expenses and indemnities due to the Indenture Trustee, the Custodian, the Manager, the Servicer, the Backup Servicer, Transition Manager, Replacement Manager and the Replacement Servicer pursuant to Section 5.07.
Section 5.05Prefunding Account and Capitalized Interest Account. (a) (i) On the Closing Date, the Issuer shall deposit an amount equal to the Prefunding Account Initial Deposit into the Prefunding Account.
(ii)Upon receipt of a Prefunding Notice, the Indenture Trustee shall withdraw the amount specified in the related Prefunding Notice from the Prefunding Account on such Transfer Date and remit such amount to or at the direction of the Depositor. The amount of funds withdrawn from the Prefunding Account for such acquisition of Subsequent Solar Loans shall be equal to the aggregate outstanding Solar Loan Balance of the Subsequent Solar Loans being acquired by the Issuer on such Transfer Date times the Initial Advance Rate. The Indenture Trustee shall

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

have no duty to verify that the Subsequent Solar Loans meet the requirements set forth in Section 2.16 hereof.
(iii)On the first Payment Date following the Prefunding Termination Date, the Indenture Trustee shall, based on the information set forth in the related Monthly Servicer Report, withdraw any remaining funds on deposit in the Prefunding Account and deposit such funds into the Collection Account to be used as Available Funds and distributed according to the Priority of Payments on such Payment Date.
(b)On the Closing Date, the Issuer shall deposit an amount equal to the Capitalized Interest Account Deposit into the Capitalized Interest Account. On each of the first three Payment Dates (so long as the Prefunding Termination Date has not occurred prior to such Payment Date), an amount equal to approximately 33.33% of the Capitalized Interest Account Deposit shall be withdrawn by the Indenture Trustee, based on the information set forth in the related Monthly Servicer Report, and deposited into the Collection Account for application in accordance with the Priority of Payments. On the first Payment Date following the Prefunding Termination Date, the Indenture Trustee, based on information set forth in the related Monthly Servicer Report, shall withdraw any remaining funds on deposit in the Capitalized Interest Account and deposit such funds into the Collection Account to be used as Available Funds and distributed according to the Priority of Payments on such Payment Date.
Section 5.06Collection Account. (a) On the Closing Date and each Transfer Date, the Issuer shall cause to be deposited to the Collection Account all collections received in respect of the Initial Solar Loans, the Subsequent Solar Loans, and the Qualified Substitute Solar Loans, respectively, since the applicable Cut-Off Date. On each Business Day, the Issuer shall cause to be deposited into the Collection Account all amounts in the Lockbox Account (other than the Lockbox Account Retained Balance or Merchant Processing Amounts) from Obligors or otherwise in respect of the Conveyed Property (other than Obligor Security Deposits received from an Obligor, which will be deposited by the Servicer into the Obligor Security Deposit Account). The Issuer shall cause all other amounts required to be deposited therein pursuant to the Transaction Documents, to be deposited within one Business Day of receipt thereof. The Indenture Trustee shall provide or make available electronically (or upon written request, by first class mail or facsimile) monthly statements on all amounts received in the Collection Account to the Issuer and the Servicer.
(b)The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited into the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date upon certification by the Servicer of such amounts; provided, however, that the Servicer must provide such certification prior to the Determination Date immediately following such mistaken deposit, posting or returned check or costs and expenses, as applicable.
(c)In accordance with the Servicing Agreement, upon written direction from the Servicer, the Indenture Trustee shall, if such direction is received on or prior to each Determination Date, withdraw from the Collection Account and remit to the Servicer, amounts specified by the Servicer as required to be paid by the Issuer before the next Payment Date in respect of sales, use and property taxes.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(d)In accordance with Section 6.01(b) hereof, upon written direction from the Servicer, the Indenture Trustee shall withdraw the partial Voluntary Prepayment from the Collection Account on the related Voluntary Prepayment Date and distribute the same in accordance with such written direction.
(e)In accordance with the Account Control Agreement, to the extent that the balances on deposit in the Lockbox Account are insufficient to reimburse the Lockbox Bank for any Returned Items or Settlement Items (each as defined in the Account Control Agreement), upon demand from the Lockbox Bank of the reimbursement amount (with confirmation from the Servicer), the Indenture Trustee shall, upon written direction from the Servicer, withdraw from the Collection Account and remit to the Lockbox Bank the lesser of collected funds that are cleared funds on deposit in the Collection Account and such reimbursement amount.
Section 5.07Distribution of Funds in the Collection Account. (a) So long as no Acceleration Event shall have occurred and is continuing, on each Payment Date, Available Funds shall be distributed by the Indenture Trustee, based solely on the information set forth in the related Monthly Servicer Report, in the following order and priority of payments (the "Priority of Payments"):
(i)(A) to the Indenture Trustee, (1) the Indenture Trustee Fee for such Payment Date and (2)(x) any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Indenture Trustee incurred and not reimbursed in connection with its obligations and duties under the Indenture; (B) to the Backup Servicer and the Transition Manager, (1) the Backup Servicing and Transition Manager Fee for such Payment Date and (2)(x) any accrued and unpaid Backup Servicing and Transition Manager Fees with respect to prior Payment Dates plus (y) Backup Servicer Expenses and Transition Manager Expenses; and (C) to the Backup Servicer and the Transition Manager, any accrued and unpaid transition costs; provided, that unless an Event of Default of the type described in clauses (a), (b) or (l) of the definition thereof has occurred and is continuing, the aggregate payments to the Indenture Trustee, the Backup Servicer and the Transition Manager as reimbursement for clauses (A)(2)(y) and (B)(2)(y) will be limited to $75,000 per calendar year; provided, further that the aggregate payments to the Backup Servicer and the Transition Manager as reimbursement for clause (C) will be limited to $150,000 per transition occurrence and $300,000 in the aggregate;
(ii)on a pari passu basis, (A) to the Manager, the Manager Fee for such Payment Date, plus any accrued and unpaid Manager Fees with respect to prior Payment Dates and (B) to the Servicer, the Servicer Fee for such Payment Date, plus any accrued and unpaid Servicer Fees with respect to prior Payment Dates;
(iii)to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates plus certain extraordinary out-of-pocket expenses and indemnities of the Custodian incurred and not reimbursed in connection with its obligations and duties under the Custodial Agreement; provided, that payments to the Custodian as reimbursement for any such expenses and indemnities will be limited to $25,000 per calendar year as long as no Event of Default has occurred and the Notes have not been accelerated, pursuant to this Indenture;
(iv)to the Class A Noteholders, the Interest Distribution Amount for such Class and such Payment Date;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(v)to the Class B Noteholders, the Interest Distribution Amount for such Class and such Payment Date;
(vi)to the Manager, an amount equal to the sum of the cost of purchasing any replacement Inverters or Energy Storage Systems that do not have the benefit of a Manufacturer Warranty, to the extent such costs are incurred by the Manager but not reimbursed from the Equipment Replacement Reserve Account;
(vii)to the Equipment Replacement Reserve Account, the Equipment Replacement Reserve Deposit;
(viii)(a) during a Regular Amortization Period on any Payment Date prior to the Anticipated Repayment Date, (1) to the Class A Noteholders, the Deferred Interest Amount for such Class until such Deferred Interest Amount is reduced to zero, (2) to the Class B Noteholders, the Deferred Interest Amount for such Class until such Deferred Interest Amount is reduced to zero and (3) to the Class A Noteholders and Class B Noteholders, the Principal Distribution Amount, pro rata based on their Initial Percentage Interests and (b) during a Sequential Amortization Period or any Payment Date after the Anticipated Repayment Date, (1) to the Class A Noteholders, the Deferred Interest Amount for such Class until such Deferred Interest Amount is reduced to zero, (2) the Principal Distribution Amount to the Class A Noteholders until the Outstanding Note Balance of the Class A Notes is reduced to zero, (3) to the Class B Noteholders, the Deferred Interest Amount for such Class until such Deferred Interest Amount is reduced to zero and (4) the Principal Distribution Amount to the Class B Noteholders until the Outstanding Note Balance of the Class B Notes is reduced to zero;
(ix)during a Regular Amortization Period, the Extra Principal Distribution Amount (a) to the Class B Noteholders until the Outstanding Note Balance of the Class B Notes is reduced to zero and (b) to the Class A Noteholders until the Outstanding Note Balance of the Class A Notes is reduced to zero;
(x)to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Reserve Account Required Balance for such Payment Date;
(xi)to the Class A Noteholders and Class B Noteholders, in that order, reimbursement of any unreimbursed Note Balance Write Down Amounts applied on prior Payment Dates;
(xii)to the Indenture Trustee, the Backup Servicer and Transition Manager, any remaining accrued but unpaid expense reimbursements and indemnities then due such parties and not paid pursuant to clause (i) above, to be paid pro rata based upon the amounts due to each such party;
(xiii)to the Custodian, any extraordinary out-of-pocket expenses and indemnities of the Custodian incurred and not reimbursed in connection with the obligations and duties under the Custodial Agreement, to the extent not paid in accordance with clause (iii) above;
(xiv)on a pari passu basis, (A) to the Manager, any Manager Extraordinary Expenses not previously paid and (B) to the Servicer, any Servicer Extraordinary Expenses not previously paid;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(xv)first to the Class A Noteholders and second to the Class B Noteholders, their respective Make Whole Amount, if any;
(xvi)first to the Class A Noteholders and second to the Class B Noteholders, their respective Post-ARD Additional Interest Amounts and Deferred Post-ARD Additional Interest Amounts due on such Payment Date, if any;
(xvii)to the Class A Noteholders and Class B Noteholders, as applicable, any Voluntary Prepayment, as applicable;
(xviii)to the Eligible Letter of Credit Bank or other party as directed by the Manager (a) any fees and expenses related to the Letter of Credit and (b) any amounts which have been drawn under the Letter of Credit and any interest due thereon; and
(xix)to or at the direction of the Issuer, any remaining Available Funds.
(b)If an Acceleration Event shall have occurred and is continuing, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including, without limitation, the amounts on deposit in the Lockbox Account, the Collection Account, the Reserve Account, the Prefunding Account, the Section 25D Interest Account, the Equipment Replacement Reserve Account and the Capitalized Interest Account shall be applied, based on the Monthly Servicer Report, in the following order on each Payment Date (the "Acceleration Event Priority of Payments"):
(i)(A) to the Indenture Trustee, (1) the Indenture Trustee Fee for such Payment Date and (2)(x) any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Indenture Trustee incurred and not reimbursed in connection with its obligations and duties under the Indenture; (B) to the Backup Servicer and the Transition Manager, (1) the Backup Servicing and Transition Manager Fee for such Payment Date and (2)(x) any accrued and unpaid Backup Servicing and Transition Manager Fees with respect to prior Payment Dates plus (y) Transition Manager Expenses and Backup Servicer Expenses, as applicable; and (C) to the Backup Servicer and the Transition Manager, any accrued and unpaid transition costs;
(ii)on a pari passu basis, (A) to the Manager, the Manager Fee for such Payment Date, plus any accrued and unpaid Manager Fees with respect to prior Payment Dates and (B) to the Servicer, the Servicer Fee for such Payment Date, plus any accrued and unpaid Servicer Fees with respect to prior Payment Dates;
(iii)to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates plus certain extraordinary out-of-pocket expenses and indemnities of the Custodian incurred and not reimbursed in connection with its obligations and duties under the Custodial Agreement;
(iv)to the Class A Noteholders, the Interest Distribution Amount for such Class and such Payment Date;
(v)to the Class A Noteholders, all remaining amounts until the Outstanding Note Balance of the Class A Notes is reduced to zero and all Note Balance Write-Down Amounts, Deferred

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Interest Amounts, Post-ARD Additional Interest Amounts and Deferred Post-ARD Additional Interest Amounts applied to the Class A Notes have been reimbursed with interest at the Note Rate for such Class A Notes;
(vi)to the Class B Noteholders, the Interest Distribution Amount for such Class and such Payment Date;
(vii)to the Class B Noteholders, all remaining amounts until the Outstanding Note Balance of the Class B Notes is reduced to zero and all Note Balance Write-Down Amounts, Deferred Interest Amounts, Post-ARD Additional Interest Amounts and Deferred Post-ARD Additional Interest Amounts applied to the Class B Notes have been reimbursed with interest at the Note Rate for such Class B Notes;
(viii)to the Manager, an amount equal to the sum of the cost of purchasing any replacement Inverters or Energy Storage Systems that do not have the benefit of a Manufacturer Warranty, to the extent such costs are incurred by the Manager but not reimbursed from the Equipment Replacement Reserve Account;
(ix)on a pari passu basis, (A) to the Manager, any Manager Extraordinary Expenses not previously paid and (B) to the Servicer, any Servicer Extraordinary Expenses not previously paid;
(x)to the Eligible Letter of Credit Bank or other party as directed by the Manager (a) any fees and expenses related to the Letter of Credit and (b) any amounts which have been drawn under the Letter of Credit and any interest due thereon; and
(xi)to or at the direction of the Issuer, any remaining Available Funds.

Section 5.08Equity Cure. Sunnova Energy may, in its sole and absolute discretion, remit amounts to the Collection Account to cure an anticipated shortfall of any amounts required to be paid by the Borrower pursuant to the Priority of Payments; provided that (i) such deposits shall not exceed, cumulatively and in the aggregate for all Payment Dates, 15% of the aggregate Initial Outstanding Note Balance of the Notes and (ii) no more than one such remittance may be made in any twelve month period (each such payment by Sunnova Energy, a "Permitted Equity Cure Payment"). In the event that Sunnova Energy elects to make a Permitted Equity Cure Payment, Sunnova Energy shall notify the Issuer, the Indenture Trustee, the Backup Servicer and the Servicer of such election on or prior to the date that is not later than three Business Days prior to the related Determination Date.

Section 5.09Note Payments. (a)  The Indenture Trustee shall pay from amounts on deposit in the Collection Account in accordance with the Monthly Servicer Report and the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, to each Noteholder of record as of the related Record Date either (i) by wire transfer, in immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Payment Date (which instructions may remain in effect for subsequent Payment Dates unless revoked by such Noteholder), or (ii) if not, by check mailed to such Noteholder at the address of such Noteholder

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

appearing in the Note Register, the amounts to be paid to such Noteholder pursuant to such Noteholder's Notes; provided, however, that so long as the Notes are registered in the name of the Securities Depository such payments shall be made to the nominee thereof in immediately available funds.
(b)In the event that any withholding Tax is imposed on the Issuer's payment (or allocations of income) to a Noteholder, such withholding Tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Indenture. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any withholding Tax that is legally owed by the Issuer as instructed by the Servicer, in writing in a Monthly Servicer Report (but such authorization shall not prevent the Indenture Trustee from contesting at the expense of the applicable Noteholder any such withholding Tax in appropriate Proceedings, and withholding payment of such withholding Tax, if permitted by law, pending the outcome of such Proceedings). The amount of any withholding Tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Issuer or the Indenture Trustee (at the direction of the Servicer or the Issuer) and remitted to the appropriate taxing authority. If there is a withholding Tax payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (b). In the event that a Noteholder wishes to apply for a refund of any such withholding Tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.
(c)Each Noteholder and Note Owner, by its acceptance of a Note, will be deemed to have consented to the provisions of the Priority of Payments or the Acceleration Event Priority of Payments, as applicable.
(d)For all Tax purposes, each Noteholder and each Note Owner, by its acceptance of a Note, will be deemed to have agreed to, and hereby instructs the Indenture Trustee to, treat the Notes as indebtedness.
(e)Each Noteholder and each Note Owner by its acceptance of a Note or an interest in a Note, will be deemed to have agreed to provide the Indenture Trustee or the Issuer, upon request, with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. Each Noteholder and Note Owner shall update or replace its previously provided Noteholder Tax Identification Information and Noteholder FATCA Information promptly if requested by the Indenture Trustee; provided that nothing herein shall require the Indenture Trustee to make such request. In addition, each Noteholder and each Note Owner will be deemed to agree that the Indenture Trustee has the right to withhold from any amount of interest or other amounts (without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the foregoing requirements. The Issuer hereby covenants with the Indenture Trustee that the Issuer will cooperate with the Indenture Trustee in obtaining sufficient information so as to enable the Indenture Trustee to (i) determine whether or not the Indenture Trustee is obliged to make any withholding, including FATCA Withholding Tax, in respect of any payments with respect to a Note and (ii) to effectuate any such withholding. The parties agree that the Indenture Trustee shall be released of any liability arising from properly complying with this Section 5.09 and FATCA. The Issuer agrees to provide to the Indenture Trustee copies of any Noteholder Tax Identification Information and any Noteholder FATCA Information received by the Issuer from any Noteholder or Note Owner. Upon reasonable request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 5.10Statements to Noteholders; Tax Returns. Within the time period required by Applicable Law after the end of each calendar year, the Issuer shall cause the Indenture Trustee to furnish to each Person who at any time during such calendar year was a Noteholder of record and received any payment thereon any information required by the Code to enable such Noteholders to prepare their U.S. federal and state income Tax Returns. The obligation of the Indenture Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that information shall be provided by the Indenture Trustee, in the form of Form 1099 or other comparable form, pursuant to any requirements of the Code.
The Issuer shall cause Sunnova Management, at Sunnova Management's expense, to cause a firm of Independent Accountants to prepare any Tax Returns required to be filed by the Issuer. The Indenture Trustee, upon reasonable written request, shall furnish the Issuer with all such information in the possession of the Indenture Trustee as may be reasonably required in connection with the preparation of any Tax Return of the Issuer.
Section 5.11Reports by Indenture Trustee. Within five Business Days after the end of each Collection Period, the Indenture Trustee shall provide or make available electronically (or upon written request, by first class mail or facsimile) to the Servicer a written report (electronic means shall be sufficient) setting forth the amounts in the Collection Account, the Reserve Account, the Capitalized Interest Account, the Prefunding Account, the Section 25D Interest Account and the Equipment Replacement Reserve Account and the identity of the investments included therein, as applicable. Without limiting the generality of the foregoing, the Indenture Trustee shall, upon the written request of the Servicer, promptly transmit or make available electronically to the Servicer, copies of all accountings of, and information with respect to, the Collection Account, the Reserve Account, the Capitalized Interest Account, the Prefunding Account, the Section 25D Interest Account and the Equipment Replacement Reserve Account, investments thereof, as applicable, and payments thereto and therefrom.
Section 5.12Final Balances. On the Termination Date, all moneys remaining in all Accounts (other than the Lockbox Account), shall be, subject to applicable escheatment laws, remitted to, or at the direction of, the Issuer, and after the return of such funds (or disposition thereof pursuant to applicable escheatment laws), the Indenture Trustee will have no liability with respect to such funds, and holders should look solely only to the Issuer for such amounts.
Article VI.

Voluntary Prepayment of Notes and Release of Collateral

Section 6.01Voluntary Prepayment. (a) Prior to the Rated Final Maturity, the Issuer may, in its sole discretion, prepay the Notes, including by Class or portion of a Class (such prepayment, a "Voluntary Prepayment"), in whole or in part on any Business Day following the Closing Date (such date, the "Voluntary Prepayment Date"); provided, that any Voluntary Prepayment in part shall be made pro rata between the Class A Notes and the Class B Notes. Any such Voluntary Prepayment is required to be made on no less than 20 days' prior notice (or such shorter period, but not less than two Business Days, as is necessary to cure an Event of Default) by the Issuer sending the Notice of Prepayment to the Indenture Trustee and the Servicer describing the Issuer's election to prepay the Notes or portion thereof

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

in the form attached hereto as Exhibit C. With respect to each Class of Notes subject to a Voluntary Prepayment, such Voluntary Prepayment shall be made pro rata among such Class.
(b)With respect to any Voluntary Prepayment in part, on or prior to the related Voluntary Prepayment Date, the Issuer shall deposit into the Collection Account, an amount equal to the sum of (i) the amount of outstanding principal of the Notes being prepaid, (ii) all accrued and unpaid interest thereon and (iii) the applicable Make Whole Amount, if any. Such partial Voluntary Prepayment will be distributed by the Indenture Trustee on the related Voluntary Prepayment Date in accordance with the written direction of the Servicer to the holders of the Notes identified by the Issuer in the Notice of Prepayment.
(c)With respect to a Voluntary Prepayment of all outstanding Notes in full, on or prior to the related Voluntary Prepayment Date, the Issuer will be required to deposit into the Collection Account an amount equal to (i) the sum of (A) the Aggregate Outstanding Note Balance, (B) all accrued and unpaid interest thereon, (C) the Make Whole Amount, if any, (D) the Note Balance Write-Down Amount, if any, (E) the Deferred Interest Amount, if any, (F) the Post-ARD Additional Interest Amount, if any, (G) the Deferred Post-ARD Additional Interest Amount, if any, and (H) all amounts owed to the Indenture Trustee, the Manager, the Servicer, the Backup Servicer, the Transition Manager and any other parties to the Transaction Documents, minus (ii) the sum of the amounts then on deposit in the Reserve Account, the Prefunding Account, the Section 25D Interest Account, the Equipment Replacement Reserve Account and the Capitalized Interest Account. The Indenture Trustee will make distributions on the related Voluntary Prepayment Date in accordance with the Priority of Payments (without giving effect to clauses (vi) through (x) thereof) and solely as specified in the related Voluntary Prepayment Servicer Report and to the extent the Aggregate Outstanding Note Balance is prepaid and all other obligations of the Issuer under the Transaction Documents have been paid, release any remaining assets in the Trust Estate to, or at the direction of, the Issuer.
(d)If a Voluntary Prepayment Date occurs prior to the Make Whole Determination Date for a Class of Notes, the Issuer will be required to pay the Noteholders the applicable Make Whole Amount. No Make Whole Amount will be due to the Noteholders if a Voluntary Prepayment is made on or after the related Make Whole Determination Date.
(e)If the Issuer elects to rescind the Voluntary Prepayment, it must give written notice of such determination at least two Business Days prior to the Voluntary Prepayment Date. If a redemption of the notes has been rescinded pursuant to this Section 6.01(e), the Indenture Trustee shall provide notice of such rescission to the registered owner of each Note which had been subject to the rescinded redemption at the address shown on the Note Register maintained by the Note Registrar with copies to the Issuer, Sunnova Energy, the Depositor and the Rating Agency.
Section 6.02Notice of Voluntary Prepayment. Any Notice of Voluntary Prepayment received by the Indenture Trustee from the Issuer shall be made available by the Indenture Trustee not less than twenty days and not more than thirty days prior to the date fixed for prepayment to the registered owner of each Note to be prepaid with copies to the Issuer, Sunnova Energy, the Servicer and the Rating Agency. Failure to make such Notice of Prepayment available to any Noteholder, or any defect therein, shall not affect the validity of any Proceedings for the prepayment of other Notes. If a Voluntary Prepayment has been rescinded pursuant to Section 6.01(e), and to the extent the Indenture Trustee had made notice of the Voluntary Prepayment available, the Indenture Trustee shall make available notice of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

such rescission to the registered owner of each Note which had been subject to the rescinded Voluntary Prepayment with copies to the Issuer, Sunnova Energy, the Servicer and the Rating Agency.
Any notice made available as provided in this Section shall be conclusively presumed to have been duly given, whether or not the registered owner of such Notes accesses the notice.
Section 6.03Cancellation of Notes. All Notes which have been paid in full or retired or received by the Indenture Trustee for exchange shall not be reissued but shall be canceled and destroyed in accordance with its customary procedures.
Section 6.04Release of Collateral. (a) The Indenture Trustee shall, on or promptly after the Termination Date, release any remaining portion of the Trust Estate from the Lien created by this Indenture and shall deposit into the Collection Account any funds then on deposit in any other Account. The Indenture Trustee shall release property from the Lien created by this Indenture pursuant to this Section 6.04(a) only upon receipt by the Indenture Trustee of an Issuer Order accompanied by an Officer's Certificate and an Opinion of Counsel described in Section 314(c)(2) of the Trust Indenture Act of 1939, as amended, and meeting the applicable requirements of Section 12.02.
(b)The Lien created by this Indenture on any (A) Defective Solar Loan shall automatically be released when the Depositor or the Performance Guarantor, as applicable, repurchases such Defective Solar Loan pursuant to the Contribution Agreement or the Performance Guaranty, as applicable, or (B) Defaulted Solar Loan shall automatically be released when the Depositor or the Performance Guarantor, as applicable, repurchases such Defaulted Solar Loan pursuant to the Contribution Agreement or the Performance Guaranty, as applicable, in each case upon (I) a payment by the Depositor or the Performance Guarantor, as the case may be, of the Repurchase Price of such Solar Loan and the deposit of such payment into the Collection Account and (II) receipt by the Indenture Trustee of an Officer's Certificate of the Depositor or Performance Guarantor, as the case may be, certifying: (1) as to the identity of the Solar Loan to be released, (2) that the amount deposited into the Collection Account with respect thereto equals the Repurchase Price of such Solar Loan and (3) that all conditions in the Transaction Documents with respect to the release of such Solar Loan from the Lien of this Indenture have been met.
(c)The Lien created by this Indenture on any Replaced Solar Loan shall automatically be released upon (A) a payment by the Depositor of any Substitution Shortfall Amount and Section 25D Interest Amount, if any, due with respect to such Replaced Solar Loan and the deposit of such payment into the Collection Account or the Section 25D Interest Account, as applicable, (B) the Issuer’s acquisition of the related Qualified Substitute Solar Loans in accordance with the Contribution Agreement, and (C) receipt by the Indenture Trustee of an Officer's Certificate of the Depositor certifying: (1) as to the identity of the Replaced Solar Loan to be released, (2) that the amount, if any, deposited into the Collection Account with respect thereto equals the Substitution Shortfall Amount required to be deposited, (3) that the amount, if any, deposited into the Section 25D Interest Account with respect thereto equals the Section 25D Interest Account Amount for the related Qualified Substitute Solar Loans required to be deposited and (4) that all conditions in the Transaction Documents with respect to the release of such Replaced Solar Loan from the Lien of this Indenture have been met.
(ii)The Lien created by this Indenture on any Solar Loan shall automatically be released upon (A) deposit into the Collection Account of the amount payable by an Obligor pursuant to its Solar Loan Agreement in connection with a prepayment in whole of such Solar Loan Agreement, (B) receipt

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

by the Indenture Trustee of an Officer's Certificate of the Manager certifying: (1) as to the identity of the Solar Loan to be released, (2) that the amount deposited in the Collection Account with respect thereto equals the purchase price of such Solar Loan under the related Solar Loan Agreement and (3) that all conditions in the Transaction Documents with respect to the release of such Solar Loan from the Lien of this Indenture have been met.
(d)Upon release of the Lien created by this Indenture in accordance with subsections (b) or (c), the Indenture Trustee shall release the applicable asset for all purposes and deliver to or upon the order of the Issuer (or to or upon the order of the Depositor if it has satisfied its respective obligations under Sections 7(a) or 7(b) of the Contribution Agreement with respect to a Solar Loan) the applicable Solar Loan and the related Custodian File. Upon the order of the Issuer, the Indenture Trustee shall authorize a UCC financing statement prepared by the Servicer evidencing such release. The Servicer shall file any such authorized UCC financing statements. Upon any such release of any Solar Loan, the Issuer shall cause the Servicer to update the Schedule of Solar Loans to remove such released Solar Loan from the Schedule of Solar Loans and deliver such updated Schedule of Solar Loans to the Indenture Trustee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Article VII.

The Indenture Trustee

Section 7.01Duties of Indenture Trustee. (a) If a Responsible Officer of the Indenture Trustee has received notice pursuant to Section 7.02(a), or a Responsible Officer of the Indenture Trustee shall otherwise have actual knowledge that an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
(b)Except during the occurrence and continuance of such an Event of Default:
(i)The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and any other Transaction Document to which it is a party and no others and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture or any other Transaction Document.
(ii)In the absence of negligence or bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or any other Transaction Document. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture or any other Transaction Document but the Indenture Trustee shall not be required to determine, confirm or recalculate information contained in such certificates or opinions.
(c)No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(ii)The Indenture Trustee shall not be liable in its individual capacity for any action taken, or error of judgment made, in good faith by a Responsible Officer or other officers of the Indenture Trustee, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.
(iii)The Indenture Trustee shall not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with this Indenture or any other Transaction Document or for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any other Transaction Document, in each case unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(iv)The Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or to maintain the perfection of any Lien on the Trust Estate or in any item comprising the Conveyed Property.
(d)No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.
(e)The provisions of subsections (a), (b), (c) and (d) of this Section 7.01 shall apply to any co-trustee or separate trustee appointed by the Issuer and the Indenture Trustee pursuant to Section 7.13.
(f)The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any loss experienced on any item comprising the Conveyed Property except as a result of the Indenture Trustee's gross negligence or willful misconduct.
(g)In no event shall the Indenture Trustee be required to take any action that conflicts with Applicable Law, any of the provisions of this Indenture or any other Transaction Document or with the Indenture Trustee's duties hereunder or that adversely affect its rights and immunities hereunder.
(h)In no event shall the Indenture Trustee have any obligations or duties under or have any liabilities whatsoever to Noteholders under ERISA.
(i)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Indenture Trustee shall resume performance as soon as practicable under the circumstances.
(j)With respect to all Solar Loans and any related part of the Trust Estate released from the Lien of this Indenture, the Indenture Trustee shall assign, without recourse, representation or warranty, to the appropriate Person as directed by the Issuer in writing, prior to the Termination Date, all the Indenture Trustee's right, title and interest in and to such assets, such assignment being in the form as prepared by the Servicer or the Issuer and acceptable to the Indenture Trustee. Such Person will thereupon own such Solar Loan and related rights appurtenant thereto free of any further obligation to the Indenture Trustee or the Noteholders with respect thereto. The Servicer or the Issuer will also prepare and the Indenture Trustee shall, upon written direction of the Issuer, also execute and deliver all such other instruments or documents as shall be reasonably requested by any such Person to be required or appropriate to effect a valid transfer of title to a Solar Loan and the related assets.
(k)In the event that the Indenture Trustee receives notice from the Custodian that the Electronic Vault Agreement will be terminated, the Indenture Trustee shall make such notice available to the Noteholders and take action in response to such notice as directed in writing by the Majority Noteholders of the Controlling Class, provided, however, if the Majority Noteholders of the Controlling Class fail to provide written direction to the Indenture Trustee within five (5) days of such notice and no

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

provision has been made for a substitute electronic vault agreement to replace the Electronic Vault Agreement on terms that would not have a material adverse effect on the Noteholders’ interest in the Solar Loan Agreements, as determined by an Opinion of Counsel, the Indenture Trustee shall direct the Custodian to implement a "paper out" process to convert all Solar Loan Agreements and any other electronic chattel paper held in the Electronic Vault into non-original paper copies of such chattel paper and to destroy the original electronic records evidencing such chattel paper, and such paper copies of the Solar Loan Agreements and other records shall be delivered to the Custodian. All expenses incurred in connection with such process shall be treated as expenses of the initial Servicer.
Section 7.02Manager Termination Event, Servicer Termination Event, or Event of Default. (a) The Indenture Trustee shall not be required to take notice of or be deemed to have notice or knowledge of any default, Default, Manager Termination Event, Servicer Termination Event, Event of Default, event or information, or be required to act upon any default, Default, Manager Termination Event, Servicer Termination Event, Event of Default, event or information (including the sending of any notice) unless a Responsible Officer of the Indenture Trustee is specifically notified in writing at the address set forth in Section 12.04 or until a Responsible Officer of the Indenture Trustee shall have acquired actual knowledge of a default, a Default, a Manager Termination Event, a Servicer Termination Event, an Event of Default, an event or information and shall have no duty to take any action to determine whether any such default, Default, Manager Termination Event, Servicer Termination Event, Event of Default, or event has occurred. In the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no such default, Default, Event of Default, Servicer Termination Event, Manager Termination Event or event. If written notice of the existence of a default, a Default, an Event of Default, a Manager Termination Event, a Servicer Termination Event, an event or information has been delivered to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall promptly provide paper or electronic notice thereof to the Issuer, the Transition Manager, the Backup Servicer, the Rating Agency and each Noteholder, but in any event, no later than five days after such knowledge or notice occurs.
(b)In the event the Servicer does not make available to the Rating Agency all reports of the Servicer and all reports to the Noteholders, upon request of the Rating Agency, the Indenture Trustee shall make available promptly after such request, copies of such Servicer reports as are in the Indenture Trustee's possession to the Rating Agency and the Noteholders.
Section 7.03Rights of Indenture Trustee. (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any document. The Indenture Trustee need not investigate or re-calculate, evaluate, certify, verify or independently determine the accuracy of any numerical information, report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the accuracy of the information therein.
(b)Before the Indenture Trustee takes any action or refrains from taking any action under this Indenture or any other Transaction Document, it may require an Officer's Certificate or an Opinion of Counsel, the costs of which (including the Indenture Trustee's reasonable and documented attorney's fees and expenses) shall be paid by the party requesting that the Indenture Trustee act or refrain from acting. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(c)The Indenture Trustee shall not be personally liable for any action it takes or omits to take or any action or inaction it believes in good faith to be authorized or within its rights or powers other than as a result of gross negligence or willful misconduct.
(d)The Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any reports, certificates, payment instructions, opinion, notice, order or other paper or document unless requested in writing by 25% or more of the Noteholders, and such Noteholders have provided to the Indenture Trustee indemnity satisfactory to it.
(e)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed by it hereunder with due care. The Indenture Trustee may consult with counsel, accountants and other experts and the advice or opinion of counsel, accountants and other experts with respect to legal and other matters relating to any Transaction Document shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or opinion of counsel.
(f)The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of this Indenture or the powers granted hereunder.
(g)The Indenture Trustee shall not be liable for any action or inaction of the Issuer, the Manager, the Servicer, the Backup Servicer, the Transition Manager, the Custodian, or any other party (or agent thereof) to this Indenture or any Transaction Document and may assume compliance by such parties with their obligations under this Indenture or any other Transaction Document, unless a Responsible Officer of the Indenture Trustee shall have received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee.
(h)The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities (including the reasonable and documented fees and expenses of the Indenture Trustee's counsel and agents) which may be incurred therein or thereby.
(i)The Indenture Trustee shall have no duty (i) to maintain or monitor any insurance or (ii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.
(j)Delivery of any reports, information and documents to the Indenture Trustee provided for herein or any other Transaction Document is for informational purposes only (unless otherwise expressly stated), and the Indenture Trustee's receipt of such or otherwise publicly available information shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Servicer's, the Manager's or the Issuer's compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer's Certificates). The Indenture Trustee shall not have

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

actual notice of any default or any other matter unless a Responsible Officer of the Indenture Trustee receives actual written notice of such default or other matter.
(k)The Indenture Trustee does not have any obligation to investigate any matter or exercise any powers vested under this Indenture unless requested in writing by 25% or more of the Noteholders, and such Noteholders have provided to the Indenture Trustee indemnity satisfactory to it.
(l)Knowledge of the Indenture Trustee shall not be attributed or imputed to Wells Fargo's other roles in the transaction and knowledge of the Backup Servicer or the Transition Manager shall not be attributed or imputed to each other or to the Indenture Trustee (other than those where the roles are performed by the same group or division within Wells Fargo or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Wells Fargo (and vice versa).
(m)The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.
(n)None of the Indenture Trustee, the Transition Manager or the Backup Servicer shall have a duty to conduct any investigation as to an actual or alleged breach of any representation or warranty, the occurrence of any condition requiring the repurchase of any Solar Loan by any Person pursuant to the Transaction Documents, or the eligibility of any Solar Loan for purposes of the Transaction Documents.  For the avoidance of doubt, none of the Indenture Trustee, the Transition Manager or the Backup Servicer shall be responsible for determining whether a breach of the representations or warranties made by Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor relating to the eligibility criteria of the Solar Loans has occurred or whether any such breach materially and adversely affects the value of such Solar Loans or the interests therein of the Noteholders; provided, however, that upon actual knowledge or receiving notice of a breach of any of the representations and warranties relating to the eligibility criteria of the Solar Loans by a Responsible Officer of the Indenture Trustee, the Transition Manager or the Backup Servicer, the Indenture Trustee, the Transition Manager or the Backup Servicer, as applicable, shall give prompt written notice thereof to Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor.
(o)The rights, benefits, protections, immunities and indemnities afforded to the Indenture Trustee hereunder shall extend to the Indenture Trustee (in any of its capacities) under any other Transaction Document or related agreement as though set forth therein in their entirety mutatis mutandis.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 7.04Not Responsible for Recitals, Issuance of Notes or Application of Moneys as Directed. The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of the Trust Estate or this Indenture or any other Transaction Document or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Notes. Subject to Section 7.01(b), the Indenture Trustee shall not be liable to any Person for any money paid to the Issuer upon an Issuer Order, Servicer instruction or order or direction provided in a Monthly Servicer Report contemplated by this Indenture or any other Transaction Document.
Section 7.05May Hold Notes. The Indenture Trustee or any agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or Sunnova Energy or any Affiliate of the Issuer or Sunnova Energy with the same rights it would have if it were not the Indenture Trustee or other agent.
Section 7.06Money Held in Trust. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments which are obligations of the Indenture Trustee hereunder.
Section 7.07Compensation and Reimbursement. (a)  The Issuer agrees:
(i)to pay the Indenture Trustee in accordance with and subject to the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, the Indenture Trustee Fee. The Indenture Trustee's compensation shall not be limited by any law with respect to compensation of a trustee of an express trust and the payments to the Indenture Trustee provided by Article V hereto shall constitute payments due with respect to the applicable fee agreement or letter;
(ii)in accordance with and subject to the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, to reimburse the Indenture Trustee upon request for all reasonable and documented expenses, disbursements and advances incurred or made by the Indenture Trustee, the Backup Servicer and the Transition Manager in accordance with any provision of this Indenture (including, but not limited to, the reasonable compensation, expenses and disbursements of its agents and counsel and allocable costs of in-house counsel); provided, however, in no event shall the Issuer pay or reimburse the Indenture Trustee or the agents or counsel, including in-house counsel of either, for any expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with any negligent action or negligent inaction on the part of the Indenture Trustee; provided, further, that payments to the Indenture Trustee for reimbursement for any such expenses will be as set forth in Section 5.07(a)(i) hereof;
(iii)to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any fee, loss, liability, damage, cost or expense (including reasonable and documented attorneys' fees, costs and expenses and court costs) incurred without negligence or bad faith on the part of the Indenture Trustee, to the extent such matters have been determined by a court of competent jurisdiction, arising out of, or in connection with, the acceptance or administration of this trust and its obligations under the Transaction Documents, including, without limitation, the costs and expenses of defending itself against any claim, action

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

or suit in connection with the exercise or performance of any of its powers or duties hereunder and defending itself against any claim, action or suit (including a successful defense, in whole or in part, of a breach of its standard of care) or bringing any claim, action or suit to enforce the indemnification or other obligations of the relevant transaction parties; provided, however, that:
(A)with respect to any such claim the Indenture Trustee shall have given the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor, the Servicer and the Manager written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof, provided, that failure to notify shall not relieve the parties of their obligations hereunder;
(B)notwithstanding anything to the contrary in this Section 7.07(a)(iii), none of the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor, the Servicer or the Manager shall be liable for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor, the Servicer or the Manager, as the case may be, which consent shall not be unreasonably withheld or delayed; and
(C)the Indenture Trustee, its officers, directors, employees and agents, as a group, shall be entitled to counsel separate from the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor, the Servicer and the Manager; to the extent the Issuer's, Sunnova Intermediate Holdings', Sunnova ABS Holdings V's, the Depositor's, the Servicer's and the Manager's interests are not adverse to the interests of the Indenture Trustee, its officers, directors, employees or agents, the Indenture Trustee may agree to be represented by the same counsel as the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Depositor, the Servicer and the Manager.
Such payment obligations and indemnification shall survive the resignation or removal of the Indenture Trustee as well as the discharge, termination or assignment hereof. The Indenture Trustee's expenses are intended as expenses of administration.
    Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(b)The Indenture Trustee shall, on each Payment Date, in accordance with the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, deduct payment of its fees and expenses hereunder from moneys in the Collection Account.
(c)The Issuer agrees to assume and to pay, and to indemnify, defend and hold harmless the Indenture Trustee and the Noteholders from any Taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Trust Estate to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but with respect to the Noteholders only, not including Taxes arising out of the creation or the issuance of the Notes or payments with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 7.08Eligibility; Disqualification. The Indenture Trustee shall always have a combined capital and surplus as stated in Section 7.09, and shall always be a bank or trust company with corporate trust powers organized under the laws of the United States or any State thereof which is a member of the Federal Reserve System and shall be rated at least investment grade by S&P.
Section 7.09Indenture Trustee's Capital and Surplus. The Indenture Trustee and/or its parent shall at all times have a combined capital and surplus of at least $100,000,000. If the Indenture Trustee publishes annual reports of condition of the type described in Section 310(a)(2) of the Trust Indenture Act of 1939, as amended, its combined capital and surplus for purposes of this Section 7.09 shall be as set forth in the latest such report.
Section 7.10Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.
(b)The Indenture Trustee may resign at any time by giving 30 days' prior written notice thereof to the Issuer and the Servicer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(c)The Indenture Trustee may be removed at any time by the Super-Majority Noteholders of the Controlling Class upon 30 days' prior written notice, delivered to the Indenture Trustee, with copies to the Servicer and the Issuer.
(d)(i) If at any time the Indenture Trustee shall cease to be eligible under Section 7.08 or 7.09 or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, with 30 days' prior written notice, the Issuer, with the prior written consent of the Super-Majority Noteholders of the Controlling Class, by an Issuer Order, may remove the Indenture Trustee.
(ii)If the Indenture Trustee shall be removed pursuant to Sections 7.10(c) or (d) and no successor Indenture Trustee shall have been appointed pursuant to Section 7.10(e) and accepted such appointment within 30 days of the date of removal, the removed Indenture Trustee may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee acceptable to the Issuer.
(e)If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer, with the prior written consent of the Majority Noteholders of the Controlling Class, by an Issuer Order shall promptly appoint a successor Indenture Trustee.
(f)The Issuer shall give to the Rating Agency and the Noteholders notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee. Each

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.
(g)The provisions of this Section 7.10 shall apply to any co-trustee or separate trustee appointed by the Issuer and the Indenture Trustee pursuant to Section 7.13.
Section 7.11Acceptance of Appointment by Successor. (a) Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, expenses and other charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.
(b)No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under Sections 7.08 and 7.09.
(c)Notwithstanding the replacement of the Indenture Trustee, the obligations of the Issuer pursuant to Section 7.07(a)(iii) and (c) and the Indenture Trustee's protections under this Article VII shall continue for the benefit of the retiring Indenture Trustee.
Section 7.12Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder if such corporation, bank, trust company or national banking association shall be otherwise qualified and eligible under Section 7.08 and 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall provide the Rating Agency written notice of any such transaction. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 7.13Co-trustees and Separate Indenture Trustees. (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, for enforcement actions, and where a conflict of interest exists, the Indenture Trustee shall have power to appoint and, upon the written request of the Indenture Trustee, the Issuer shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons that are approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of such part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power of the Indenture Trustee deemed necessary or desirable, in all respects subject to the other provisions of this Section 7.13. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment. No notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under this Indenture. Notice of any such appointments shall be promptly given to the Rating Agency by the Indenture Trustee.
(b)Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.
(c)Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:
(i)The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder with respect to the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee.
(ii)The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee with respect to any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed solely by such co-trustee or separate trustee.
(iii)The Indenture Trustee at any time, by an instrument in writing executed by it, may accept the resignation of, or remove, any co-trustee or separate trustee appointed under this Section 7.13. Upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.13.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(iv)No co-trustee or separate trustee appointed in accordance with this Section 7.13 hereunder shall be financially or otherwise liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder, and the Indenture Trustee shall not be financially or otherwise liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.
(v)Any notice, request or other writing delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
(vi)Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or with respect to this Indenture on its behalf and in its name. The Indenture Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee appointed in accordance with this Section 7.13. The Indenture Trustee shall not have any responsibility or liability relating to the appointment of any separate or co-trustee. Any such separate or co-trustee shall not be deemed to be an agent of the Indenture Trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estate, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 7.14Books and Records. The Indenture Trustee agrees to provide to the Noteholders the right during normal business hours upon two days' prior notice in writing to inspect its books and records insofar as the books and records relate to the functions and duties of the Indenture Trustee pursuant to this Indenture.
Section 7.15Control. Upon the Indenture Trustee being adequately indemnified in writing to its satisfaction, the Majority Noteholders of the Controlling Class shall have the right to direct the Indenture Trustee with respect to any action or inaction by the Indenture Trustee hereunder, the exercise of any trust or power conferred on the Indenture Trustee, or the conduct of any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or the Trust Estate provided that:
(a)such direction shall not be in conflict with any rule of law or with this Indenture or expose the Indenture Trustee to financial or other liability (for which it has not been adequately indemnified) or be unduly prejudicial to the Noteholders not approving such direction including, but not limited to and without intending to narrow the scope of this limitation, direction to the Indenture Trustee to act or omit to act, directly or indirectly, to amend, hypothecate, subordinate, terminate or discharge any Lien benefiting the Noteholders in the Trust Estate;
(b)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and
(c)except as expressly provided otherwise herein (but only with the prior written consent of or at the direction of the Majority Noteholders of the Controlling Class), the Indenture Trustee shall have the authority to take any enforcement action which it reasonably deems to be necessary to enforce the provisions of this Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 7.16Suits for Enforcement. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, shall occur and be continuing, the Indenture Trustee may, in its discretion and shall, at the direction of the Majority Noteholders of the Controlling Class (provided that the Indenture Trustee is adequately indemnified in writing to its satisfaction), proceed to protect and enforce its rights and the rights of any Noteholders under this Indenture by a Proceeding, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or any Noteholders, but in no event shall the Indenture Trustee be liable for any failure to act in the absence of direction the Majority Noteholders of the Controlling Class.
Section 7.17Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Laws, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Indenture Trustee. Accordingly, each of the parties agrees to provide to Indenture Trustee upon its request from time to time such identifying information and documentation as may be available to such party in order to enable Indenture Trustee to comply with Applicable Law.
Section 7.18Authorization. The Indenture Trustee is hereby authorized and directed to execute, deliver and perform its obligations under and make the representations contained in the Account Control Agreement on the Closing Date. Each Noteholder and each Note Owner, by its acceptance of a Note, acknowledges and agrees that the Indenture Trustee shall execute, deliver and perform its obligations under the Account Control Agreement and shall do so solely in its capacity as Indenture Trustee and not in its individual capacity. Furthermore, each Noteholder and each Note Owner, by its acceptance of a Note acknowledges and agrees that the Indenture Trustee shall have no obligation to take any action pursuant to the Account Control Agreement unless directed to do so by the Majority Noteholders of the Controlling Class.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Article VIII.

[Reserved]

Article IX.

Event of Default

Section 9.01Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:
(a)a default in the payment of any Interest Distribution Amount (which, for the avoidance of doubt, does not include any Deferred Interest Amounts, Post-ARD Additional Interest Amounts or Deferred Post-ARD Additional Interest Amounts) on a Payment Date, which default shall not have been cured after three Business Days;
(b)a default in the payment of the Aggregate Outstanding Note Balance and any unreimbursed Note Balance Write Down Amounts at the Rated Final Maturity;
(c)an Insolvency Event shall have occurred with respect to the Issuer;
(d)the failure of the Issuer to observe or perform in any material respect any covenant or obligation of the Issuer set forth in this Indenture (other than the failure to make any required payment with respect to the Notes), which has not been cured within 30 days from the date of receipt by the Issuer of written notice from the Indenture Trustee of such breach or default, or the failure of the Issuer to deposit into the Collection Account all amounts required to be deposited therein by the required deposit date;
(e)any representation, warranty or statement of the Issuer (other than representations and warranties as to whether a Solar Loan is an Eligible Solar Loan) contained in the Transaction Documents or any report, document or certificate delivered by the Issuer pursuant to the foregoing agreements shall prove to have been incorrect in any material respect as of the time when the same shall have been made and, within 30 days after written notice thereof shall have been given to the Indenture Trustee and the Issuer by the Servicer, the Indenture Trustee or by the Majority Noteholders of the Controlling Class, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured (which cure may be effected by payment of an indemnity claim) or waived by the Indenture Trustee, acting at the direction of the Majority Noteholders of the Controlling Class;
(f)the failure for any reason of the Indenture Trustee, on behalf of the Noteholders, to have a first priority perfected Lien on the Trust Estate in favor of the Indenture Trustee (subject to Permitted Liens) and such failure is not stayed, released or otherwise cured within ten days of receipt of notice or the Servicer's, the Manager's or the Issuer's knowledge thereof;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(g)the Issuer becomes subject to registration as an "investment company" under the 1940 Act;
(h)the Issuer becomes classified as an association, a publicly traded partnership or a taxable mortgage pool that, in each case, is taxable as a corporation for U.S. federal or state income tax purposes;
(i)failure by Sunnova ABS Holdings V or the Depositor to cure, repurchase or replace a Defective Solar Loan in accordance with the Contribution Agreement (except to the extent cured by the Performance Guarantor in accordance with the Performance Guaranty);
(j)any default in the payment of any amount due by the Performance Guarantor under the Performance Guaranty;
(k)any failure of the Performance Guarantor to observe or perform any covenant or obligation of the Performance Guarantor set forth in the Performance Guaranty (other than failure to make any required payment), which has not been cured within 30 days from the earlier of (x) knowledge by the Performance Guarantor of such failure to perform and (y) the date of receipt by the Performance Guarantor of written notice from the Indenture Trustee of such failure to perform; or
(l)there shall remain in force, undischarged, unsatisfied, and unstayed for more than 30 consecutive days, any final non-appealable judgment in the amount of $100,000 or more against the Issuer not covered by insurance or bond.
In the case of an Event of Default, after the applicable grace period set forth in such subparagraphs, if any, the Indenture Trustee shall give written notice to the Noteholders, the Rating Agency, the Manager, the Servicer, the Backup Servicer, the Transition Manager and the Issuer that an Event of Default has occurred as of the date of such notice.
Section 9.02Actions of Indenture Trustee. If an Event of Default shall have occurred and be continuing hereunder, the Indenture Trustee shall, at the direction of the Super-Majority Noteholders of the Controlling Class, do one of the following:
(a)declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Transaction Documents to become immediately due and payable;
(b)either on its own or through an agent, take possession of and sell the Trust Estate pursuant to Section 9.15, provided, however, that neither the Indenture Trustee nor any collateral agent may sell or otherwise liquidate the Trust Estate unless either (i) the proceeds of such sale or liquidation are sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and accrued interest and the fees and all other amounts required to be paid pursuant to the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, or (ii) the Holders of 100% of the Aggregate Outstanding Note Balance consent thereto;
(c)institute Proceedings for collection of amounts due on the Notes or under this Indenture by automatic acceleration or otherwise, or if no such acceleration or collection efforts have been made, or if such acceleration or collection efforts have been made, but have been annulled or rescinded, the Indenture Trustee may elect to take possession of the Trust Estate and collect or cause the collection of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

the proceeds thereof and apply such proceeds in accordance with the applicable provisions of this Indenture;
(d)enforce any judgment obtained and collect any amounts adjudged from the Issuer;
(e)institute any Proceedings for the complete or partial foreclosure of the Lien created by the Indenture with respect to the Trust Estate; and
(f)protect the rights of the Indenture Trustee and the Noteholders by taking any appropriate action including exercising any remedy of a secured party under the UCC or any other Applicable Law.
Notwithstanding the foregoing, upon the occurrence of an Event of Default of the type described in clause (c) of the definition thereof, the Aggregate Outstanding Note Balance, all interest accrued and unpaid thereon and all other amounts payable under the Indenture and the other Transaction Documents shall automatically become immediately due and payable.
Section 9.03Indenture Trustee May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or any interest or other amounts) shall, at the written direction of the Majority Noteholders of the Controlling Class, by intervention in such Insolvency Proceeding or otherwise,
(a)file and prove a claim for the whole amount owing and unpaid with respect to the Notes issued hereunder and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Noteholders allowed in such Insolvency Proceeding; and
(b)collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Insolvency Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall, upon written direction from the Noteholders, consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize and consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote with respect to the claim of any Noteholder in any such Insolvency Proceeding.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 9.04Indenture Trustee May Enforce Claim Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee for the benefit of the Noteholders, and any recovery of judgment shall be applied first, to the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and any other amounts due the Indenture Trustee under Section 7.07 (provided that, any indemnification by the Issuer under Section 7.07 shall be paid only in the priority set forth in Section 5.07) and second, for the ratable benefit of the Noteholders for all amounts due to such Noteholders.
Section 9.05Knowledge of Indenture Trustee. Any references herein to the knowledge of the Indenture Trustee shall mean and refer to actual knowledge of a Responsible Officer of the Indenture Trustee.
Section 9.06Limitation on Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:
(a)such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(b)the Majority Noteholders of the Controlling Class shall have made written request to the Indenture Trustee to institute Proceedings with respect to such Event of Default in its own name as Indenture Trustee hereunder;
(c)such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)the Indenture Trustee for 30 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such Proceedings; and
(e)no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Majority Noteholders of the Controlling Class;
it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
Section 9.07Unconditional Right of Noteholders to Receive Principal and Interest. The Holders of the Notes shall have the right, which is absolute and unconditional, subject to the express terms of this Indenture, to receive payment of principal and interest on such Notes, subject to the respective relative priorities provided for in this Indenture, as such principal and interest becomes due and payable from the Trust Estate and, subject to Section 9.06, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired except as expressly permitted herein without the consent of such Holders.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 9.08Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then, and in every case, the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 9.09Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 9.10Delay or Omission; Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article IX or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
Section 9.11Control by Noteholders. Other than as set forth herein, the Majority Noteholders of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:
(a)such direction shall not be in conflict with any rule of law or with this Indenture including, without limitation, any provision hereof which expressly provides for approval by a greater percentage of the aggregate principal amount of all Outstanding Notes;
(b)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 7.01, the Indenture Trustee need not take any action which a Responsible Officer or Officers of the Indenture Trustee in good faith determines might involve it in liability (unless the Indenture Trustee is furnished with the reasonable indemnity referred to in Section 9.11(c)); and
(c)the Indenture Trustee has been furnished reasonable indemnity against costs, expenses and liabilities which it might incur in connection therewith.

Section 9.12Waiver of Certain Events by Less Than All Noteholders. The Super-Majority Noteholders of the Controlling Class may, on behalf of the Holders of all the Notes, waive any past Default, Event of Default, Acceleration Event, Servicer Termination Event, or Manager Termination Event, and its consequences, except:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(a)a Default in the payment of the principal of or interest on any Note, or a Default caused by the Issuer becoming subject to registration as an "investment company" under the 1940 Act, or
(b)with respect to a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, such Default, Event of Default, Acceleration Event, Servicer Termination Event or Manager Termination Event shall cease to exist, and any Default, Event of Default, Acceleration Event, Servicer Termination or Manager Termination Event or other consequence arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default, Event of Default, Servicer Termination Event or Manager Termination Event or impair any right consequent thereon.
Section 9.13Undertaking for Costs. All parties to this Indenture agree, and each Noteholder and each Note Owner by its acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Indenture Trustee or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Rated Final Maturity expressed in such Note.
Section 9.14Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not, at any time, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 9.15Sale of Trust Estate. (a) The power to effect any sale of any portion of the Trust Estate pursuant to this Article IX shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate securing the Notes shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee, acting on its own or through an agent, may from time to time postpone any sale by public announcement made at the time and place of such sale.
(b)The Indenture Trustee shall not, in any private sale, sell to a third party the Trust Estate, or any portion thereof unless the Super-Majority Noteholders of the Controlling Class direct the Indenture Trustee, in writing, to make such sale or unless either (i) the proceeds of such sale or liquidation are sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and accrued interest and the fees and all other amounts required to be paid pursuant the Priority of Payments or (ii) the Holders of 100% of the principal amount of each Class of Notes then Outstanding consent thereto. Notwithstanding the foregoing, prior to the consummation of any sale of the Trust Estate (either private or public), the Indenture Trustee shall first offer the Originator the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

opportunity to purchase the Trust Estate for a purchase price equal to the greater of (x) the fair market value of the Trust Estate and (y) the aggregate outstanding note balance of the Notes, plus accrued interest thereon and fees owed thereto (such right, the "Right of First Refusal"). If the Originator does not exercise its Right of First Refusal within two Business Days of receipt thereof, then the Indenture Trustee shall sell the Trust Estate as otherwise set forth in this Section 9.15; provided, further, that if the Originator does not exercise its Right of First Refusal and the Indenture Trustee elects to sell the Trust Estate in a private sale to a third party, then prior to the sale thereof, the Indenture Trustee shall offer the Originator the opportunity to purchase the Trust Estate for the purchase price being offered by such third party, and the Originator shall have two Business Days to accept such offer.
(c)The Indenture Trustee or any Noteholder may bid for and acquire any portion of the Trust Estate in connection with a public or private sale thereof, and in lieu of paying cash therefor, any Noteholder may make settlement for the purchase price by crediting against amounts owing on the Notes of such Holder or other amounts owing to such Holder secured by this Indenture, that portion of the net proceeds of such sale to which such Holder would be entitled, after deducting the reasonable costs, charges and expenses incurred by the Indenture Trustee or the Noteholders in connection with such sale. The Notes need not be produced in order to complete any such sale, or in order for the net proceeds of such sale to be credited against the Notes. The Indenture Trustee or the Noteholders may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.
(d)The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a sale thereof, pursuant to this Section 9.15, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
(e)The method, manner, time, place and terms of any sale of all or any portion of the Trust Estate shall be commercially reasonable.
Section 9.16Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Article X.

Supplemental Indentures

Section 10.01Supplemental Indentures Without Noteholder Approval. (a) Without the consent of the Noteholders, provided that (x) the Issuer shall have provided written notice to the Rating Agency of such modification, (y) the Indenture Trustee shall have received an Opinion of Counsel that such modification is permitted under the terms of this Indenture and that all conditions precedent to the execution of such modification have been satisfied and (z) the Indenture Trustee shall have received a Tax Opinion, the Issuer and the Indenture Trustee, when authorized and directed by an Issuer Order, at any time and from time to time, may enter into one or more amendments or indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:
(i)to correct, amplify or add to the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property; provided that such action pursuant to this clause (i) shall not adversely affect the interests of the Noteholders in any respect;
(ii)to evidence the succession of another Person to either the Issuer or the Indenture Trustee in accordance with the terms hereof, and the assumption by any such successor of the covenants of the Issuer or the Indenture Trustee contained herein and in the Notes;
(iii)to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to conform the provisions herein to the descriptions set forth in the Offering Circular;
(iv)to add to the covenants of the Issuer or the Indenture Trustee, for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer; or
(v)to effect any matter specified in Section 10.06.
(b)Promptly after the execution by the Issuer and the Indenture Trustee of any amendment or supplemental indenture pursuant to this Section 10.01, the Indenture Trustee shall make available to the Noteholders and the Rating Agency a copy of such supplemental indenture. Any failure of the Indenture Trustee to make available such copy shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 10.02Supplemental Indentures with Consent of Noteholders. (a) With the prior written consent of each Noteholder affected thereby, prior written notice to the Rating Agency and receipt by the Indenture Trustee of a Tax Opinion, the Issuer and the Indenture Trustee, when authorized and directed by an Issuer Order, at any time and from time to time, may enter into an amendment or a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture for the following purposes:
(i)to change the Rated Final Maturity of any Note, or the due date of any payment of interest on any Note, or reduce the principal amount thereof, or the interest rate thereon, change the place of payment where, or the coin or currency in which any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of interest due on any Note on or after the due date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Rated Final Maturity thereof or change any provision of Article VI regarding the amounts payable upon any Voluntary Prepayment of the Notes;
(ii)to reduce the percentage of the Outstanding Note Balance of either Class of Notes, the consent of the Noteholders of which is required to approve any such supplemental indenture; or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture, Events of Default, Manager Termination Events under the Indenture or under the Management Agreement or Servicer Termination Events under this Indenture or under the Servicing Agreement and their consequences provided for in this Indenture or for any other purpose hereunder;
(iii)to modify any of the provisions of this Section 10.02;
(iv)to modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or
(v)to permit the creation of any other Lien with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or, except with respect to any action which would not have a material adverse effect on any Noteholder (as certified by the Issuer), deprive the Noteholder of the security afforded by the Lien of this Indenture.
(b)With the prior written consent of the Majority Noteholders of the Controlling Class, and receipt by the Indenture Trustee of a Tax Opinion, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more amendments or indentures supplemental hereto, in form satisfactory to the Indenture Trustee for the purpose of modifying, eliminating or adding to the provisions of this Indenture; provided that such supplemental indentures shall not have any of the effects described in paragraphs (i) through (v) of Section 10.02(a).
(c)Promptly after the execution by the Issuer and the Indenture Trustee of any amendment or supplemental indenture pursuant to this Section 10.02, the Indenture Trustee shall make available to the Noteholders and the Rating Agency a copy of such supplemental indenture. Any failure of the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Indenture Trustee to make available such copy shall not, however, in any way impair or affect the validity of any such supplemental indenture.
(d)Whenever the Issuer or the Indenture Trustee solicits a consent to any amendment or supplement to this Indenture, the Issuer shall fix a record date in advance of the solicitation of such consent for the purpose of determining the Noteholders entitled to consent to such amendment or supplement. Only those Noteholders at such record date shall be entitled to consent to such amendment or supplement whether or not such Noteholders continue to be Holders after such record date.
Section 10.03Execution of Amendments and Supplemental Indentures. In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel (i) describing that the execution of such supplemental indenture is authorized or permitted by this Indenture and (ii) in accordance with Section 3.06(a) hereof. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.
Section 10.04Effect of Amendments and Supplemental Indentures. Upon the execution of any amendment or supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.
Section 10.05Reference in Notes to Amendments and Supplemental Indentures. Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article X may, and if required by the Issuer shall, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
Section 10.06Indenture Trustee to Act on Instructions. Notwithstanding any provision herein to the contrary (other than Section 10.02), in the event the Indenture Trustee is uncertain as to the intention or application of any provision of this Indenture or any other agreement to which it is a party, or such intention or application is ambiguous as to its purpose or application, or is, or appears to be, in conflict with any other applicable provision thereof, or if this Indenture or any other agreement to which it is a party permits or does not prohibit any determination by the Indenture Trustee, or is silent or incomplete as to the course of action which the Indenture Trustee is required or is permitted or may be permitted to take with respect to a particular set of facts or circumstances, the Indenture Trustee shall, at the expense of the Issuer, be entitled to request and rely upon the following: (a) written instructions of the Issuer directing the Indenture Trustee to take certain actions or refrain from taking certain actions, which written instructions shall contain a certification that the taking of such actions or refraining from taking certain actions is in the best interest of the Noteholders and (b)  prior written consent of the Majority Noteholders of the Controlling Class. In such case, the Indenture Trustee shall have no liability to the Issuer or the Noteholders for, and the Issuer shall hold harmless the Indenture Trustee from, any liability, costs or expenses arising from or relating to any action taken by the Indenture Trustee acting upon such instructions, and the Indenture Trustee shall have no responsibility to the Noteholders with

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

respect to any such liability, costs or expenses. The Issuer shall provide a copy of such written instructions to the Rating Agency.

Article XI.

[Reserved]

Article XII.

Miscellaneous
Section 12.01Compliance Certificates and Opinions; Furnishing of Information. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture (except with respect to ordinary course actions under this Indenture and except as otherwise specifically provided in this Indenture), the Issuer at the request of the Indenture Trustee shall furnish to the Indenture Trustee a certificate describing that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel describing that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of certificates and Opinions of Counsel are specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or Opinion of Counsel need be furnished.
Section 12.02Form of Documents Delivered to Indenture Trustee. (a)  If several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b)Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by outside counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of any relevant Person, describing that the information with respect to such factual matters is in the possession of such Person, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.
(c)Where any Person is required to make, give or execute two or more applications, requests, consents, notices, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(d)Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer, the Servicer or the Manager shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's, the Servicer's or the Manager's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such notice or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such notice or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01(b)(ii).
(e)Wherever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, an Event of Default, a Servicer Termination Event or a Manager Termination Event is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's or the Indenture Trustee's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if a Responsible Officer of the Indenture Trustee does not have actual knowledge of the occurrence and continuation of such Default, Event of Default, Servicer Termination Event or Manager Termination Event.
Section 12.03Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.03.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a limited liability company or a partnership on behalf of such corporation, limited liability company or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 12.04Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
(a)the Indenture Trustee by any Noteholder or by the Issuer, shall be in writing and shall be delivered personally, mailed by first-class registered or certified mail, postage prepaid, by facsimile transmission or electronic transmission in PDF format or overnight delivery service, postage prepaid, and received by, a Responsible Officer of the Indenture Trustee at its Corporate Trust Office listed below, or
(b)any other Person shall be in writing and shall be delivered personally or by facsimile transmission, electronic transmission in PDF format or prepaid overnight delivery service at the address listed below or at any other address subsequently furnished in writing to the Indenture Trustee by the applicable Person.
To the Indenture Trustee:    Wells Fargo Bank, National Association
600 S. 4th Street
MAC N9300-061
Minneapolis, MN 55415
Attention: Corporate Trust Services – Asset-Backed Administration
Phone: (612) 667-8058
Fax: (612) 667-3464
To the Issuer:            Sunnova Helios V Issuer, LLC
20 East Greenway Plaza, Suite 540
Houston, Texas 77046
Attention: Chief Financial Officer
Email: notices@sunnova.com
Phone:    (281) 417-0916
Fax: (281) 985-9907

with a copy to:            Sunnova Energy Corporation
                20 East Greenway Plaza, Suite 540
Houston, Texas 77046
Attention: Chief Financial Officer
Email: notices@sunnova.com
Phone:    (281) 417-0916
Fax: (281) 985-9907

To KBRA:            Kroll Bond Rating Agency, LLC
                805 Third Avenue, 29th Floor
                New York, New York 10022
                Attention: ABS Surveillance
                Email: abssurveillance@kbra.com
                Phone: (212) 702-0707

Notices delivered to the Rating Agency shall be by electronic delivery to the email address set forth above where information is available in electronic format. In addition, upon the written request of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

any beneficial owner of a Note, the Indenture Trustee shall provide to such beneficial owner copies of such notices, reports or other information delivered, in one or more of the means requested, by the Indenture Trustee hereunder to other Persons as such beneficial owner may reasonably request.
Section 12.05Notices and Reports to Noteholders; Waiver of Notices. (a) Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to the Noteholders, such notice or report shall be written and shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage-prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed or sent via electronic mail, at the address or electronic mail address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.
(b)Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(c)If, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
(d)The Indenture Trustee shall promptly upon written request furnish to each Noteholder each Monthly Servicer Report and, unless directed to do so under any other provision of this Indenture or any other Transaction Document (in which case no request shall be necessary), a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to this Indenture and the other Transaction Documents, but only with the use of a password provided by the Indenture Trustee; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 12.05 until it has received the requisite information from the Issuer or the Servicer. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. The Indenture Trustee's internet website will initially be located at www.CTSLink.com or at such other address as the Indenture Trustee shall notify the parties to the Indenture from time to time. In connection with providing access to the Indenture Trustee's website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 12.06Rules by Indenture Trustee. The Indenture Trustee may make reasonable rules for any meeting of Noteholders.
Section 12.07Issuer Obligation. Each of the Indenture Trustee and each Noteholder accepts that the enforcement against the Issuer under this Indenture and under the Notes shall be limited to the assets of the Issuer, whether tangible or intangible, real or person (including the Trust Estate) and the proceeds thereof. No recourse may be taken, directly or indirectly, against (a) any member, manager, officer, employee, trustee, agent or director of the Issuer or of any predecessor of the Issuer, (b) any member, manager, beneficiary, officer, employee, trustee, agent, director or successor or assign of a holder of a member or limited liability company interest in the Issuer, or (c) any incorporator, subscriber to capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor thereof, with respect to the Issuer's obligations with respect to the Notes or any of the statements, representations, covenants, warranties or obligations of the Issuer under this Indenture or any Note or other writing delivered in connection herewith or therewith.
Section 12.08Enforcement of Benefits. The Indenture Trustee for the benefit of the Noteholders shall be entitled to enforce and, at the written direction (electronic means shall be sufficient) of and with indemnity by the Super-Majority Noteholders of the Controlling Class, the Indenture Trustee shall enforce the covenants and agreements of the Manager contained in the Management Agreement, the Servicer contained in the Servicing Agreement, Sunnova ABS Holdings V and the Depositor contained in the Contribution Agreement, the Performance Guarantor in the Performance Guaranty and each other Transaction Document.
Section 12.09Effect of Headings and Table of Contents. The Section and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 12.10Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Indenture Trustee shall bind their respective successors and assigns, whether so expressed or not.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 12.11Separability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Indenture, a provision as similar in its terms and purpose to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
Section 12.12Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 7.13 and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 12.13Legal Holidays. If the date of any Payment Date or any other date on which principal of or interest on any Note is proposed to be paid or any date on which mailing of notices by the Indenture Trustee to any Person is required pursuant to any provision of this Indenture, shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment or mailing of such notice need not be made on such date, but may be made or mailed on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date or other date for the payment of principal of or interest on any Note, or as if mailed on the nominal date of such mailing, as the case may be, and in the case of payments, no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.
Section 12.14Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Indenture and each Note shall be construed in accordance with and governed by the substantive laws of the State of New York (including New York General Obligations Laws §§ 5-1401 and 5-1402, but otherwise without regard to conflicts of law provisions thereof, except with regard to the UCC) applicable to agreements made and to be performed therein.
(b)The parties hereto agree to the non-exclusive jurisdiction of the Commercial Division, New York State Supreme Court, and federal courts in the borough of Manhattan in the City of New York in the State of New York.
(c)TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AND EACH NOTEHOLDER BY ACCEPTANCE OF A NOTE IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS INDENTURE, ANY OTHER DOCUMENT IN CONNECTION HEREWITH OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.
Section 12.15Electronic Signatures and Counterparts. This Indenture may be executed in multiple counterparts (including electronic PDF), each of which shall be an original and all of which taken together shall constitute but one and the same agreement. This Indenture shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

or (iii) a faxed, scanned, or photocopied manual signature; provided, execution by electronic signature as contemplated in clause (i) shall be limited to instances of force majeure or other circumstances that make execution by such means necessary, unless the parties otherwise agree. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Notwithstanding the foregoing, with respect to any notice provided for in this Indenture or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.
Section 12.16Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, the Issuer shall effect such recording at its expense in compliance with an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture or any other Transaction Document.
Section 12.17Further Assurances. The Issuer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee to effect more fully the purposes of this Indenture, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.
Section 12.18No Bankruptcy Petition Against the Issuer. The Indenture Trustee agrees (and each Noteholder and each Note Owner by its acceptance of a Note shall be deemed to agree) that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, it will not institute against the Issuer, or join any other Person in instituting against the Issuer, any Insolvency Proceedings or other Proceedings under the laws of the United States or any State of the United States. This Section 12.18 shall survive the termination of this Indenture.
Section 12.19[Reserved]
Section 12.20Rule 15Ga-1 Compliance.
(a)To the extent a Responsible Officer of the Indenture Trustee receives a demand for the repurchase of a Solar Loan based on a breach of a representation or warranty made by Sunnova ABS Holdings V or the Depositor of such Solar Loan (each, a "Demand"), the Indenture Trustee agrees (i) if such Demand is in writing, promptly to forward such Demand to Sunnova ABS Holdings V, the Depositor, the Manager, the Servicer and the Issuer, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Indenture Trustee and the Issuer.
(b)In connection with the repurchase of a Solar Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand by Sunnova ABS Holdings V or the Depositor of such Solar Loan, the Indenture Trustee agrees, to the extent a Responsible Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

of the Indenture Trustee has actual knowledge thereof, promptly to notify the Issuer, the Manager and the Depositor, in writing.
(c) The Indenture Trustee will (i) notify the Issuer, the Manager and the Depositor as soon as practicable and in any event within three Business Days of the receipt thereof and in the manner set forth in Exhibit D hereof, of all Demands and provide to the Issuer any other information reasonably requested to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act ("Rule 15Ga-1 Information"), and (ii) if requested in writing by the Issuer or the Depositor, provide a written certification no later than ten days following any calendar quarter or calendar year that the Indenture Trustee has not received any Demands for such period, or if Demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (i) above with respect to such Demands. For purposes of this Indenture, references to any calendar quarter shall mean the related preceding calendar quarter ending in January, April, July and October, as applicable. The Indenture Trustee has no duty or obligation to undertake any investigation or inquiry related to any repurchases of Solar Loans, or otherwise assume any additional duties or responsibilities, other than those express duties or responsibilities of the Indenture Trustee hereunder or under the Transaction Documents, and no such additional obligations or duties are otherwise implied by the terms of this Indenture. The Issuer has full responsibility for compliance with all related reporting requirements associated with the transaction completed by the Transaction Documents and for all interpretive issues regarding this information.
Section 12.21Multiple Roles. The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the multiple roles of Indenture Trustee, the Backup Servicer and the Transition Manager. Wells Fargo Bank, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment), bad faith or willful misconduct by Wells Fargo Bank, National Association.
Section 12.22PATRIOT Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the Patriot Act.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Article XIII.

Termination

Section 13.01Termination of Indenture. (a) This Indenture shall terminate on the Termination Date. The Servicer shall promptly notify the Indenture Trustee in writing of any prospective termination pursuant to this Article XIII. Upon termination of the Indenture, the Indenture Trustee shall notify the Lockbox Bank of the same pursuant to the Account Control Agreement, the Liens in favor of the Indenture Trustee on the Trust Estate shall automatically terminate and the Indenture Trustee shall convey and transfer of all right, title and interest in and to the Solar Loans and other property and funds in the Trust Estate to the Issuer.
(b)Notice of any prospective termination (other than pursuant to Section 6.01(a) with respect to Voluntary Prepayments in full), specifying the Payment Date for payment of the final payment and requesting the surrender of the Notes for cancellation, shall be given promptly by the Indenture Trustee by letter to the Noteholders as of the applicable Record Date and the Rating Agency upon the Indenture Trustee receiving written notice of such event from the Issuer or the Servicer. The Issuer or the Servicer shall give such notice to the Indenture Trustee not later than the 5th day of the month of the final Payment Date describing (i) the Payment Date upon which final payment of the Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Notes. Surrender of the Notes that are Definitive Notes shall be a condition of payment of such final payment.
[Signature Page Follows]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

In Witness Whereof, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed as of the day and year first above written.
Sunnova Helios V Issuer, LLC, as Issuer
By /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President,
     Chief Financial Officer
Wells Fargo Bank, National Association, as Indenture Trustee
By /s/ Anthony Kubes
Name: Anthony Kubes
Title: Assistant Vice President
Agreed and Acknowledged:
Sunnova ABS Management, LLC
as Manager
By /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President,
Chief Financial Officer

Sunnova ABS Management, LLC
as Servicer
By /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President,
Chief Financial Officer

Signature Page to Sunnova 2021-A Indenture

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Sunnova Energy Corporation
with respect to Section 5.08
By /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President,
Chief Financial Officer

2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Annex A

Standard Definitions

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Final
Annex A
Standard Definitions
Rules of Construction. In these Standard Definitions and with respect to the Transaction Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Transaction Document, the words "hereof," "herein," "hereunder" and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (d) the term "documents" includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (e) the term "including" is not limiting and (except to the extent specifically provided otherwise) shall mean "including (without limitation)", (f) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including," the words "to" and "until" each shall mean "to but excluding," and the word "through" shall mean "to and including", (g) the words "may" and "might" and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person, and (h) references to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented and/or otherwise modified in accordance with the terms thereof.
"17g-5 Information" has the meaning set forth in Section 12.19 of the Indenture.
"17g-5 Website" has the meaning set forth in Section 12.19 of the Indenture.
"1940 Act" means the Investment Company Act of 1940, as amended, including the rules and regulations thereunder.
"Acceleration Event" means the acceleration of the Notes following an Event of Default.
"Acceleration Event Priority of Payments" has the meaning set forth in Section 5.07(b) of the Indenture.
"Account Control Agreement" means the blocked account agreement, dated as of the Closing Date, by and among the Issuer, the Servicer, the Indenture Trustee and the Lockbox Bank with respect to the Lockbox Account.
"Account Property" means the Accounts and all proceeds of the Accounts, including, without limitation, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, book-entry securities, uncertificated securities, security entitlements (as defined in Section 8-102(a)(17) of the UCC as enacted in the State of New York), financial assets (as defined in Section 8-102(a)(9) of the UCC), or any other investment property (as defined in Section 9-102(a)(49) of the UCC).
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Accountant's Report" has the meaning set forth in Section 6.3(a) of the Servicing Agreement.
"Accounts" means, collectively, the Lockbox Account, the Collection Account, the Reserve Account, the Equipment Replacement Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Section 25D Interest Account.
"Acquisition Price" has the meaning set forth in the Contribution Agreement.
"Act" has the meaning set forth in Section 12.03 of the Indenture.
"Administrative Fee Base Rate" means $[***] and on each annual anniversary of the initial Determination Date will be increased by [***] %.
"Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, a Person shall be deemed to "control" another Person if the controlling Person owns 5% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of any ERISA related representations, Affiliate shall refer to any entity under common control with such Person within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Code.
"Agent Member" has the meaning set forth in Section 2.02(a) of the Indenture.
"Aggregate Closing Date Collateral Balance" means an amount equal to the sum of (i) the Aggregate Solar Loan Balance as of the Initial Cut-Off Date and (ii) the maximum aggregate Cut-Off Date Solar Loan Balance of Subsequent Solar Loans that may be acquired during the Prefunding Period.
"Aggregate Collateral Balance" as of any date of determination shall be equal to the sum of (i) the Aggregate Solar Loan Balance and (ii) the Prefunding Loan Balance.
"Aggregate Outstanding Note Balance" means, as of any date of determination, an amount equal to the sum of the Outstanding Note Balances of both Classes of Notes as of such date of determination.
"Aggregate Solar Loan Balance" means the sum of the Solar Loan Balances for all Solar Loans (excluding Defaulted Solar Loans).
"Ancillary Solar Loan Agreement" means, in respect of each Solar Loan, all agreements and documents ancillary to the Solar Loan Agreement associated with such Solar Loan, which are entered into with an Obligor in connection therewith.
"Anticipated Repayment Date" means the Payment Date occurring in February 2028.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Applicable Law" means all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer finance and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.
"Applicable Procedures" has the meaning set forth in Section 2.08(a) of the Indenture.
"Authorized Officer" means, with respect to any Person, the Chairman, Co-Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other authorized officer of the Person who is authorized to act for the Person and whose name appears on a list of such authorized officers furnished by the Person to the Indenture Trustee (containing the specimen signature of such officers), as such list may be amended or supplemented from time to time.
"Available Funds" means (i) all collections with respect to the Solar Loans (including net recoveries on Defaulted Solar Loans not repurchased and Insurance Proceeds received) deposited in or transferred to the Collection Account with respect to the related Collection Period, (ii) all amounts received from the Depositor upon its repurchase of Solar Loans during or with respect to the related Collection Period or from the Performance Guarantor pursuant to the Performance Guaranty to the extent deposited in the Collection Account, (iii) all amounts received as investment earnings on balances in the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account, the Equipment Replacement Reserve Account and the Section 25D Interest Account during the related Collection Period, (iv) amounts transferred to the Collection Account from the Reserve Account, the Prefunding Account, the Capitalized Interest Account, the Equipment Replacement Reserve Account, the Section 25D Interest Account or the Obligor Security Deposit Account, (v) if a Voluntary Prepayment Date is the same date as a Payment Date, amounts received in connection with a Voluntary Prepayment, in each case on deposit in the Collection Account and (vi) any Permitted Equity Cure Amount; provided, however, that any amounts due during a Collection Period but deposited into the Collection Account within ten Business Days after the end of such Collection Period may, at the Servicer's option upon notice to the Indenture Trustee, be treated as if such amounts were on deposit in the Collection Account as of the end of such prior Collection Period and if so treated, such amounts shall not be considered Available Funds for any other Payment Date. For the avoidance of doubt, Obligor Security Deposits on deposit in the Obligor Security Deposit Account (and not transferred to the Collection Account) are not Available Funds.
"Backup Servicer" means Wells Fargo in its capacity as the Backup Servicer under the Servicing Agreement.
"Backup Servicer Expenses" means (i) any reasonable and documented out-of-pocket expenses incurred in taking any actions required in its role as Backup Servicer and (ii) any indemnities owed to the Backup Servicer in accordance with the Servicing Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Backup Servicing and Transition Manager Fee" means on each Payment Date (in accordance with and subject to the Priority of Payments), an amount equal to $[***].
"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., as amended.
"Benefit Plan Investor" has the meaning set forth in Section 2.07(c)(vi) of the Indenture.
"Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Securities Depository as described in Section 2.02 of the Indenture.
"Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City, the cities in which the Servicer is located, the city in which the Custodian administers the Custodial Agreement or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.
"Calculation Date" means, with respect to a Payment Date, unless the context requires otherwise, the close of business on the last day of the related Collection Period.
"Capitalized Interest Account" means the segregated trust account with that name established with the Indenture Trustee (or such successor bank, if applicable) in the name of the Indenture Trustee for the benefit of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.

"Capitalized Interest Account Deposit" means $[***].
"Certifications" has the meaning set forth in Section 4(c) of the Custodial Agreement.
"Class" means all of the Notes of a series having the same Rated Final Maturity, interest rate, priority of payments and designation.
"Class A Make Whole Determination Date" means the Payment Date occurring in February 2026.
"Class A Notes" means the 1.80% Class A Solar Loan Backed Notes, Series 2021-A issued pursuant to the Indenture.
"Class B Make Whole Determination Date" means the Payment Date occurring in February 2024.
"Class B Notes" means the 3.15% Class B Solar Loan Backed Notes, Series 2021-A issued pursuant to the Indenture.
"Clearstream" has the meaning set forth in Section 2.02(a) of the Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Closing Date" means the date on which the conditions set forth in Section 6 of the Note Purchase Agreement are satisfied and the Notes are issued, which date shall be February 16, 2021.
"Closing Date Certification" shall have the meaning set forth in Section 4(a) of the Custodial Agreement.
"Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes.
"Collection Account" means the segregated trust account with that name established with the Indenture Trustee (or such successor bank, if applicable) in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.
"Collection Period" means, with respect to each Payment Date, the immediately preceding calendar month; provided, however, the Collection Period for the initial Payment Date shall be the period from the Cut-Off Date to and including the last day of the calendar month prior to the initial Payment Date.
"Consumer Protection Law" means all Applicable Laws and implementing regulations protecting the rights of consumers, including but not limited to those Applicable Laws enforced or administered by the Consumer Financial Protection Bureau, the Federal Trade Commission, and any other federal or state Governmental Authority (such as, by way of example, the California Department of Consumer Affairs) empowered with similar responsibilities.
"Contribution Agreement" means the Sale and Contribution Agreement, dated as of the Closing Date, by and among Sunnova Intermediate Holdings, LLC, Sunnova ABS Holdings V, the Depositor and the Issuer.
"Controlling Class" means the Class A Notes until the Outstanding Note Balance thereof has been reduced to zero, then the Class B Notes.
"Conveyed Property" has the meaning set forth in the Contribution Agreement.
"Corporate Trust Office" means the office of the Indenture Trustee at which its corporate trust business shall be administered, which office on the Closing Date shall be for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, as well as for all other purposes, Wells Fargo Bank, National Association, 600 S. 4th Street, MAC N9300-061, Minneapolis, Minnesota 55415, Attention: Corporate Trust Services – Asset-Backed Administration, or such other address as shall be designated by the Indenture Trustee in a written notice to the Issuer and the Servicer.
"Cumulative Default Level" means, for any Determination Date, the quotient (expressed as a percentage) of (i) (A) the aggregate Solar Loan Balances of all Solar Loans that became Defaulted Solar Loans since the Closing Date (other than Defaulted Solar Loans for which the Originator has exercised its option to repurchase or substitute for Defaulted Solar Loans), minus

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(B) any net liquidation proceeds received in respect of Defaulted Solar Loans for which the Originator did not exercise its option to repurchase or substitute since the Closing Date, divided by (ii) the Aggregate Closing Date Collateral Balance.
"Custodial Agreement" means that certain custodial agreement, dated as of the Closing Date, among the Custodian, the Servicer, the Indenture Trustee and the Issuer.
"Custodian" means U.S. Bank as custodian of the Custodian Files pursuant to the terms of the Custodial Agreement, and its permitted successors and assigns.
"Custodian Fee" means, for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to $[***].
"Custodian File" means (i) either (a) for Solar Loan Agreements not held in an Electronic Vault, a PDF copy of the related Solar Loan Agreement signed by an Obligor, including any amendments thereto, or (b) the single authoritative a copy of an electronic Solar Loan Agreement signed by an Obligor, including any amendments thereto, provided for both clauses (a) and (b) that if an amendment to a Solar Loan Agreement is not fully signed, the Custodian File shall only be deemed to contain such Solar Loan Agreement without giving effect to such amendment, (ii) regulatory disclosure statements to the applicable Solar Loan required by Consumer Protection Law, if any, (iii) to the extent not incorporated within the related Solar Loan Agreement, a fully executed copy of the related Production Guaranty and/or Customer Warranty Agreement, if any, (iv) a signed electronic copy of the related Interconnection Agreement to which Sunnova Energy is a party, if any, (v) an executed copy of the related Net Metering Agreement to which Sunnova Energy is a party, if separate from the Interconnection Agreement, (vi) documents evidencing Permits to operate the related PV System, if any, (vii) all customer information with respect to ACH payments, if any, and (viii) any other documents the Manager routinely keeps on file, in accordance with its customary procedures, relating to such Solar Loan or the related Obligor, which may include documents evidencing permission to operate a PV System from the related utility, or Governmental Authority, as applicable, or rebates, if any. For purposes of clause (i) of this definition "signed by an Obligor" does not require the signature of any co-owner.
"Customer Collections Policy" means the Servicer's internal collection policy attached as Exhibit G to the Servicing Agreement.
"Customer Warranty Agreement" means (i) with respect to a PV System, any separate warranty agreement provided by Sunnova Energy to an Obligor (which may be an exhibit to a Solar Loan Agreement) in connection with the performance and installation of the related PV System and/or Energy Storage System (which, in the case of a PV System, may include a Production Guaranty) and (ii) with respect to an Energy Storage System, any separate warranty agreement provided by Sunnova Energy to an Obligor pursuant to which Sunnova Energy or its agents have agreed to repair or replace an Energy Storage System in accordance with the terms of the Manufacturer's Warranty attached to such agreement.
"Cut-Off Date" means the Initial Cut-Off Date or each Subsequent Cut-Off Date.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Cut-Off Date Solar Loan Balance" means, for a Solar Loan, the outstanding principal balance due under or in respect of such Solar Loan as of the related Cut-Off Date.
"Dealer" means a third party with whom the Originator or any of its affiliates contracts to source potential customers and to design, install and service PV Systems and/or Energy Storage Systems.
"Dealer Warranty" means a Dealer's workmanship warranty under which the Dealer is obligated, at its sole cost and expense, to correct defects in its installation work for a period of at least ten years and provide a roof warranty of at least five years, in each case, from the date of installation.
"Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default, a Manager Termination Event or a Servicer Termination Event.
"Defaulted Solar Loan" means a Solar Loan for which (i) the related Obligor is more than one hundred eighty (180) days past due from the original due date on 10% or more of a contractual payment due under the related Solar Loan, (ii) an Insolvency Event has occurred with respect to an Obligor, (iii) the related PV System or Energy Storage System has been turned off due to an Obligor delinquency under the related Solar Loan Agreement or repossessed by the Servicer or Manager, or (iv) the Servicer has determined that all or any portion of the Solar Loan has been, in accordance with the Customer Credit and Collection Policy, placed on a "non-accrual" status or is "non-collectible", a charge-off has been taken or any or all of the principal amount due under such Solar Loan has been reduced or forgiven.
"Defective Solar Loan" means a Solar Loan with respect to which it is determined by the Indenture Trustee (acting at the written direction of the Majority Noteholders of the Controlling Class) or the Manager, at any time, that Sunnova Intermediate Holdings, Sunnova ABS Holdings V or the Depositor breached one or more of the applicable representations or warranties regarding eligibility of such Solar Loan contained in Exhibit A to the Contribution Agreement as of the related Cut-Off Date (or as of the Closing Date or related Transfer Date, as so provided in Exhibit A to the Contribution Agreement), which breach has a material adverse effect on the Noteholders and has not been cured within the applicable grace period or waived, in writing, by the Indenture Trustee, acting at the direction of the Majority Noteholders of the Controlling Class.
"Deferred Interest Amount" means with respect to a Class of Notes, an amount equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Note Rate on any unreimbursed Note Balance Write-Down Amounts applied to such Class of Notes prior to such Payment Date, (ii) with respect to the Class B Notes, if such Payment Date occurs during a Sequential Interest Amortization Period and the Class A Notes have an Outstanding Note Balance, interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of the Class B Notes immediately prior to such Payment Date and (iii) any unpaid Deferred Interest Amounts from prior Payment Dates, plus interest thereon at the applicable Note Rate, to the extent permitted by law.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Deferred Post-ARD Additional Interest Amounts" has the meaning set forth in Section 2.03(c) of the Indenture.
"Definitive Notes" has the meaning set forth in Section 2.02(c) of the Indenture.
"Delinquent Solar Loan" means a Solar Loan for which (i) the related Obligor is more than sixty (60) days past due from the original due date on 10% or more of a contractual payment due under the related Solar Loan.
"Delivery" when used with respect to Account Property means:
    (i)(A)    with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC, transfer thereof:
    (1)    by physical delivery to the Indenture Trustee, indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank;
    (2)    by the Indenture Trustee continuously maintaining possession of such instrument; and
    (3)    by the Indenture Trustee continuously indicating by book-entry that such instrument is credited to the related Account;
    (B)    with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:
    (1)    by physical delivery of such certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank;
    (2)    by the Indenture Trustee continuously maintaining possession of such certificated security; and
    (3)    by the Indenture Trustee continuously indicating by book-entry that such certificated security is credited to the related Account;
    (C)    with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with Applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

    (1)    by (x) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee or (y) continuous book-entry registration of such property to a book-entry account maintained by the Indenture Trustee with a Federal Reserve Bank; and
    (2)    by the Indenture Trustee continuously indicating by book-entry that property is credited to the related Account;
    (D)    with respect to any asset in the Accounts that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (C) above or clause (E) below:
    (1)    transfer thereof:
    (a)    by registration to the Indenture Trustee as the registered owner thereof, on the books and records of the issuer thereof; or
    (b)    by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or having become the registered owner, acknowledges that it holds for the Indenture Trustee; or
    (2)    the issuer thereof has agreed that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; or
    (E)    in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Section 8-102(a)(5) of the UCC) or its nominee, by causing:
    (1)    the relevant clearing corporation to credit such security to a securities account of the Indenture Trustee at such clearing corporation; and
    (2)    the Indenture Trustee to continuously indicate by book-entry that such security is credited to the related Account;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

    (F)    with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC) to be transferred to or for the benefit of a collateral agent and not governed by clauses (C) or (E) above: if a securities intermediary (1) indicates by book entry that the underlying "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Indenture Trustee's "securities account" (as defined in Section 8-501(a) of the UCC), (2) receives a financial asset from the Indenture Trustee or acquires the underlying financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee's securities account or (3) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee's securities account, the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Indenture Trustee; and continuously indicating by book-entry that such securities entitlement is credited to the Indenture Trustee's securities account; and by the Indenture Trustee continuously indicating by book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Account; and/or
    (ii)    In the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such assets in the Accounts to the Indenture Trustee free and clear of any adverse claims, consistent with changes in Applicable Law or the interpretation thereof.
In each case of Delivery contemplated by the Indenture, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in the Indenture.
"Delivery of Custodian Files" means, with respect to documents in PDF Form, actual receipt by the Custodian of the Custodian Files via electronic transmission, and, with respect to documents in Electronic Form, delivery of Custodian Files through the Electronic System and actual receipt of such Custodian Files within that portion of the Custodian's Electronic Vault partitioned and dedicated to the Issuer, and in all cases, the actual receipt by the Custodian of the Schedule of Solar Loans relating to Custodian Files so delivered at its designated office.
"Depositor" means Sunnova Helios V Depositor, LLC, a Delaware limited liability company.
"Depositor Financing Statement" means a UCC-1 financing statement naming the Issuer as the secured party and the Depositor as debtor.
"Determination Date" means, with respect to any Payment Date, the close of business on the third Business Day prior to such Payment Date.
"DTC" means The Depository Trust Company, a New York corporation and its successors and assigns.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Easy Own Agreement" means a Solar Loan Agreement pursuant to which the related Obligor purchases a PV System from a Dealer using financing provided by Sunnova Energy and for which the related Obligor is not required to make interest payments on the portion of the Solar Loan Balance equal to the related Section 25D Credit Amount until a scheduled prepayment date, typically 18 months from the date on which the related PV System achieves PTO.
"Easy Own Solar Loan" means a Solar Loan governed by an Easy Own Agreement or a SunSafe Easy Own Agreement.
"Electronic Form" means a document delivered and maintained in electronic form via the Electronic System.
"Electronic System" means the system provided and operated by eOriginal, or such other electronic document storage provider as may be mutually agreed upon by the Issuer, the Indenture Trustee and the Custodian, that enables electronic contracting and the transfer of documents maintained in Electronic Form into Physical Form.
"Electronic Vault" means the electronic "vault" created and maintained by eOriginal in order to store documents in Electronic Form pursuant to an agreement between the Custodian and eOriginal, or any other such electronic "vault" maintained by a provider mutually agreed upon by the Issuer, the Indenture Trustee and the Custodian, in which the Issuer's electronic original documents reside.
"Electronic Vault Agreement" means the agreement relating to the Electronic Vault between U.S. Bank National Association and the entity that operates and maintains the Electronic Vault.
"Eligible Account" means either (i) a segregated account or accounts maintained with an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long-term debt obligations of which institution shall be rated investment grade or higher by S&P and the short-term debt obligations of which are at least investment grade by S&P, and which is (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any State, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (D) a subsidiary of a bank holding company, and as to which the Rating Agency has indicated that the use of such account shall not cause the withdrawal of its rating on any Notes, (ii) a segregated trust account or accounts maintained with the trust department of a federal or State chartered depository institution, having capital and surplus of not less than $[***], acting in its fiduciary capacity, and acceptable to the Rating Agency or (iii) with respect to the Obligor Security Deposit Account, JPMorgan Chase Bank, N.A.
"Eligible Institution" means (i) the corporate trust department of the Indenture Trustee or (ii) a depository institution or trust company organized under the laws of the United States of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

America or any one of the States thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (A) has either (1) a long-term unsecured debt rating of "[***]" or better by S&P, or such other rating that is acceptable to the Rating Agency, as evidenced by a letter from the Rating Agency to the Indenture Trustee or (2) a certificate of deposit rating of "[***]" by S&P, or such other rating that is acceptable to the Rating Agency, as evidenced by a letter from the Rating Agency to the Indenture Trustee and (B) whose deposits are insured by the FDIC.
"Eligible Investments" means any one or more of the following obligations or securities:
    (i)    (A) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (B) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by S&P; and (C) evidence of ownership of a proportionate interest in specified obligations described in (A) and/or (B) above;
    (ii)    demand, time deposits, money market deposit accounts, certificates of deposit of, and federal funds sold by, depository institutions or trust companies (including the Indenture Trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Issuer's investment or contractual commitment to invest therein, a short term unsecured debt rating of "[***]" by S&P, or such lower rating as will not result in the downgrading, qualification or withdrawal of the rating on any Note by the Rating Agency;
    (iii)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a rating of no less than "[***]" by S&P and a maturity of no more than 365 days;
    (iv)    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) of any corporation (other than the Issuer, but including the Indenture Trustee, acting in its commercial capacity), incorporated under the laws of the United States of America or any State thereof, that, at the time of the investment or contractual commitment to invest therein, a rating of "[***]" by S&P, or such lower rating as will not result in the downgrading, qualification or withdrawal of the rating on any Note by the Rating Agency;
    (v)    money market mutual funds, including, without limitation, those of the Indenture Trustee or any Affiliate thereof, or any other mutual funds registered under the 1940 Act which invest only in other Eligible Investments, having a rating, at the time of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

such investment, in the highest rating category by S&P, including any fund for which Wells Fargo, the Indenture Trustee, or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (A) Wells Fargo, the Indenture Trustee or an affiliate thereof, charges and collects fees and expenses from such funds for services rendered, (B) Wells Fargo, the Indenture Trustee or an affiliate thereof, charges and collects fees and expenses for services rendered under the Transaction Documents and (C) services performed for such funds and pursuant to the Transaction Documents may converge at any time;
    (vi)    any investment approved in writing by the Issuer, and with respect to which the Issuer provides written evidence that such investment will not result in a downgrading, qualification or withdrawal of the rating on any Note by the Rating Agency;
    (vii)    repurchase agreements with respect to obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America; provided, however, that the unsecured obligations of the party agreeing to repurchase such obligations at the time have a credit rating of no less than [***] by S&P; and
    (viii)    any investment agreement (including guaranteed investment certificates, forward delivery agreements, repurchase agreements or similar obligations) with an entity which on the date of acquisition has a credit rating of no less than [***] by S&P.
The Indenture Trustee, or an Affiliate thereof may charge and collect such fees from such funds as are collected customarily for services rendered to such funds (but not to exceed investments earnings thereon).
The Indenture Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above. All Eligible Investments in an Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders.
"Eligible Letter of Credit Bank" means a financial institution having total assets in excess of $[***] and with a long term rating of at least "[***]" by S&P and a short term rating of at least "[***]" by S&P. If the issuer of the Letter of Credit fails to be an Eligible Letter of Credit Bank on any date, the Indenture Trustee will be required, upon written direction of the Issuer, the Manager or the Majority Noteholders of the Controlling Class, to draw on the full amount of the Letter of Credit and deposit the proceeds into the Reserve Account or Equipment Replacement Reserve Account, as applicable.
"Eligible Solar Loan" means a Solar Loan meeting, as of the related Cut-Off Date (or as of the Closing Date or related Transfer Date where so provided), all of the requirements set forth in Exhibit A of the Contribution Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Energy Storage System" means an energy storage system capable of delivering electricity to the location where installed without regard to connection to or operability of the electric grid in such location and to be used in connection with a PV System, including all equipment related thereto (including any battery management system, wiring, conduits and any replacement or additional parts included from time to time).
"Engagement Letter" means the engagement letter, dated as of September 22, 2020, by and between Sunnova Energy and Credit Suisse Securities (USA) LLC.
"eOriginal" means eOriginal, Inc., a Delaware corporation, and its successors in interest or such other electronic document storage provider as may be mutually agreed upon by the Issuer, the Indenture Trustee (acting at the direction of the Majority Noteholders of the Controlling Class) and the Custodian.
"Equipment Replacement Reserve Account" means the segregated trust account with that name established and maintained with the Indenture Trustee and in the name of the Indenture Trustee for the benefit of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.
"Equipment Replacement Reserve Deposit" means an amount equal to the lesser of (1) the sum of: (a) the product of (i) one-twelfth of $[***] and (ii) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems related to the Solar Loans owned by the Issuer (excluding Defaulted Solar Loans in respect of PV Systems related to PV Solar Loans or PV/ESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date and (b) the product of (i) one-twelfth of $[***] and (ii) the aggregate storage capacity (measured in kWh) of the batteries included in Energy Storage Systems related to Solar Loans owned by the Issuer (excluding Defaulted Solar Loans in respect of Energy Storage Systems related to PV/ESS Solar Loans or ESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date; and (2) (i) the Equipment Replacement Reserve Required Balance as of the related Determination Date, minus (ii) the amount on deposit in the Equipment Replacement Reserve Account as of the related Determination Date, provided that the Equipment Replacement Reserve Deposit shall not be less than $0.
"Equipment Replacement Reserve Required Balance" means an amount equal to the sum of (a) the product of (i) $[***] and (ii) the aggregate DC nameplate capacity (measured in kW) of all PV Systems related to the Solar Loans owned by the Issuer (excluding Defaulted Solar Loans in respect of PV Systems related to PV Solar Loans or PV/ESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date that have related Solar Loan Agreements with remaining terms that exceed the remaining terms of the related Manufacturer Warranty for the Inverter associated with such PV System and (b) the product of (i) $[***] and (ii) the aggregate storage capacity (measured in kWh) of the batteries included in Energy Storage Systems related to Solar Loans owned by the Issuer (excluding Defaulted Solar Loans in respect of Energy Storage Systems related to PV/ESS Solar Loans or ESS Solar Loans that are not operational and not in the process of being removed) on the related

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Determination Date that have related Solar Loan Agreements with remaining terms that exceed the remaining terms of the related Manufacturer Warranty for such Energy Storage System.
"ERISA" has the meaning set forth in Section 2.07(c)(vi) of the Indenture.
"ESIGN Act" means the Electronic Signatures in Global and National Commerce Act, as such act may be amended or supplemented from time to time.
"ESS Solar Loan" means a Solar Loan under a Sunnova + SunSafe Agreement.
"EU Risk Retention, Due Diligence and Transparency Requirements" means Articles 5, 6 and 7 of the EU Securitization Regulation.
"EU Securitization Regulation" means Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017.
"Euroclear" has the meaning set forth in Section 2.02(a) of the Indenture.
"Event of Default" has the meaning set forth in Section 9.01 of the Indenture.
"Event of Loss" means, with respect to a PV System or Energy Storage System, a loss that is deemed to have occurred with respect to a PV System or Energy Storage System if such PV System or Energy Storage System, as applicable, is damaged or destroyed by fire, theft or other casualty and such PV System or Energy Storage System, as applicable, has become inoperable because of such events.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Extra Principal Distribution Amount" means, on any Payment Date, an amount equal to the lesser of (i) the amount by which Available Funds exceed the amount required to be distributed on such Payment Date pursuant to clauses (i) through (viii) of the Priority of Payments and (ii) the Overcollateralization Deficiency Amount on such Payment Date.
"FATCA" means Sections 1471 through 1474 of the Code, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, and any amendments made to any of the foregoing after the date of this Indenture.
"FATCA Withholding Tax" means any withholding or deduction made pursuant to FATCA in respect of any payment.
"Financing Statements" means, collectively, the Sunnova Intermediate Holdings Financing Statement, the Sunnova ABS Holdings V Financing Statement, the Depositor Financing Statement and the Issuer Financing Statement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Force Majeure Event" means any event or circumstances beyond the reasonable control of and without the fault or negligence of the Person claiming Force Majeure. It shall include, without limitation, failure or interruption of the production, delivery or acceptance of electricity due to: an act of god; war (declared or undeclared); sabotage; riot; insurrection; civil unrest or disturbance; military or guerilla action; terrorism; economic sanction or embargo; civil strike, work stoppage, slow-down, or lock-out; explosion; fire; epidemic; pandemic; earthquake; abnormal weather condition or actions of the elements; hurricane; flood; lightning; wind; drought; the binding order of any Governmental Authority (provided that such order has been resisted in good faith by all reasonable legal means); the failure to act on the part of any Governmental Authority (provided that such action has been timely requested and diligently pursued); unavailability of electricity from the utility grid, equipment, supplies or products (but not to the extent that any such availability of any of the foregoing results from the failure of the Person claiming Force Majeure to have exercised reasonable diligence); and failure of equipment not utilized by or under the control of the Person claiming Force Majeure.
"GAAP" means (i) generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied and (ii) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.
"Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Rule 144A Global Note.
"Governmental Authority" means any national, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Regulatory Energy Commission, the relevant State commissions, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
"Grant" means to pledge, create and grant a Lien on and with regard to property. A Grant of a Solar Loan or of any other instrument shall include all rights, powers and options of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.
"Highest Lawful Rate" has the meaning set forth in the Contribution Agreement.
"Holder" means a Noteholder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Indenture" means the indenture between the Issuer and the Indenture Trustee, dated as of the Closing Date, as supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.
"Indenture Trustee" means Wells Fargo, until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of the Indenture, and thereafter "Indenture Trustee" means such successor Person in its capacity as indenture trustee.
"Indenture Trustee Fee" means, for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to $[***].
"Independent Accountant" means a nationally recognized firm of public accountants selected by the Servicer; provided, that such firm is independent with respect to the Servicer within the meaning of the Securities Act.
"Initial Advance Rate" means 90.50%.
"Initial Cut-Off Date" means December 31, 2020.
"Initial Outstanding Note Balance" means for the Class A Notes and the Class B Notes, $150,079,000 and $38,562,000, respectively.
"Initial Overcollateralization Percentage" means an amount equal to (i) the excess of (a) the Aggregate Closing Date Collateral Balance over (b) the aggregate Initial Outstanding Note Balances of the Notes, divided by (ii) the Aggregate Closing Date Collateral Balance (expressed as a percentage).
"Initial Percentage Interest" means, with respect to each Class of Notes, a percentage equal to the Initial Outstanding Note Balance of such Class divided by the Aggregate Outstanding Note Balance.
"Initial Purchasers" means Credit Suisse Securities (USA) LLC and Popular Securities LLC and their successors and assigns.
"Initial Solar Loans" means the Solar Loans identified on the Schedule of Solar Loans conveyed to the Issuer on the Closing Date.
"Insolvency Event" means, with respect to a specified person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under the bankruptcy code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days; or (b) the commencement by such person of a voluntary case under any applicable insolvency law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.
"Insurance Policy" means, with respect to any PV System and/or Solar Energy System, any insurance policy benefiting the Manager or the owner of such PV System and/or Solar Energy System and providing coverage for loss or physical damage, credit life, credit disability, theft, mechanical breakdown, gap or similar coverage with respect to such PV System and/or Solar Energy System or the related Obligor.
"Insurance Proceeds" means any funds, moneys or other net proceeds received by the Issuer as the payee in connection with the physical loss or damage to a PV System and/or Energy Storage System, a loss of revenue associated with a PV System and/or Energy Storage System or any other insurable event, including any incident that will be covered by the insurance coverage paid for and maintained by the Manager on the Issuer's behalf.
"Interconnection Agreement" means, with respect to a PV System, a contractual obligation between a utility and an Obligor that allows the Obligor to interconnect such PV System and, if applicable, any related Energy Storage System to the utility electrical grid.
"Interest Accrual Period" means for any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date and in each case will be deemed to be a period of 30 days, except that the Interest Accrual Period for the first Payment Date shall be the number of days (assuming twelve 30-day months) from and including the Closing Date to, but excluding, the first Payment Date.
"Interest Distribution Amount" means (i) with respect to the Class A Notes and any Payment Date, an amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of the Class A Notes immediately prior to such Payment Date and (b) the amount of unpaid Interest Distribution Amount for the Class A Notes from prior Payment Dates plus, to the extent permitted by law, interest thereon at the related Note Rate and (ii) with respect to the Class B Notes and (a) any Payment Date occurring during a Non-Sequential Interest Amortization Period, an amount equal to the sum of (1) interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of the Class B Notes immediately prior to such Payment Date and (2) the amount of unpaid Interest Distribution Amount for the Class B Notes from prior Payment Dates plus, to the extent permitted by law, interest thereon at the related Note Rate and (b) any Payment Date occurring during a Sequential Interest Amortization Period, an amount equal to zero. For the avoidance of doubt, Interest Distribution Amounts do not include any Deferred Interest Amounts or Post-ARD Additional Interest Amounts.
"Inverter" means, with respect to a PV System, the necessary device(s) required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

utility frequency alternating electrical current (AC) that can be used by an Obligor's home or property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.
"Issuer" means Sunnova Helios V Issuer, LLC, a Delaware limited liability company.
"Issuer Financing Statement" means a UCC-1 financing statement naming the Indenture Trustee as the secured party and the Issuer as the debtor.
"Issuer Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of the Issuer dated February 16, 2021.
"Issuer Order" means a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.
"Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under the Indenture or the Notes.
"KBRA" means Kroll Bond Rating Agency, LLC, and its successors and assigns.
"Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law.
"Letter of Credit" means any letter of credit issued by an Eligible Letter of Credit Bank and provided by the Issuer to the Indenture Trustee in lieu of or in substitution for moneys otherwise required to be deposited in the Reserve Account or the Equipment Replacement Reserve Account, as applicable, which Letter of Credit is to be as held an asset of the Reserve Account or the Equipment Replacement Reserve Account, as applicable.
"Lockbox Account" means that certain account established at the Lockbox Bank and maintained in the name of the Issuer (subject to an Account Control Agreement) and to which the Servicer has instructed all Obligors to direct any and all payments required to be made pursuant to the related Solar Loan Agreement or in connection with the related Solar Loan.
"Lockbox Account Retained Balance" means the amount as set forth in the Account Control Agreement for the payment of Lockbox Bank Fees and Charges.
"Lockbox Bank" means J.P. Morgan Chase Bank, National Association.
"Lockbox Bank Fees and Charges" mean those debits from the Lockbox Account expressly permitted under the Account Control Agreement.
"Maintenance Log" has the meaning set forth in Exhibit A of the Management Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Majority Noteholders" means Noteholders representing greater than 50% of the Outstanding Note Balance of, as the context shall require, a Class of Notes or both Classes of Notes if then Outstanding.
"Make Whole Amount" means, with respect to a Voluntary Prepayment of the Notes prior to a Make Whole Determination Date, for (x) any Class A Notes being prepaid is an amount (not less than zero) equal to: the product of (i) the portion of such Class of Notes being prepaid and (ii)(a) if such Voluntary Prepayment occurs prior to the third anniversary of the Closing Date, 3.00%, (b) if such Voluntary Prepayment occurs on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, 2.00% and (c) if such Voluntary Prepayment occurs on or after the fourth anniversary of the Closing Date but prior to the Class A Make Whole Determination Date, 1.00% and (y) any Class B Notes being prepaid is an amount (not less than zero) equal to: the product of (i) the portion of such Class of Notes being prepaid and (ii)(a) if such Voluntary Prepayment occurs prior to the first anniversary of the Closing Date, 3.00%, (b) if such Voluntary Prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 2.00% and (c) if such Voluntary Prepayment occurs on or after the second anniversary of the Closing Date but prior to the Class B Make Whole Determination Date, 1.00%.
"Make Whole Determination Date" means the Class A Make Whole Determination Date or the Class B Make Whole Determination Date, as applicable.
"Management Agreement" means that certain management agreement, dated as of the Closing Date, by and among the Manager, Transition Manager and the Issuer.
"Management Services" has the meaning set forth in Section 2.1(a) of the Management Agreement.
"Management Standard" has the meaning set forth in Section 2.1(a) of the Management Agreement.
"Manager" means Sunnova Management as the initial Manager or any other Replacement Manager acting as Manager pursuant to the Management Agreement. Unless the context otherwise requires, "Manager" also refers to any successor Manager appointed pursuant to the Management Agreement.
"Manager Extraordinary Expenses" means (a) extraordinary expenses incurred by the Manager in accordance with the Management Standard in connection with (i) its performance of maintenance and operations services on a PV System or Energy Storage System on an emergency basis in order to prevent serious injury, loss or damage to persons or property (including any injury, loss or damage to a PV System or Energy Storage System caused by the Obligor), (ii) any litigation, arbitration or enforcement proceedings pursued by the Manager in respect of Manufacturer Warranties or Dealer Warranties, (iii) any litigation, arbitration or enforcement proceeding pursued by the Manager in respect of a Solar Loan Agreement, or (iv) the replacement of Inverters or Energy Storage Systems (or components thereof) that do not have the benefit of a Manufacturer Warranty or Dealer Warranty, to the extent not reimbursed from

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

the Equipment Replacement Reserve Account; (b) to the extent (i) a PV System or Energy Storage System suffers an Event of Loss, (ii) Insurance Proceeds are reduced by any applicable deductible and (iii) the Manager incurs costs related to the repair, restoration, replacement or rebuilding of such PV System or Energy Storage System in excess of the Insurance Proceeds that the Manager receives, an amount equal to the lesser of such excess and the applicable deductible; and (c) all fees, expenses and other amounts that are paid by the Manager on behalf of the Issuer and incurred in connection with the operation or maintenance of the Solar Loans or the Transaction Documents, including (i) fees, expenses and other amounts paid to attorneys, accountants and other consultants and experts retained by the Issuer and (ii) any sales, use, franchise or property taxes that the Manager pays on behalf of the Issuer.
"Manager Fee" means for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to the product of (i) one-twelfth of the O&M Fee Base Rate and (ii) the sum of (1) the aggregate DC nameplate capacity (measured in kW) of all PV Systems related to the Solar Loans owned by the Issuer as of the first day of the related Collection Period (excluding PV Systems related to Defaulted Solar Loans that are not operational and not in the process of being removed, repaired or replaced) and (2) [***] kW multiplied by the number of ESS Solar Loans owned by the Issuer as of the first day of the related Collection Period (excluding Defaulted Solar Loans for which the related Energy Storage System is not operational and not in the process of being removed, repaired or replaced).
"Manager Termination Event" has the meaning set forth in Section 7.1 of the Management Agreement.
"Manufacturer Warranty" means any warranty given by a manufacturer of a PV System or Energy Storage System relating to such PV System or Energy Storage System or, in each case any part or component thereof.
"Material Adverse Effect" means, with respect to any Person, any event or circumstance, individually or in the aggregate, having a material adverse effect on any of the following: (i) the business, property, operations or financial condition of such Person or the Trust Estate, (ii) the ability of such Person to perform its respective obligations under the Transaction Documents (including the obligation to make any payments) or (iii) the priority or enforceability of any Lien in favor of the Indenture Trustee.
"Merchant Processing Amounts" means amounts charged against all collected funds in the Lockbox Account by third party merchant processing service providers with respect to processing fees and Obligor chargebacks.
"Monthly Manager Report" means a report substantially in the form set forth in Exhibit D of the Management Agreement, delivered to the Servicer, the Backup Servicer and the Transition Manager by the Manager pursuant to the Management Agreement.
"Monthly Servicer Report" means a report substantially in the form set forth in Exhibit D of the Servicing Agreement, delivered to the Issuer, the Indenture Trustee, the Backup Servicer,

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

the Rating Agency and the Initial Purchasers by the Servicer pursuant to the Servicing Agreement.
"Net Metering Agreement" means, with respect to a PV System, as applicable, a contractual obligation between a utility and an Obligor that allows the Obligor to offset its regular utility electricity purchases by receiving a bill credit at a specified rate for energy generated by such PV System that is exported to the utility electrical grid and not consumed by the Obligor on its property. A Net Metering Agreement may be embedded or acknowledged in an Interconnection Agreement.
"New York UCC" shall have the meaning set forth in Section 5.02(g)(ii)(F) of the Indenture.
"Non-Sequential Interest Amortization Period" means any period in which a Sequential Interest Amortization Period is not in effect.
"Note" or "Notes" means, collectively, the 1.80% Solar Loan Backed Notes, Series 2021-A, Class A, and the 3.15% Solar Loan Backed Notes, Series 2021-A, Class B, issued pursuant to the Indenture.
"Note Balance Write-Down Amount" means, as of any Payment Date, an amount equal to the excess, if any, of (i) the Aggregate Outstanding Note Balance after taking into account all distributions of principal on such Payment Date over (ii) the Aggregate Collateral Balance as of the last day of the related Collection Period.
"Note Depository Agreement" means the letter of representations dated the Closing Date, by the Issuer to DTC, as the initial Securities Depository, relating to the Book-Entry Notes.
"Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Securities Depository or on the books of a Person maintaining an account with such Securities Depository (directly as a Securities Depository Participant or as an indirect participant, in each case in accordance with the rules of such Securities Depository) or the Person who is the beneficial owner of such Book-Entry Note, as reflected in the Note Register in accordance with Section 2.07 of the Indenture.
"Note Purchase Agreement" means that certain note purchase agreement dated February 8 2021, among the Issuer, the Depositor, Sunnova Energy and the Initial Purchasers.
"Note Rate" means for the Class A Notes and the Class B Notes, an annual rate of 1.80% and 3.15% respectively.
"Note Register" and "Note Registrar" have the meanings set forth in Section 2.07 of the Indenture.
"Noteholder" means the Person in whose name a Note is registered in the Note Register.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Noteholder FATCA Information" means information sufficient to eliminate the imposition of, or determine the amount of FATCA Withholding Tax.
"Noteholder Tax Identification Information" means properly completed, duly executed and valid tax certifications (generally, in the case of U.S. federal income tax, IRS Form W‑9 (or applicable successor form) in the case of a person that is a "United States person" within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W‑8 (or applicable successor form) in the case of a person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code).
"Notice of Prepayment" means the notice in the form of Exhibit C to the Indenture.
"NRSRO" means a nationally recognized statistical rating organization.
"NRSRO Certification" means a certification by a NRSRO that permits it to access a 17g-5 Website.
"Obligor" means a borrower under a Solar Loan Agreement.
"Obligor Security Deposit" means any security deposit that an Obligor must provide in accordance with such Obligor’s Solar Loan Agreement or Sunnova Energy's Transfer Policy.
"Obligor Security Deposit Account" means the segregated trust account with that name established with JPMorgan Chase Bank, N.A. (or such successor bank, if applicable) in the name of the Originator and maintained pursuant to Section 5.01 of the Indenture.
"O&M Fee Base Rate" means $[***] and on each annual anniversary of the initial Determination Date will be increased by [***]%.
"Offering Circular" means that certain confidential offering circular dated February 8, 2021 related to the Notes.
"Officer's Certificate" means a certificate signed by an Authorized Officer or a Responsible Officer, as the case may be.
"Opinion of Counsel" means a written opinion of counsel who may be outside counsel for the Issuer or the Indenture Trustee or other counsel and who shall be reasonably satisfactory to the Indenture Trustee, which shall comply with any applicable requirements of Section 12.02 of the Indenture and which shall be in form and substance satisfactory to the Indenture Trustee.
"Ordinary Course of Business" means the ordinary conduct of business consistent with custom and practice for, as the context may require, the rooftop and ground mounted solar businesses (including with respect to quantity and frequency) of the Issuer and its Affiliates.
"Originator" means Sunnova Energy in its capacity as Originator.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
    (i)    Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;
    (ii)    Notes or portions thereof for whose payment money in the necessary amount in redemption thereof has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes;
    (iii)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture; and
    (iv)    Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 2.09 of the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided, however, that in determining whether the Noteholders of the requisite percentage of the Outstanding Note Balance have given any request, demand, authorization, direction, notice, consent or waiver, Notes owned by Sunnova Energy, the Issuer or an Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee, in its sole discretion, the pledgee's right so to act with respect to such Notes and that the pledgee is not Sunnova Energy, the Issuer or an Affiliate thereof.
"Outstanding Note Balance" means, with respect to any Class of Notes, as of any date of determination, the Initial Outstanding Note Balance of such Class of Notes, less (i) the sum of all principal payments (including any portion of Voluntary Prepayments attributable to principal payments) actually distributed to the Noteholders of such Class of Notes as of such date (other than in respect of reimbursed Note Balance Write-Down Amounts, if any) and (ii) all Note Balance Write-Down Amounts applied to such Class of Notes as of such date.
"Overcollateralization Deficiency Amount" means an amount on any Payment Date equal to the excess, if any, of (i) the Required Overcollateralization Amount on such Payment Date over (ii) the Pro Forma Overcollateralization Amount on such Payment Date, which in no event shall be less than zero.
"Overcollateralization Release Amount" means an amount equal to the excess, if any, of (a) the Pro Forma Overcollateralization Amount on such Payment Date over (b) the Required Overcollateralization Amount on such Payment Date; provided, that such amount will not exceed the amount of principal collected in respect of each Solar Loan during the related Collection Period (including principal in respect of prepayments of Solar Loans and Repurchase Prices or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Substitution Shortfall Amounts paid in respect of Defaulted Solar Loans or Defective Solar Loans, if any, and without giving effect to any Merchant Processing Amounts debited from the Lockbox Account during the related Collection Period) for such Payment Date.
"Ownership Interest" means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Noteholder thereof and any other interest therein, whether direct or indirect, legal or beneficial.
"Parts" means components of a PV System and/or Energy Storage System.
"Payment Date" means the 20th day of each calendar month during which any of the Notes remain Outstanding, beginning in March 2021; provided, however, that if any such day is not a Business Day, then the payments due thereon shall be made on the next succeeding Business Day.
"PDF Form" means those documents in "portable document format" delivered to the Custodian via electronic transmission.
"Perfection UCCs" means, with respect to each Solar Loan and the property related thereto, (i) the date-stamped copy of the filed Sunnova Intermediate Holdings Financing Statement, Sunnova ABS Holdings V Financing Statement and Depositor Financing Statement covering such Solar Loan and the related Conveyed Property and (ii) the date-stamped copy of the filed Issuer Financing Statement covering the Trust Estate and (iii) the date-stamped copy of the filed Termination Statements releasing the Liens held by creditors of Sunnova Energy, its Affiliates or any other Person (other than as expressly contemplated by the Transaction Documents) covering such Solar Loan and the related Conveyed Property, or, in the case of (iii) above, a copy of search results performed and certified by a national search company indicating that such Termination Statements have been filed in the UCC filing offices of the States in which the Financing Statements being terminated were originally filed.
"Performance Guarantor" means Sunnova Energy in its capacity as Performance Guarantor under the Performance Guaranty.
"Performance Guaranty" means the performance guaranty, dated as of the Closing Date, made by the Performance Guarantor in favor of the Issuer and the Indenture Trustee.
"Permits" means, with respect to any PV System or Energy Storage System, the applicable permits, franchises, leases, orders, licenses, notices, certifications, approvals, exemptions, qualifications, rights or authorizations from or registration, notice or filing with any Governmental Authority required to operate such PV System or Energy Storage System.
"Permitted Equity Cure Amount" has the meaning set forth in Section 5.08 of the Indenture.
"Permitted Liens" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

proceedings, (ii) any other lien or encumbrance arising under or permitted by the Transaction Documents, and (iii) to the extent a PV System or Energy Storage System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing.
"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.
"Physical Form" means a document maintained in physical paper form or a document previously maintained in Electronic Form which has been transferred to Physical Form.
"Post-ARD Additional Interest Amounts" has the meaning set forth in Section 2.03(c) of the Indenture.
"Post-ARD Additional Interest Rate" means, for a Class of Notes, an annual rate determined by the Servicer to be the greater of (i) [***]%; and (ii) the amount, if any, by which the sum of the following exceeds the related Note Rate: (A) the yield to maturity (adjusted to a "mortgage equivalent basis" pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the Anticipated Repayment Date of the United States Treasury Security having a term closest to ten years, plus (B) [***]%, plus (C) the related Post-ARD Spread.
"Post-ARD Spread" means for the Class A Notes the Class B Notes, [***]% and [***]%, respectively.
"Post-Closing Date Certification" has the meaning set forth in Section 4(b) of the Custodial Agreement.
"Post-Transfer Date Certification" has the meaning set forth in Section 4(d) of the Custodial Agreement.
"Predecessor Notes" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.09 of the Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.
"Prefunding Account" means the segregated trust account with that name established and maintained with the Indenture Trustee and in the name of the Indenture Trustee for the benefit of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.
"Prefunding Account Initial Deposit" means $[***].

"Prefunding Certificate" means an Officer's Certificate relating to a Subsequent Solar Loan Transfer substantially in the form of Exhibit F to the Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Prefunding Loan Balance" means the excess of the maximum aggregate Cut-Off Date Solar Loan Balances of Subsequent Solar Loans that may be purchased during the Prefunding Period over the Cut-Off Date Solar Loan Balances of Subsequent Solar Loans that have been purchased during the Prefunding Period; provided, the Prefunding Loan Balance shall equal zero on and after the Prefunding Termination Date.

"Prefunding Notice" means a notice in the form of Exhibit G to the Indenture.
"Prefunding Period" means the period commencing on the Closing Date and ending on the Prefunding Termination Date.
"Prefunding Termination Date" means the Determination Date immediately following the earliest of (i) the date that is three months following the Closing Date, (ii) the date on which the amount on deposit in the Prefunding Account is less than $[***], (iii) the date on which an Early Amortization Period or a Sequential Interest Amortization Period begins, or (iv) the date on which an Event of Default occurs.
"Prepayment Amount" has the meaning set forth in Section 6.01(a) of the Indenture.
"Principal Distribution Amount" means, for any Payment Date, an amount equal to: (i) if such Payment Date occurs during a Regular Amortization Period, (A) the excess, if any, of (1) the sum of (x) the amount of principal collected in respect of each Solar Loan during the related Collection Period (including principal in respect of prepayments of Solar Loans and Repurchase Prices or Substitution Shortfall Amounts paid in respect of Defaulted Solar Loans or Defective Solar Loans, if any, and without giving effect to any Merchant Processing Amounts debited from the Lockbox Account during the related Collection Period), and (y) the outstanding principal balance of all Solar Loans that became Defaulted Solar Loans during the related Collection Period and were not substituted for or repurchased by the Depositor; over (2) the Overcollateralization Release Amount for such Payment Date, plus (B) on the first Payment Date after the Prefunding Termination Date, the amount deposited into the Collection Account from the Prefunding Account; or (ii) if such Payment Date occurs during a Sequential Amortization Period, the entire amount of remaining Available Funds after making provisions for payments and distributions required under clauses (i) through (vii) in the Priority of Payments; provided, however, in each case, the Principal Distribution Amount shall not exceed the Aggregate Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date; provided, further, if the sum of Available Funds plus the amount on deposit in the Reserve Account, the Equipment Replacement Reserve Account and the Section 25D Interest Account is greater than or equal to the sum of (a) the payments and distributions required under clauses (i) through (vii) in the Priority of Payments, (b) the Aggregate Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date and (c) all unreimbursed Note Balance Write-Down Amounts, Deferred Interest Amounts and Post-ARD Additional Interest Amounts, then the Principal Distribution Amount shall equal the Aggregate Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"PR Easy Own Solar Loan" means an Easy Own Solar Loan originated after June 30, 2018 for a home located in Puerto Rico for which there is no Section 25D Credit Payment Date.
"Priority of Payments" has the meaning set forth in Section 5.07(a) of the Indenture.
"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.
"Production Guaranty" means, with respect to a PV System, an agreement in the form of a production warranty between the Obligor and Sunnova Energy, that specifies a minimum level of solar energy production, as measured in kWh, for a specified time period. A Production Guaranty stipulates the terms and conditions under which the related Obligor could be compensated or receive a production credit if the related PV System does not meet the electricity production minimums.
"Pro Forma Overcollateralization Amount" means, on any Payment Date, an amount equal to the excess, if any, of (i) the Aggregate Collateral Balance as of the last day of the related Collection Period, over (ii) (a) the Aggregate Outstanding Note Balance on such Payment Date, before taking into account any distributions of principal to the Noteholders on such Payment Date, plus (b) all unreimbursed Note Balance Write-Down Amounts applied to the Notes prior to such Payment Date, minus (c) the amount of principal collected in respect of each Solar Loan during the related Collection Period (including principal in respect of prepayments of Solar Loans and Repurchase Prices or Substitution Shortfall Amounts paid in respect of Defaulted Solar Loans or Defective Solar Loans, if any, and without giving effect to any Merchant Processing Amounts debited form the Lockbox Account during the related Collection Period), minus (d) the outstanding principal balance of all Solar Loans that became Defaulted Solar Loans during the related Collection Period and were not substituted for or repurchased by the Depositor.
"Pro Forma Subsequent Solar Loans" means all Subsequent Solar Loans acquired by the Issuer during the Prefunding Period.
"Project" means a PV System and/or Solar Energy System, the associated Real Property Rights, rights under the applicable Solar Loan Agreements and all other related rights to the extent applicable thereto including, without limitation, all Parts and manufacturers' warranties and rights to access Obligor data.
"Prudent Industry Practices" means the practices, methods, acts and equipment (including but not limited to the practices, methods, acts and equipment engaged in or approved by a prudent, experienced participant in the renewable energy electric generation industry operating in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner that complies with, and is otherwise consistent with, Applicable Law (including, for the avoidance of doubt all Consumer Protection Laws), Permits, codes and standards, equipment manufacturer's recommendations, reliability, safety and environmental protection.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"PTO" means, with respect to a PV System, the receipt of permission to operate from the related local utility in writing or in such other form as is customarily given by the related local utility.
"PV/ESS Solar Loan" means a Solar Loan under a SunSafe Easy Own Agreement.
"PV Solar Loan" means a Solar Loan under an Easy Own Agreement.
"PV System" means, a photovoltaic system, including Solar Photovoltaic Panels, Inverters, Racking Systems, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote monitoring equipment, connectors, meters, disconnects and over current devices (including any replacement or additional parts included from time to time).
"QIB" means qualified institutional buyer within the meaning of Rule 144A.
"Qualified Service Provider" means an Independent Accountant or other service provider.
"Qualified Service Provider Report" has the meaning set forth in Section 6.3(b) of the Servicing Agreement.
"Qualified Substitute Solar Loan" means a Solar Loan that meets each of the following criteria as of the related Transfer Date: (i) qualifies as an Eligible Solar Loan, (ii) the Obligors related to the Qualified Substitute Solar Loans transferred to the Issuer on such Transfer Date have a weighted average credit score as of the date of origination of the Qualified Substitute Solar Loans greater than or equal to the weighted average credit score of the Obligors related to the subject Replaced Solar Loans as of the date of origination of the Replaced Solar Loans, (iii) the Qualified Substitute Solar Loans transferred to the Issuer on such Transfer Date have a weighted average current interest rate that is greater than or equal to the weighted average current interest rate of the subject Replaced Solar Loans, (iv) such Qualified Substitute Solar Loan shall not cause the percentage concentration (measured by Solar Loan Balance as a percentage of the Aggregate Solar Loan Balance) of all Solar Loans owned by the Issuer on such Transfer Date (including for the avoidance of doubt, any Qualified Substitute Solar Loans transferred to the Issuer on such Transfer Date) for which the Related Property is located in any one state or territory to exceed the percentage concentration of the Initial Solar Loans on the Closing Date for which the Related Property is located in such state or territory by more than [***]% of the aggregate Solar Loans, (v) the type of such Qualified Substitute Solar Loan (a PV Solar Loan, a PV/ESS Solar Loan or an ESS Solar Loan) shall be the same as the type of the related Replaced Solar Loan, (vi) does not have a remaining term to maturity later than the Rated Final Maturity and (vii) if the Section 25D Credit Payment Date for such Qualified Substitute Solar Loan shall not have occurred prior to such Transfer Date, the necessary amount shall have been deposited into the Section 25D Interest Account.
"Quarterly Manager Report" has the meaning set forth in Section 6.4 of the Management Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Quarterly Servicer Report" has the meaning set forth in Section 6.4 of the Servicing Agreement.
"Racking System" means, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the site where the PV System is located.
"Rated Final Maturity" means the Payment Date occurring in February 2048.
"Rating Agency" means KBRA.
"Real Property Rights" means all real property rights contained in the Solar Loan Agreements, if any.
"Record Date" means, with respect to any Payment Date or Voluntary Prepayment Date, (i) for Notes in book-entry form, the close of business on the Business Day immediately preceding such Payment Date or Voluntary Prepayment Date, and (ii) for Definitive Notes the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date or Voluntary Prepayment Date occurs.
"Regular Amortization Period" means any period which is not a Sequential Amortization Period.
"Regulation S" means Regulation S, as amended, promulgated under the Securities Act.
"Regulation S Global Note" means the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as appropriate.
"Regulation S Permanent Global Note" means the permanent global note, evidencing Notes, in the form of the Note attached to the Indenture as Exhibit A, that is deposited with and registered in the name of the Securities Depository or its nominee, representing the Notes sold in reliance on Regulation S.
"Regulation S Temporary Global Note" means a single temporary global note, evidencing Notes, in the form of the Note attached to the Indenture as Exhibit A, that is deposited with and registered in the name of the Securities Depository or its nominee, representing the Notes sold in reliance on Regulation S.
"Related Property" means, with respect to a Solar Loan, the real property on which the related PV System and/or Energy Storage System is installed.
"Removal Policy" means the Manager's internal removal policy attached as Exhibit B to the Management Agreement.
"Replaced Solar Loan" means a Defective Solar Loan or a Defaulted Solar Loan for which the Depositor has substituted a Qualified Substitute Solar Loan pursuant to the Contribution Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Replacement Manager" means any Person appointed to replace the Manager and to assume the obligations of Manager under the Management Agreement.
"Replacement Servicer" means any Person appointed to replace the Servicer and to assume the obligations of Servicer under the Servicing Agreement.
"Repurchase Price" means for a Defective Solar Loan or Defaulted Solar Loan an amount equal to sum of (i) the Solar Loan Balance of such Solar Loan immediately prior to becoming a Defective Solar Loan or Defaulted Solar Loan and (ii) any accrued and unpaid interest then due and payable on such Defective Solar Loan or Defaulted Solar Loan through the date such Defective Solar Loan or Defaulted Solar Loan is repurchased.
"Required Overcollateralization Amount" means, on any Payment Date, an amount equal to: (i) during a Regular Amortization Period, the product of (x) the Target Overcollateralization Percentage and (y) the Aggregate Closing Date Collateral Balance; and (ii) during a Sequential Amortization Period, an amount equal to the Aggregate Outstanding Note Balance plus unreimbursed Note Balance Write-Down Amounts, if any.
"Reserve Account" means the segregated trust account with that name established and maintained with the Indenture Trustee and in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.
"Reserve Account Floor Amount" means the product of [***]% and the Aggregate Outstanding Note Balance as of the Closing Date.
"Reserve Account Required Balance" means, for any Payment Date or any date on which the Issuer acquires any Subsequent Solar Loan, the greater of (i) [***]% of the Aggregate Collateral Balance as of the last day of the related Collection Period and (ii) the Reserve Account Floor Amount. On and after the Payment Date on which the Aggregate Outstanding Note Balance of the Notes has been reduced to zero, the Reserve Account Required Balance will be equal to zero.
"Responsible Officer" means when used with respect to (i) the Indenture Trustee, the Transition Manager and the Backup Servicer, any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or Corporate Trust Officer, or any other officer in the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and (ii) the Custodian, any President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer, or any other officer customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Indenture. When used with respect to any Person other than the Indenture Trustee, the Custodian, the Transition Manager or the Backup Servicer that is not an individual, the President, Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Strategy Officer, Treasurer, any Vice President, Assistant Vice President or the Controller of such Person, or any other officer or employee having similar functions.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Rule 144A" means the rule designated as "Rule 144A" promulgated by the Securities and Exchange Commission under the Securities Act.
"Rule 144A Global Note" means the permanent global note, evidencing Notes, in the form of the Note attached to the Indenture as Exhibit A, that is deposited with and registered in the name of the Securities Depository or its nominee, representing the Notes sold in reliance on Rule 144A.
"Rule 17g-5" means Rule 17g-5 under the Exchange Act.
"S&P" means S&P Global Ratings, a business unit of Standard & Poor's Financial Services, LLC, and its successors and assigns.
"Schedule of Solar Loans" means, as the context may require, the schedule of Solar Loans assigned by Sunnova Intermediate Holdings to Sunnova ABS Holdings V, assigned by Sunnova ABS Holdings V to the Depositor, assigned by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee on the Closing Date or any Transfer Date, as such schedule may be supplemented from time to time for Qualified Substitute Solar Loans or Subsequent Solar Loans (in accordance with the terms of the Transaction Documents).
"Section 25D Credit Amount" means, with respect to each Section 25D Easy Own Solar Loan, the portion of the related Solar Loan Balance equal to the anticipated investment tax credit for the related PV System and, as applicable, Energy Storage System.
"Section 25D Credit Payment Date" means the date on which an Obligor in respect of a Section 25D Easy Own Solar Loan is scheduled to pay the related Section 25D Credit Amount.
"Section 25D Easy Own Solar Loan" means an Easy Own Solar Loan other than a PR Easy Own Solar Loan.
"Section 25D Interest Account" means the segregated trust account with that name established with the Indenture Trustee (or such successor bank, if applicable) in the name of the Indenture Trustee for the benefit of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.
"Section 25D Interest Account Required Amount" means the sum of the Section 25D Interest Amounts for all Solar Loans that are Section 25D Easy Own Solar Loans.
"Section 25D Interest Amount" for a Section 25D Easy Own Solar Loan means (i) on the Closing Date or a Transfer Date, the amount of interest that accrues on the related Section 25D Credit Amount from the related Cut-Off Date at such Section 25D Easy Own Solar Loan's interest rate until the Section 25D Credit Payment Date (assuming that no prepayment is made) and (ii) on each Payment Date, the amount of interest that accrues on the related Section 25D Credit Amount on and after such Payment Date at such Solar Loan's interest rate until the Section 25D Credit Payment Date (assuming no prepayment is made).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Securities Act" means the Securities Act of 1933, as amended.
"Securities Depository" means an organization registered as a "Securities Depository" pursuant to Section 17A of the Exchange Act.
"Securities Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.
"SEI" means Sunnova Energy International Inc., a Delaware corporation.
"Sequential Amortization Event" shall exist if, on any Determination Date, (a)(i) a Manager Termination Event, (ii) Servicer Termination Event or (iii) an Event of Default has occurred, (b) a Sequential Interest Amortization Period exists, (c) occurring on or after September 2021, for each of the three immediately preceding Payment Dates, the amount of Available Funds remaining after distributions of amounts pursuant to clauses (i) through (vii) of the Priority of Payments was less than 75% of the Principal Distribution Amount for the related Payment Date (determined assuming a Regular Amortization Period) or (d) the Cumulative Default Level as of the last day of any Collection Period specified below exceeds the corresponding level specified below:

Collection Period	Cumulative Default Level
1 – 12	6.00%
13 – 24	9.00%
25 – 36	12.00%
37 – 48	15.00%
49 and thereafter	17.00%
A Sequential Amortization Event of the type described in clauses (a)(i) or (a)(ii) above will continue until the Notes (including Deferred Interest Amounts, Post-ARD Additional Interest Amounts and Deferred Post-ARD Additional Interest Amounts) have been paid in full. A Sequential Amortization Event of the type described in clause (a)(iii) above will continue until the Payment Date on which the relevant Event of Default is no longer continuing. A Sequential Amortization Event of the type described in clause (b) above will continue until a Sequential Interest Amortization Period no longer exists. A Sequential Amortization Event of the type described in clause (c) above will continue until the amount of Available Funds remaining after distributions of amounts pursuant to clauses (i) through (vii) of the Priority of Payments is equal to or greater than 75% of the Principal Distribution Amount for the related Payment Date (determined assuming a Regular Amortization Period) for three consecutive Payment Dates. A Sequential Amortization Event of the type described in clause (d) above will continue until the Cumulative Default Level as of the last day of any Collection Period specified above no longer exceeds the corresponding level specified.
"Sequential Amortization Period" means the period commencing on the Determination Date upon which a Sequential Amortization Event occurs and ending on the earlier to occur of (i) the Determination Date upon which all existing Sequential Amortization Events have been cured

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

and no longer continuing and (ii) the day the Notes have been paid in full and all other amounts due and payable under the Indenture have been paid in full.
"Sequential Interest Amortization Period" means a period that commences if: (a) as a condition to accepting its appointment as a Replacement Manager, such Replacement Manager requires an increase of at least 25% to the existing O&M Fee Base Rate to perform the related duties; (b) as a condition to accepting its appointment as a Replacement Servicer, such Replacement Servicer (other than the Backup Servicer) requires an increase of at least 25% to the existing Administrative Fee Base Rate to perform the related duties; or (c) a Sequential Amortization Event of the type described in clause (c) of the definition thereof has continued for 18 consecutive Payment Dates. A Sequential Interest Amortization Period of the type described in (a) and (b) above shall continue until the next Determination Date on which the then existing O&M Fee Base Rate or Administrative Fee Base Rate, as applicable, is no longer 25% greater than the O&M Fee Base Rate or 25% greater than the Administrative Fee Base Rate on the Closing Date. A Sequential Interest Amortization Period of the type described in clause (c) above will continue until the amount of Available Funds remaining after distributions of amounts pursuant to clauses (i) through (vii) of the Priority of Payments is greater than 100% of the Principal Distribution Amount for the related Payment Date (determined assuming a Regular Amortization Period) for six consecutive Payment Dates.
"Servicer" means, initially, Sunnova Management in its capacity as the Servicer under the Servicing Agreement and any Replacement Servicer.
"Servicer Extraordinary Expenses" means (a) extraordinary expenses incurred by the Servicer in accordance with the Servicing Standard in connection with any litigation, arbitration or enforcement proceeding pursued by the Servicer in respect of a Solar Loan Agreement and (b) all fees, expenses and other amounts that are paid by the Servicer on behalf of the Issuer and incurred in connection with the financing or servicing of the Solar Loans or the Transaction Documents, including (i) fees, expenses and other amounts paid to attorneys, accountants and other consultants and experts retained by the Issuer and (ii) any sales, use, franchise or property taxes that the Servicer pays on behalf of the Issuer.
"Servicer Fee" means on each Payment Date (in accordance with and subject to the Priority of Payments) the amount equal to the product of (a) one-twelfth of the Administrative Fee Base Rate and (b) the sum of (1) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems related to the Solar Loans owned by the Issuer as of the first day of the related Collection Period (excluding PV Systems related to Defaulted Solar Loans that are not operational and not in the process of being removed, repaired or replaced) and (2) [***] kW multiplied by the number of ESS Solar Loans owned by the Issuer as of the first day of the related Collection Period (excluding Defaulted Solar Loans for which the related Energy Storage System is not operational and not in the process of being removed, repaired or replaced).
"Servicing Agreement" means that certain servicing agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Backup Servicer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Servicing Services" has the meaning set forth in Section 2.1(a) of the Servicing Agreement.
"Servicing Standard" has the meaning set forth in Section 2.1(a) of the Servicing Agreement.
“Servicer Termination Event” has the meaning set forth in Section 7.1 of the Servicing Agreement.
"Settlement Statement" has the meaning set forth in the Contribution Agreement.
"Similar Law" has the meaning set forth in Section 2.07(c)(vi) of the Indenture.
"Solar Loan" means an Initial Solar Loan, a Subsequent Solar Loan or a Qualified Substitute Solar Loan.
"Solar Loan Agreement" means, in respect of a Solar Loan, a loan and security agreement or retail installment sale and security agreement entered into by the applicable Obligor and the Originator (or its approved Dealer) and all ancillary agreements and documents related thereto, including any related amendments thereto, but excluding any Production Guaranty or Customer Warranty Agreement.
"Solar Loan Balance" means, as of any date of determination, the outstanding principal balance due under or in respect of a Solar Loan (including a Defaulted Solar Loan).
"Solar Loan File" means, with respect to a Solar Loan, the documents maintained by the Originator or the Servicer in connection with such Solar Loan, which includes each of the documents in the Custodian File with respect to such Solar Loan.
"Solar Loan Servicing Files" means such files, documents, and computer files (including those documents comprising the Custodian File) necessary for the Servicer to perform the Servicing Services.
"Solar Loan Management Files" means such files, documents, and computer files (including those documents comprising the Custodian File) necessary for the Manager to perform the Management Services.
"Solar Photovoltaic Panel" means, with respect to a PV System, the necessary hardware component that uses wafers made of silicon, cadmium telluride, or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun's light.
"State" means any one or more of the states comprising the United States and the District of Columbia.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Subcontractor" means any person to whom the Manager subcontracts any of its obligations under the Management Agreement, and any person to whom such obligations are further subcontracted of any tier.
"Subsequent Cut-Off Date" means, with respect to any Subsequent Solar Loan or Qualified Substitute Solar Loan, (i) the close of business on the last day of the calendar month immediately preceding the related Transfer Date or (ii) such other date designated by the Servicer.
"Subsequent Solar Loan" means a Solar Loan meeting the criteria specified in Section 2.16(a)(iii) of the Indenture, sold by the Depositor, purchased by the Issuer and pledged to the Indenture Trustee on a Transfer Date during the Prefunding Period.

"Subsequent Solar Loan Assignment" means an assignment in the form of Exhibit D to the Contribution Agreement.
"Subsequent Solar Loan Criteria" means (i) such Solar Loan was not selected by the Originator in a manner that the Originator, in its reasonable business judgment, believes to be materially adverse to the interests of the Noteholders, (ii) such Solar Loan qualifies as an Eligible Solar Loan as of the related Transfer Date, (iii) such Solar Loan does not have a Production Guaranty that guaranties more than [***]% of expected energy production by the related PV System and (iv) such Solar Loan, when aggregated together with the Pro Forma Subsequent Solar Loans does not cause (with respect to clauses (a) and (b), weighted by Solar Loan Balance, and with respect to (d) through (l), measured by the aggregate Solar Balance of the related Solar Loans as a percentage of the aggregate Solar Loan Balance of the Pro Forma Subsequent Solar Loans):

(a)     the weighted average current interest rate of the Pro Forma Subsequent Solar Loans to be less than [***]%,

(b)     the weighted average FICO® score (determined as of the date of origination of the related Solar Loan Agreement) of the Obligors of the Pro Forma Subsequent Solar Loans to be less than [***],

(c)     the average Solar Loan Balance of the Pro Forma Subsequent Solar Loans to be greater than $[***],

(d)     the percentage of the Pro Forma Subsequent Solar Loans for which the Related Property is located in any one state or territory to exceed [***]%,

(e)     the percentage of the Pro Forma Subsequent Solar Loans for which the Related Property is located in Puerto Rico to exceed [***]%,

(f)     the percentage of the Pro Forma Subsequent Solar Loans for which the related PV System includes a string Inverter to exceed [***]%,

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(g)     the percentage of the Pro Forma Subsequent Solar Loans with Production Guaranties that guaranty more than [***]% of expected energy production by the related PV System to exceed [***]%,

(h)     the percentage of the Pro Forma Subsequent Solar Loans with Production Guaranties that guaranty more than [***]% of expected energy production by the related PV System to exceed [***]%,

(i)     the percentage of the Pro Forma Subsequent Solar Loans that are PV/ESS Solar Loans or ESS Solar Loans to exceed [***]%,

(j)     the percentage of the Pro Forma Subsequent Solar Loans with Obligors that have FICO® scores (determined as of the date of origination of the related Solar Loan Agreement) of [***] or less to exceed [***]%,

(k)     the percentage of the Pro Forma Subsequent Solar Loans with Obligors that have FICO® scores (determined as of the date of origination of the related Solar Loan Agreement) from and including [***] to and including [***] to exceed [***]%, and
(l)     the percentage of the Pro Forma Subsequent Solar Loans without Production Guaranties to be less than [***]%.

"Subsequent Solar Loan Transfer" means the transfer of Subsequent Solar Loans from the Depositor to the Issuer on a Transfer Date pursuant to the Contribution Agreement.
"Substitution Shortfall Amount" means for any Qualified Substitute Solar Loan, an amount equal to the excess of the Solar Loan Balance of the substituted Solar Loan over the Solar Loan Balance of the Qualified Substitute Solar Loan. In the event more than one Solar Loan is substituted for, the Substitution Shortfall Amount shall be calculated on an aggregate basis for all substitutions made on such date.
"Sunnova ABS Holdings V" means Sunnova ABS Holdings V, LLC, a Delaware Limited liability company.
"Sunnova ABS Holdings V Financing Statement" means a UCC-1 financing statement naming the Depositor as the secured party and Sunnova ABS Holdings V as the debtor.
"Sunnova Energy" means Sunnova Energy Corporation, a Delaware corporation.
"Sunnova Intermediate Holdings" means Sunnova Intermediate Holdings, LLC, a Delaware Limited liability company.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Sunnova Intermediate Holdings Financing Statement" means a UCC-1 financing statement naming Sunnova ABS Holdings V as the secured party and Sunnova Intermediate Holdings as the debtor.
"Sunnova Management" means Sunnova ABS Management, LLC, a Delaware limited liability company.
"Sunnova + SunSafe Agreement" means a Solar Loan Agreement pursuant to which the related Obligor purchases an Energy Storage System (to use with such Obligor’s existing PV System) from a Dealer using financing provided by Sunnova Energy.
"Super-Majority Noteholders" means Noteholders representing not less than 66-2/3% of the Outstanding Note Balance of, as the context shall require, a Class of Notes or both Classes of Notes if then Outstanding.
"SunSafe Easy Own Agreement" means a Solar Loan Agreement pursuant to which the related Obligor finances the purchase of a PV System and an Energy Storage System is integrated with the PV System for which the related Obligor is not required to make interest payments on the portion of the Solar Loan Balance equal to the related Section 25D Credit Amount until a scheduled prepayment date, typically 18 months from the date on which the related PV System achieves PTO.
"Target Overcollateralization Percentage" means 10.00%.
"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:
(i)    any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, unclaimed property or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and
(ii)    any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement, but excluding any liability arising under any commercial agreement the primary purpose of which does not relate to Taxes.
"Tax Opinion" means an Opinion of Counsel to the effect that an amendment or modification of the Indenture will not materially adversely affect the federal income tax characterization of any Note, or adversely affect the federal tax classification status of the Issuer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

"Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.
"Termination Date" means the date on which the Indenture Trustee shall have received payment and performance of all Issuer Secured Obligations.
"Termination Statement" has the meaning set forth in Section 2.12(i) of the Indenture.
"Transaction Documents" means, collectively, the Indenture, the Management Agreement, the Contribution Agreement, the Note Purchase Agreement, the Performance Guaranty, the Servicing Agreement, the Custodial Agreement, the Account Control Agreement, any Letter of Credit and the Note Depository Agreement.
"Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Note.
"Transfer Date" means, with respect to a Subsequent Solar Loan or Qualified Substitute Solar Loan, the date upon which the Issuer acquires such Solar Loan from the Depositor.
"Transfer Date Certification" shall have the meaning set forth in Section 4(c) of the Custodial Agreement.
"Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Note.
"Transition Manager" means Wells Fargo in its capacity as the Transition Manager under the Management Agreement.
"Transition Manager Expenses" means (i) any reasonable and documented out-of-pocket expenses incurred in taking any actions required in its role as Transition Manager and (ii) any indemnities owed to the Transition Manager in accordance with the Transition Manager Agreement.
"Trust Estate" means all property and rights of the Issuer Granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture for the benefit of the Noteholders.
"UETA" shall mean the Uniform Electronic Transactions Act, as such act may be amended or supplemented from time to time.
"UK Risk Retention, Due Diligence and Transparency Requirements" means the risk retention, transparency and due diligence requirements set out in the UK Securitization Regulation which contain due diligence requirements that apply to certain types of "institutional investor" as defined in the UK Securitization Regulation, which include insurance and reinsurance undertakings, occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993, AIFMs (as defined in regulation 4(1) of the Alternative Investment Fund

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Managers Regulations 2013) which market or manage an AIF (as defined in regulation 3 of those Regulations) in the UK, management companies as defined in section 237(2) of the FSMA, UCITS as defined by section 236A of FSMA which are authorised open ended investment companies as defined in section 237(3) of FSMA, investment firms and credit institutions which are CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2018.
"UK Securitization Regulation" means Securitisation (Amendment) (EU Exit) Regulations 2019/660.
"U.S. Bank" means U.S. Bank National Association.
"U.S. Risk Retention Rules" means the final rules, which require a "sponsor" of a securitization transaction (or a majority-owned affiliate of the sponsor) to retain a portion of the credit risk of the asset-backed securities transaction, adopted in October 2014 by the Federal Deposit Insurance Company, the Federal Housing Finance Agency, the Office of the Comptroller of the Currency of the Department of the Treasury, the SEC, the Board of Governors of the Federal Reserve System and the U.S. Department of Housing and Urban Development to implement the credit risk retention requirements of Section 15G of the Exchange Act as added by Section 941 of the Dodd-Frank Act.
"UCC" means the Uniform Commercial Code as adopted in the State of New York or in any other State having jurisdiction over the assignment, transfer, pledge of the Solar Loans from the Originator to the Depositor, the Depositor to the Issuer or of the Trust Estate from the Issuer to the Indenture Trustee.
"UCC Fixture Filing" means a "fixture filing" as defined in Section 2-A-309 of the UCC covering a PV System naming the initial Servicer as secured party on behalf of the Issuer.
"Underwriting and Reassignment Credit Policy" means the Manager's internal reassignment policy attached as Exhibit F to the Servicing Agreement.
"Vice President" means, with respect to Sunnova Energy, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."
"Voluntary Prepayment" has the meaning set forth in Section 6.01(a) of the Indenture.
"Voluntary Prepayment Date" has the meaning set forth in Section 6.01(a) of the Indenture.
"Voluntary Prepayment Servicer Report" has the meaning set forth in Section 6.5 of the Servicing Agreement.
"Wells Fargo" means Wells Fargo Bank, National Association.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Schedule I

Schedule of Solar Loans

Sunnova System ID [***]	Contract Type [***]	State [***]	FICO [***]	Delinquency (# of days past due) [***]
Payment Type [***]		First Payment Date [***]		Maturity Date [***]
Contract Term (months) [***]		Remaining Term (months) [***]	System Size (kW) [***]	Current Loan Balance ($) [***]
Scheduled Prepayment Deadline [***]		APR% [***]		Annual Contract Escalator [***]
Utility [***]	Inverter Manufacturer [***]	Inverter Type [***]	Module Manufacturer [***]	Battery Manufacturer [***]
Guaranteed Production [***]

Exhibit A-1

Form of Class A Note
Note Number: [__]
Unless this Global Note is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its Agent for registration of transfer, exchange or payment, and any global note issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor's nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein.
THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS EITHER (1) NOT, AND NOT ACQUIRING THE NOTE OR INTEREST THEREIN FOR OR ON BEHALF OF OR WITH THE ASSETS OF, ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER "PLAN" AS DEFINED IN SECTION 4975(E)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH A "BENEFIT PLAN INVESTOR"), OR ANY PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (2) IF THE PURCHASER OR TRANSFEREE IS A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW, THE PURCHASER AND TRANSFEREE AND THE FIDUCIARY OF SUCH BENEFIT PLAN INVESTOR OR PLAN BY ITS PURCHASE
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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

OF THIS NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE OR INTEREST HEREIN DOES NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT PROHIBITED TRANSACTION UNDER OR VIOLATION OF SIMILAR LAW AND WILL BE CONSISTENT WITH ANY APPLICABLE FIDUCIARY DUTIES THAT MAY BE IMPOSED UPON THE PURCHASER OR TRANSFEREE.

THE HOLDER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS LOWER THAN $100,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (I) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (ACTING FOR ITS OWN ACCOUNT AND NOT FOR THE ACCOUNT OF OTHERS, OR AS A FIDUCIARY OR AGENT FOR OTHER QIBS TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A), (II) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE and evidenced by an opinion of counsel acceptable to the ISSUER AND THE Indenture Trustee), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. Notwithstanding the foregoing restriction, any Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture.
[For Temporary Regulation S Global Note, add the following:
THIS NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT WHICH IS EXCHANGEABLE FOR A PERMANENT REGULATION S GLOBAL NOTE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE U.S. OR TO A U.S. PERSON EXCEPT PURSUANT TO AN
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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

The purchaser understands that the Issuer may receive a list of participants holding positions in the Notes from the Securities Depository.
Sections 2.07 and 2.08 of the Indenture contain further restrictions on the transfer and resale of this Note (or interest therein). Each Transferee of this Note, by acceptance hereof, is deemed to have accepted this Note subject to the foregoing restrictions on transferability.
Each Noteholder or Note Owner, by its acceptance of this Note (or interest therein), covenants and agrees that such Noteholder or Note Owner, as the case may be, shall not, prior to the date that is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, indenture trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.
The principal of this Note is payable in installments as set forth herein. Accordingly, the outstanding principal amount of this Note at any time may be less than the amount shown on the face hereof. Any person acquiring this security may ascertain its current principal amount by inquiry of the Indenture Trustee.

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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Sunnova Helios V Issuer, LLC
Solar Loan Backed Notes, Series 2021-A
Class A Note

[RULE 144A GLOBAL NOTE]
[TEMPORARY REGULATION S GLOBAL NOTE]
[PERMANENT REGULATION S GLOBAL NOTE]

Original Issue Date	Rated Final Maturity	Issue Price
February 16, 2021	February 20, 2048	99.99886%
Registered Owner:    Cede & Co.
Initial Principal Balance: Up to $150,079,000
CUSIP No. [86746EAA5][U8677HAA2]
ISIN No. [US86746EAA55][USU8677HAA24]

This Certifies That Sunnova Helios V Issuer, LLC, a Delaware limited liability company (hereinafter called the "Issuer"), which term includes any successor entity under the Indenture, dated as of February 16, 2021 (the "Indenture"), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay to the Registered Owner named above or registered assigns, subject to the provisions hereof and of the Indenture, (A) the interest based on the Interest Accrual Period at the Note Rate defined in the Indenture, on each Payment Date beginning in March 2021 (or, if such day is not a Business Day, the next succeeding Business Day), and (B) principal on each Payment Date in the manner and subject to the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, as set forth in the Indenture; provided, however, that the Notes are subject to prepayment as set forth in the Indenture. This note (this "Class A Note") is one of a duly authorized series of Class A Notes of the Issuer designated as its Sunnova Helios V Issuer, LLC, 1.80% Solar Loan Backed Notes, Series 2021-A, Class A (the "Class A Notes"). The Indenture authorizes the issuance of up to $150,079,000 in Outstanding Note Balance of Class A Notes and up to $38,562,000 in Outstanding Note Balance of Sunnova Helios V Issuer, LLC, 3.15% Solar Loan Backed Notes, Series 2021-A, Class B (the "Class B Notes" and together with the Class A Notes, the "Notes"). The Indenture provides that the Notes will be entitled to receive payments in reduction of the Outstanding Note Balance, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Estate (as defined in the Indenture).

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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.
The obligation of the Issuer to repay the Notes is a limited, nonrecourse obligation secured only by the Trust Estate. All payments of principal of and interest on the Class A Notes shall be made only from the Trust Estate, and each Noteholder and each Note Owner, by its acceptance of this Class A Note, agrees that it shall be entitled to payments solely from such Trust Estate pursuant to the terms of the Indenture. The actual Outstanding Note Balance on this Class A Note may be less than the principal balance indicated on the face hereof. The actual Outstanding Note Balance on this Class A Note at any time may be obtained from the Indenture Trustee.
With respect to payment of principal of and interest on the Class A Notes, the Indenture provides the following:
(a)    Until fully paid, principal payments on the Class A Notes will be made on each Payment Date in an amount, at the time, and in the manner provided in the Indenture. The Outstanding Note Balance of each Class A Note shall be payable no later than the Rated Final Maturity thereof unless the Outstanding Note Balance of such Class A Note becomes due and payable at an earlier date pursuant to this Indenture, and in each case such payment shall be made in an amount and in the manner provided in the Indenture.
(b)    The Class A Notes shall bear interest on the Outstanding Note Balance of the Class A Notes and accrued but unpaid interest thereon, at the applicable Note Rate. The Interest Distribution Amounts with respect to the Class A Notes shall be payable on each Payment Date to the extent that the Collection Account then contains sufficient amounts to pay such Interest Distribution Amounts pursuant to Section 5.07 of the Indenture. Each Interest Distribution Amount will accrue on the basis of a 360 day year consisting of twelve 30 day months.
All payments of interest and principal on the Class A Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A Note is registered at the close of business as of the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the Outstanding Note Balance of a Class A Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A Note and of any Class A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A Note.

A-1-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

The Rated Final Maturity of the Notes is the Payment Date in February 2048 unless the Notes are earlier prepaid in whole or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A Noteholder at a bank or other entity having appropriate facilities therefor, if such Class A Noteholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Payment Date (which instructions may remain in effect for subsequent Payment Dates unless revoked by the Class A Noteholder), or (ii) if not, by check mailed to such Class A Noteholder at the address of such Class A Noteholder appearing in the Note Register, the amounts to be paid to such Class A Noteholder pursuant to such Class A Noteholder's Notes; provided, that so long as the Class A Notes are registered in the name of the Securities Depository such payments shall be made to the nominee thereof in immediately available funds.
The Class A Notes shall be subject to voluntary prepayment at the option of the Issuer in the manner and subject to the provisions of the Indenture. Whenever by the terms of the Indenture, the Indenture Trustee is required to prepay the Class A Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the prepayment in the manner prescribed by the Indenture.
Subject to certain restrictions contained in the Indenture, (i) the Class A Notes are issuable in the minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof (provided, that one Class A Note may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance) and (ii) the Class A Notes may be exchanged for a like aggregate principal amount of Class A Notes of authorized denominations of the same maturity.
The final payment on any Definitive Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee.
The Class A Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any Proceedings with respect thereto, except as provided in the Indenture.
The Class A Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Class A Notes. Upon exchange or registration of such transfer, a new registered Class A Note or Notes evidencing the same outstanding principal amount will be executed in exchange therefor.

A-1-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

All amounts collected as payments on the Trust Estate or otherwise shall be applied in the order of priority specified in the Indenture.
Each Person who has or who acquires any Ownership Interest in a Class A Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of the Indenture. A Noteholder may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Class A Notes except pursuant to an effective registration statement covering such transaction under the Securities Act of 1933, as amended, and effective qualification or registration under all applicable State securities laws and regulations or under an exemption from registration under said Securities Act and said State securities laws and regulations.
[Add the following for Rule 144A Global Notes:
Interests in this Class A Note may be exchanged for an interest in the corresponding Temporary Regulation S Global Note or Regulation S Global Note, in each case subject to the restrictions specified in the Indenture.]
[Add the following for Temporary Regulation S Global Notes:
Interests in this Class A Note may be exchanged for an interest in the corresponding Rule 144A Global Note, subject to the restrictions specified in the Indenture.
On or after the 40th day after the later of the Closing Date and the commencement of the offering of the Notes, interests in this Temporary Regulation S Global Note may be exchanged (free of charge) for interests in a Permanent Regulation S Global Note. The Permanent Regulation S Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Regulation S Global Note in respect of which there shall have been presented to DTC by Euroclear or Clearstream a certification to the effect that it has received from or in respect of a person entitled to an interest (as shown by its records) a certification that the beneficial interests in such Temporary Regulation S Global Note are owned by persons who are not U.S. persons (as defined in Regulation S).]
[Add the following for Permanent Regulation S Global Notes:
Interests in this Class A Note may be exchanged for an interest in the corresponding Rule 144A Global Note, subject to the restrictions specified in the Indenture.]
Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class A Notes, each Person who has or acquires an Ownership Interest in a Class A Note agrees that such Person will not institute against the Issuer, or join any other Person in instituting against the Issuer, any Insolvency Proceedings or other Proceedings under the laws of the United States or any State. This covenant shall survive the termination of the Indenture.
A-1-7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Before the due presentment for registration of transfer of this Class A Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A Note is registered (i) on any Record Date for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Class A Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee (and, in some cases, only with the consent of the Noteholder affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A Note.
The Class A Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Estate. Neither the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Performance Guarantor, the Depositor, the Manager, the Transition Manager, the Servicer, the Backup Servicer, the Custodian, the Note Registrar, the Indenture Trustee in its individual capacity or in its capacity as Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Noteholder and each Note Owner of any Class A Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (i) that it shall look only to the Trust Estate to satisfy the Issuer's obligations under or with respect to a Class A Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable State or federal law or regulation, provided that, the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Indenture or any Transaction Document, or fraud, of the Issuer and (ii) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, beneficial owners, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Estate). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Estate or any Person (other than the Issuer) for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate; (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Class A Notes or secured by the Indenture, but the same shall continue until paid or discharged; or (iii) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Transaction Documents. It is further understood that the foregoing
A-1-8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.
The remedies of the Holder of this Class A Note as provided herein, in the Indenture or in the other Transaction Documents, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Estate. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.
The Class A Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Class A Noteholder, Class A Notes may be exchanged for Class A Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.
Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (i) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Class A Noteholders; (ii) the terms upon which the Class A Notes are executed and delivered; (iii) the collection and disposition of payments or proceeds in respect of the Conveyed Property; (iv) a description of the Trust Estate; (v) the modification or amendment of the Indenture; (vi) other matters; and (vii) the definition of capitalized terms used in this Class A Note that are not defined herein; to all of which the Class A Noteholders and Note Owners assent by the acceptance of the Class A Notes.
This Class A Note is issued pursuant to the Indenture and it and the Indenture shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws (including, without limitation, §5-1401 and §5-1402 of the General Obligations Law of the State of New York, but otherwise without giving effect to principles of conflicts of laws).
Reference is hereby made to the provisions of the Indenture and such provisions are hereby incorporated by reference as if fully set forth herein.

A-1-9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
In Witness Whereof, the Issuer has caused this instrument to be duly executed as of the date set forth below.
Sunnova Helios V Issuer, as Issuer
By
    Name: Robert L. Lane
    Title: Executive Vice President, Chief
Financial Officer
A-1-10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Indenture Trustee's Certificate of Authentication
This is one of the Class A Notes referred to in the within-mentioned Indenture.

Dated:
Wells Fargo Bank, National Association, as Indenture Trustee
By
    Name:
    Title:

A-1-11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Form of Assignment]
For Value Received, the undersigned hereby sells, assigns and transfers unto
(Please insert Social Security or Taxpayer Identification number of Assignee)
_______________________________
_______________________________
______________________________________________________________________________
(Please Print or Typewrite Name and Address of Assignee)
______________________________________________________________________________
the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint
______________________________________________________________________________
Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.
Date:___________________

____________________________________
Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

A-1-12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit A-2
Form of Class B Note
Note Number: [__]
Unless this Global Note is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its Agent for registration of transfer, exchange or payment, and any global note issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor's nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein.
THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT, AND NOT ACQUIRING THE NOTE OR INTEREST THEREIN FOR OR ON BEHALF OF OR WITH THE ASSETS OF, ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER "PLAN" AS DEFINED IN SECTION 4975(E)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH A "BENEFIT PLAN INVESTOR"), OR ANY PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE.

A-2-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

THE HOLDER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS LOWER THAN $500,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (I) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (ACTING FOR ITS OWN ACCOUNT AND NOT FOR THE ACCOUNT OF OTHERS, OR AS A FIDUCIARY OR AGENT FOR OTHER QIBS TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A), (II) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (III) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE and evidenced by an opinion of counsel acceptable to the ISSUER AND THE Indenture Trustee), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. Notwithstanding the foregoing restriction, any Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture.
[For Temporary Regulation S Global Note, add the following:
THIS NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT WHICH IS EXCHANGEABLE FOR A PERMANENT REGULATION S GLOBAL NOTE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE U.S. OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

A-2-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

The purchaser understands that the Issuer may receive a list of participants holding positions in the Notes from the Securities Depository.
Sections 2.07 and 2.08 of the Indenture contain further restrictions on the transfer and resale of this Note (or interest therein). Each Transferee of this Note, by acceptance hereof, is deemed to have accepted this Note subject to the foregoing restrictions on transferability.
Each Noteholder or Note Owner, by its acceptance of this Note (or interest therein), covenants and agrees that such Noteholder or Note Owner, as the case may be, shall not, prior to the date that is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, indenture trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.
The principal of this Note is payable in installments as set forth herein. Accordingly, the outstanding principal amount of this Note at any time may be less than the amount shown on the face hereof. Any person acquiring this security may ascertain its current principal amount by inquiry of the Indenture Trustee.
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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Sunnova Helios V Issuer, LLC
Solar Loan Backed Notes, Series 2021-A
Class B Note

[RULE 144A GLOBAL NOTE]
[TEMPORARY REGULATION S GLOBAL NOTE]
[PERMANENT REGULATION S GLOBAL NOTE]

Original Issue Date	Rated Final Maturity	Issue Price
February 16, 2021	February 20, 2048	97.51251%
Registered Owner:    Cede & Co.
Initial Principal Balance: Up to $38,562,000
CUSIP No. [86746EAB3][U8677HAB0]
ISIN No. [US86746EAB39][USU8677HAB07]

This Certifies That Sunnova Helios V Issuer, LLC, a Delaware limited liability company (hereinafter called the "Issuer"), which term includes any successor entity under the Indenture, dated as of February 16, 2021 (the "Indenture"), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay to the Registered Owner named above or registered assigns, subject to the provisions hereof and of the Indenture, (A) the interest based on the Interest Accrual Period at the Note Rate defined in the Indenture, on each Payment Date beginning in March 2021 (or, if such day is not a Business Day, the next succeeding Business Day), and (B) principal on each Payment Date in the manner and subject to the Priority of Payments or the Acceleration Event Priority of Payments, as applicable, as set forth in the Indenture; provided, however, that the Notes are subject to prepayment as set forth in the Indenture. This note (this "Class B Note") is one of a duly authorized series of Class B Notes of the Issuer designated as its Sunnova Helios V Issuer, LLC, 3.15% Solar Loan Backed Notes, Series 2021-A, Class B (the "Class B Notes"). The Indenture authorizes the issuance of up to $150,079,000 in Outstanding Note Balance of Sunnova Helios V Issuer, LLC, 1.80% Solar Loan Backed Notes, Series 2021-A, Class A (the "Class A Notes" and together with the Class B Notes, the "Notes") and up to $38,562,000 in Outstanding Note Balance of Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Outstanding Note Balance, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Estate (as defined in the Indenture).

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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.
The obligation of the Issuer to repay the Notes is a limited, nonrecourse obligation secured only by the Trust Estate. All payments of principal of and interest on the Class B Notes shall be made only from the Trust Estate, and each Noteholder and each Note Owner, by its acceptance of this Class B Note, agrees that it shall be entitled to payments solely from such Trust Estate pursuant to the terms of the Indenture. The actual Outstanding Note Balance on this Class B Note may be less than the principal balance indicated on the face hereof. The actual Outstanding Note Balance on this Class B Note at any time may be obtained from the Indenture Trustee.
With respect to payment of principal of and interest on the Class B Notes, the Indenture provides the following:
(a)    Until fully paid, principal payments on the Class B Notes will be made on each Payment Date in an amount, at the time, and in the manner provided in the Indenture. The Outstanding Note Balance of each Class B Note shall be payable no later than the Rated Final Maturity thereof unless the Outstanding Note Balance of such Class B Note becomes due and payable at an earlier date pursuant to the Indenture, and in each case such payment shall be made in an amount and in the manner provided in the Indenture.
(b)    The Class B Notes shall bear interest on the Outstanding Note Balance of the Class B Notes and accrued but unpaid interest thereon, at the applicable Note Rate. The Interest Distribution Amounts with respect to the Class B Notes shall be payable on each Payment Date to the extent that the Collection Account then contains sufficient amounts to pay such Interest Distribution Amounts pursuant to Section 5.07 of the Indenture. Each Interest Distribution Amount will accrue on the basis of a 360 day year consisting of twelve 30 day months.
All payments of interest and principal on the Class B Notes on the applicable Payment Date shall be paid to the Person in whose name such Class B Note is registered at the close of business as of the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the Outstanding Note Balance of a Class B Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class B Note and of any Class B Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class B Note.

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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

The Rated Final Maturity of the Notes is the Payment Date in February 2048 unless the Notes are earlier prepaid in whole or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class B Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class B Noteholder at a bank or other entity having appropriate facilities therefor, if such Class B Noteholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Payment Date (which instructions may remain in effect for subsequent Payment Dates unless revoked by the Class B Noteholder), or (ii) if not, by check mailed to such Class B Noteholder at the address of such Class B Noteholder appearing in the Note Register, the amounts to be paid to such Class B Noteholder pursuant to such Class B Noteholder's Notes; provided, that so long as the Class B Notes are registered in the name of the Securities Depository such payments shall be made to the nominee thereof in immediately available funds.
The Class B Notes shall be subject to voluntary prepayment at the option of the Issuer in the manner and subject to the provisions of the Indenture. Whenever by the terms of the Indenture, the Indenture Trustee is required to prepay the Class B Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the prepayment in the manner prescribed by the Indenture.
Subject to certain restrictions contained in the Indenture, (i) the Class B Notes are issuable in the minimum denomination of $500,000 and integral multiples of $1,000 in excess thereof (provided, that one Class B Note may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance) and (ii) the Class B Notes may be exchanged for a like aggregate principal amount of Class B Notes of authorized denominations of the same maturity.
The final payment on any Definitive Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee.
The Class B Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any Proceedings with respect thereto, except as provided in the Indenture.
The Class B Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Class B Notes. Upon exchange or registration of such transfer, a new registered Class B Note or Notes evidencing the same outstanding principal amount will be executed in exchange therefor.

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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

All amounts collected as payments on the Trust Estate or otherwise shall be applied in the order of priority specified in the Indenture.
Each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of the Indenture. A Noteholder may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Class B Notes except pursuant to an effective registration statement covering such transaction under the Securities Act of 1933, as amended, and effective qualification or registration under all applicable State securities laws and regulations or under an exemption from registration under said Securities Act and said State securities laws and regulations.
[Add the following for Rule 144A Global Notes:
Interests in this Class B Note may be exchanged for an interest in the corresponding Temporary Regulation S Global Note or Regulation S Global Note, in each case subject to the restrictions specified in the Indenture.]
[Add the following for Temporary Regulation S Global Notes:
Interests in this Class B Note may be exchanged for an interest in the corresponding Rule 144A Global Note, subject to the restrictions specified in the Indenture.
On or after the 40th day after the later of the Closing Date and the commencement of the offering of the Notes, interests in this Temporary Regulation S Global Note may be exchanged (free of charge) for interests in a Permanent Regulation S Global Note. The Permanent Regulation S Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Regulation S Global Note in respect of which there shall have been presented to DTC by Euroclear or Clearstream a certification to the effect that it has received from or in respect of a person entitled to an interest (as shown by its records) a certification that the beneficial interests in such Temporary Regulation S Global Note are owned by persons who are not U.S. persons (as defined in Regulation S).]
[Add the following for Permanent Regulation S Global Notes:
Interests in this Class B Note may be exchanged for an interest in the corresponding Rule 144A Global Note, subject to the restrictions specified in the Indenture.]
Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class B Notes, each Person who has or acquires an Ownership Interest in a Class B Note agrees that such Person will not institute against the Issuer, or join any other Person in instituting against the Issuer, any Insolvency Proceedings or other Proceedings under the laws of the United States or any State. This covenant shall survive the termination of the Indenture.
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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Before the due presentment for registration of transfer of this Class B Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class B Note is registered (i) on any Record Date for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Class B Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee (and, in some cases, only with the consent of the Noteholder affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note.
The Class B Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Issuer payable solely from the Trust Estate. Neither the Issuer, Sunnova Intermediate Holdings, Sunnova ABS Holdings V, the Performance Guarantor, the Depositor, the Manager, the Transition Manager, the Servicer, the Backup Servicer, the Custodian, the Note Registrar, the Indenture Trustee in its individual capacity or in its capacity as Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Noteholder and each Note Owner of any Class B Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (i) that it shall look only to the Trust Estate to satisfy the Issuer's obligations under or with respect to a Class B Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Issuer of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Issuer of applicable State or federal law or regulation, provided that, the Issuer shall not be relieved of liability hereunder with respect to any misrepresentation in the Indenture or any Transaction Document, or fraud, of the Issuer and (ii) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Issuer or any of its principals, directors, officers, beneficial owners, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Estate). The foregoing provisions of this paragraph shall not (i) prevent recourse to the Trust Estate or any Person (other than the Issuer) for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate; (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Class B Notes or secured by the Indenture, but the same shall continue until paid or discharged; or (iii) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Issuer's rights under the Transaction Documents. It is further understood that the foregoing
A-2-8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as Indenture Trustee under the Indenture or the Issuer as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.
The remedies of the Holder of this Class B Note as provided herein, in the Indenture or in the other Transaction Documents, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Estate. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.
The Class B Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Class B Noteholder, Class B Notes may be exchanged for Class B Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.
Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (i) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Class B Noteholders; (ii) the terms upon which the Class B Notes are executed and delivered; (iii) the collection and disposition of payments or proceeds in respect of the Conveyed Property; (iv) a description of the Trust Estate; (v) the modification or amendment of the Indenture; (vi) other matters; and (vii) the definition of capitalized terms used in this Class B Note that are not defined herein; to all of which the Class B Noteholders and Note Owners assent by the acceptance of the Class B Notes.
This Class B Note is issued pursuant to the Indenture and it and the Indenture shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws (including, without limitation, §5-1401 and §5-1402 of the General Obligations Law of the State of New York, but otherwise without giving effect to principles of conflicts of laws).
Reference is hereby made to the provisions of the Indenture and such provisions are hereby incorporated by reference as if fully set forth herein.

A-2-9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
In Witness Whereof, the Issuer has caused this instrument to be duly executed as of the date set forth below.
Sunnova Helios V Issuer, as Issuer
By
    Name: Robert L. Lane
    Title: Executive Vice President, Chief
Financial Officer
A-2-10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Indenture Trustee's Certificate of Authentication
This is one of the Class B Notes referred to in the within-mentioned Indenture.

Dated:
Wells Fargo Bank, National Association, as Indenture Trustee
By
    Name:
    Title:

A-2-11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Form of Assignment]
For Value Received, the undersigned hereby sells, assigns and transfers unto
(Please insert Social Security or Taxpayer Identification number of Assignee)
_______________________________
_______________________________
______________________________________________________________________________
(Please Print or Typewrite Name and Address of Assignee)
______________________________________________________________________________
the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint
______________________________________________________________________________
Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.
Date:___________________

____________________________________
Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

A-2-12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit B-1

Form of Transfer Certificate for Exchange or Transfer From Rule 144A Global Note to Regulation S Global note

[DATE]

Wells Fargo Bank, National Association
600 S. 4th Street
MAC N9300-061
Minneapolis, MN 55415
Attn: Corporate Trust Services – Asset-Backed Administration

            Re:    Sunnova Helios V Issuer, LLC
Ladies and Gentlemen:

    Reference is hereby made to the Indenture, dated as of February 16, 2021 (the "Indenture"), by and among Sunnova Helios V Issuer, LLC (the "Issuer") and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US $[__] aggregate Outstanding Note Balance of Notes, Class [__] (the "Notes") which are held in the form of the Rule 144A Global Note (CUSIP No. __________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Note (CUSIP No. __________) to be held with [Euroclear] [Clearstream]1 (Common Code No. ___________) through the Depository.
In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and [(i) with respect to transfers made]2 pursuant to and in accordance with Rules 903 and 904 of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:
(1)    the offer of the Notes was not made to a person in the United States,
(2)    [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the
1 Select appropriate depository.
2 To be included only after the 40-day distribution compliance period.
B-1-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],3
(3)    [the transferee is not a U.S. Person within the meaning of Rule 902(k) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,]4
(4)    no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable,
(5)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,
(6)    upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream],5
(7)     [with respect to the Class B Notes only, the Transferor reasonably believes the transferee is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).]
[or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes being transferred are eligible for resale by the Transferor pursuant to Rule 144(b)(1) under the Securities Act.]6
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Indenture Trustee and the Servicer.
[Insert Name of Transferor]

By: _____________________

Name:
Title:

Dated:

3 Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.
4 To be included only during the 40-day distribution compliance period.
5 Appropriate depository required for transfers prior to the end of the 40-day distribution compliance period.
6 To be included only after the 40-day distribution compliance period.
B-1-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit B-2

Form Of Transfer Certificate For Exchange Or Transfer
From Regulation S Global Note
To Rule 144a Global Note
Wells Fargo Bank, National Association
600 S. 4th Street
MAC N9300-061
Minneapolis, MN 55415
Attn: Corporate Trust Services – Asset-Backed Administration

            Re:    Sunnova Helios V Issuer, LLC

Ladies and Gentlemen:
    Reference is hereby made to the Indenture, dated as of February 16, 2021 (the "Indenture"), by and among Sunnova Helios V Issuer, LLC (the "Issuer") and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US $[___] aggregate Outstanding Note Balance of Notes, Class [__] (the "Notes") which are held in the form of the Regulation S Global Note (CUSIP No. __________) with [Euroclear] [Clearstream]7 (Common Code No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation 144A Global Note (CUSIP No. __________).
In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture, and (ii) (A) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "QIB" ("QIB") within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State or any other applicable jurisdiction or (B) to a QIB pursuant to another applicable exemption from the registration requirements under the Securities Act; provided that an Opinion of Counsel confirming the applicability of the exemption claimed shall have been delivered to the Issuer and the Indenture Trustee in a form reasonably acceptable to them.

7 Select appropriate depository.
B-2-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Indenture Trustee and the Servicer.
[Insert Name of Transferor]

By:______________________
Name:
Title:
Dated:

B-2-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit B-3

Form Of Transfer Certificate For Transfer
From Definitive Note
To Definitive Note
Wells Fargo Bank, National Association
600 S. 4th Street
MAC N9300-061
Minneapolis, MN 55415
Attn: Corporate Trust Services – Asset-Backed Administration

Re:    Sunnova Helios V Issuer, LLC
Ladies and Gentlemen:
    Reference is hereby made to the Indenture, dated as of February 16, 2021 (the "Indenture"), by and among Sunnova Helios V Issuer, LLC (the "Issuer") and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to US $[___] aggregate Outstanding Note Balance of Notes, Class [__] (the "Notes") which are held as Definitive Notes (CUSIP No. __________) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to [insert name of transferee] (the "Transferee").
In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture, and (ii) (A) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "QIB" ("QIB") within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State or any other applicable jurisdiction, (B) pursuant to and in accordance with Rules 903 and 904 of Regulation S under the Securities Act or (C) pursuant to another applicable exemption from the registration requirements under the Securities Act; provided that an Opinion of Counsel confirming the applicability of the exemption claimed shall have been delivered to the Issuer and the Indenture Trustee in a form reasonably acceptable to them.
[If transfer is pursuant to Regulation S, add the following:
The Transferor hereby certifies that:
(1)    the offer of the Notes was not made to a person in the United States,
B-3-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(2)    [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States]8,
(3)    the transferee is not a U.S. Person within the meaning of Rule 902(k) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,
(4)    no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable,
(5)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,
(6)     [with respect to the Class B Notes only, the Transferor reasonably believes the transferee is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).]]
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Indenture Trustee and the Servicer.
[Insert Name of Transferor]

By:______________________
Name:
Title:
Dated:
8 Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.
B-3-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit C

Sunnova Helios V Issuer, LLC
Notice of Voluntary Prepayment

[DATE]

Wells Fargo Bank, National Association 600 S. 4th Street MAC N9300-061 Minneapolis, MN 55415 Attn: Corporate Trust Services – Asset-Backed Administration

Sunnova Energy Corporation 20 East Greenway Plaza, Suite 540 Houston, TX 77046 Attention: Chief Financial Officer

Ladies and Gentlemen:

Pursuant to Section 6.01 of the Indenture dated as of February 16, 2021 (the "Indenture"), between Sunnova Helios V Issuer, LLC (the "Issuer") and Wells Fargo Bank, National Association (the "Indenture Trustee"), the Indenture Trustee is hereby directed to prepay in [whole][part] the Issuer's [1.80/3.15]% Solar Loan Backed Notes, Series 2021-A, Class [A/B] on [_______ __, 20__] (the "Voluntary Prepayment Date").
[FOR PREPAYMENT OF ALL OUTSTANDING NOTES: On or prior to the Voluntary Prepayment Date, as required by Section 6.02 of the Indenture, the Issuer shall deposit into the Collection Account, the sum of (A) the Aggregate Outstanding Note Balance, (B) all accrued and unpaid interest thereon, (C) the Make Whole Amount, if any, (D) the Note Balance Write-Down Amount, if any, (E) the Deferred Interest Amount, if any, (F) the Post-ARD Additional Interest Amount, if any, (G) the Deferred Post-ARD Additional Interest Amount, if any, and (H) all amounts owed to the Indenture Trustee, the Manager, the Servicer, the Backup Servicer, the Transition Manager and any other parties to the Transaction Documents, minus the sum of the amounts then on deposit in the Reserve Account, the Prefunding Account, the Section 25D Interest Account, the Equipment Replacement Reserve Account and the Capitalized Interest Account (the "Prepayment Amount").]
[FOR Prepayment in part: On or prior to the Voluntary Prepayment Date, as required by Section 6.02 of the Indenture, the Issuer shall deposit into the Collection Account, the sum of (i) the amount of outstanding principal of the Notes being prepaid, (ii) all accrued and unpaid interest thereon, and (iii) the related Make Whole Amount, if applicable.]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

On the specified Voluntary Prepayment Date, provided that the Indenture Trustee has received the Prepayment Amount, on or prior to such specified Voluntary Prepayment Date, the Indenture Trustee is directed to (x) withdraw the Prepayment Amount from the Collection Account and disburse such amounts in accordance with the Priority of Payments (without giving effect to clauses (vi) through (x) thereof) and (y) to the extent the Aggregate Outstanding Note Balance is prepaid and all other obligations of the Issuer under the Transaction Documents have been paid, release any remaining assets in the Trust Estate to, or at the direction of, the Issuer.
You are hereby instructed to provide all notices of prepayment required by Section 6.02 of the Indenture. All terms used but not defined herein have the meanings assigned to such terms in the Indenture.
[signature page follows]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

In Witness Whereof, the undersigned has executed this Notice of Voluntary Prepayment on the ___ day of _________, _____.

Sunnova Helios V Issuer, LLC, as Issuer
By
    Name:
    Title:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit D
RULE 15GA-1 INFORMATION
Reporting Period:

Asset Class	Shelf	Series Name	CIK	Originator	[ ] No.	Servicer [ ] No.	Outstanding Principal Balance	Repurchase Type	Indicate Repurchase Activity During the Reporting Period by Checkmark or by Date Reference (as applicable)
									Subject to Demand	Repurchased or Replaced	Repurchased Pending	Demand in Dispute	Demand Withdrawn	Demand Rejected

Terms and Definitions:
NOTE: Any date included on this report is subject to the descriptions below. Dates referenced on this report for this Transaction where the Servicer is not the Repurchase Enforcer (as defined below); availability of such information may be dependent upon information received from other parties.
References to "Repurchaser" shall mean the party obligated under the Transaction Documents to repurchase a [ ]. References to "Repurchase Enforcer" shall mean the party obligated under the Transaction Documents to enforce the obligations of any Repurchaser.
Outstanding Principal Balance: For purposes of this report, the Outstanding Principal Balance of a [ ] in this Transaction equals the remaining outstanding principal balance of the [ ] reflected on the distribution or payment reports at the end of the related reporting period, or if the [ ] has been liquidated prior to the end of the related reporting period, the final outstanding principal balance of the [ ] reflected on the distribution or payment reports prior to liquidation.
Subject to Demand: The date when a demand for repurchase is identified and coded by the Servicer or Indenture Trustee as a repurchase related request.
Repurchased or Replaced: The date when a [ ] is repurchased or replaced. To the extent such date is unavailable, the date upon which the Servicer or the Indenture Trustee obtained actual knowledge a [ ] has been repurchased or replaced.
Repurchase Pending: A [ ] is identified as "Repurchase Pending" when a demand notice is sent by the Indenture Trustee, as Repurchase Enforcer, to the Repurchaser. A [ ] remains in this category until (i) a [ ] has been Repurchased, (ii) a request is determined to be a "Demand in Dispute," (iii) a request is determined to be a "Demand Withdrawn," or (iv) a request is determined to be a "Demand Rejected."
D-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

With respect to the Servicer only, a [ ] is identified as "Repurchase Pending" on the date (y) the Servicer sends notice of any request for repurchase to the related Repurchase Enforcer, or (z) the Servicer receives notice of a repurchase request but determines it is not required to take further action regarding such request pursuant to its obligations under the applicable Transaction Documents. The [ ] will remain in this category until the Servicer receives actual knowledge from the related Repurchase Enforcer, Repurchaser, or other party, that the repurchase request should be changed to "Demand in Dispute", "Demand Withdrawn", "Demand Rejected", or "Repurchased."
Demand in Dispute: Occurs (i) when a response is received from the Repurchaser which refutes a repurchase request, or (ii) upon the expiration of any applicable cure period.
Demand Withdrawn: The date when a previously submitted repurchase request is withdrawn by the original requesting party. To the extent such date is not available, the date when the Servicer or the Indenture Trustee receives actual knowledge of any such withdrawal.
Demand Rejected: The date when the Indenture Trustee, as Repurchase Enforcer, has determined that it will no longer pursue enforcement of a previously submitted repurchase request. To the extent such date is not otherwise available, the date when the Servicer receives actual knowledge from the Indenture Trustee, as Repurchase Enforcer, that it has determined not to pursue a repurchase request.
In connection therewith, if Proceedings are commenced or threatened [in writing] in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such Proceedings.
Date: ____________, 20__9
Yours faithfully,
[ ]
By: _________________________________
Name:
Title:
9 To be dated no later than three Business Days following the receipt of any Demands by the Indenture Trustee.
D-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit E
Form of Class B Transferee Certification

Sunnova Helios V Issuer, LLC
20 East Greenway Plaza
Suite 540
Houston, Texas 77046

Wells Fargo Bank, National Association
600 S. 4th Street
MAC N9300-061
Minneapolis, MN 55415
Attn: Corporate Trust Services – Asset-Backed Administration
E-Mail: Jeanine.C.Casey@wellsfargo.com; Anthony.J.Kubes@wellsfargo.com

Ladies and Gentlemen:

This certification (this "Certification") is delivered by the undersigned (the "Purchaser") in connection with its purchase of a beneficial interest in the Sunnova Helios V Issuer, LLC Solar Loan Backed Notes, Series 2021-A, Class B (the "Class B Notes"). The Class B Notes were issued pursuant to the Indenture dated as of February 16, 2021 (the "Indenture") by and between Sunnova Helios V Issuer, LLC, as issuer (the "Issuer") and Wells Fargo Bank, National Association, as indenture trustee (the "Indenture Trustee"). Capitalized terms used herein without definition will have the meanings set forth in the Indenture.

The Purchaser hereby acknowledges, confirms, represents, warrants and agrees as follows:

1.It is a qualified institutional buyer and is acquiring the Class B Notes or interests therein for its own account or for the account of a qualified institutional buyer and (A) is aware that the sale to it is being made in reliance on Rule 144A or (B) is not a U.S. Person and is purchasing the Class B Notes or interests therein in an offshore transaction pursuant to Regulation S.

2.It understands that the Class B Notes and interests therein are being offered in a transaction not involving any public offering in the U.S. within the meaning of the Securities Act, that the Class B Notes have not been and will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Class B Notes or any interests therein, such Class B Notes (or the interests therein) may not be offered, resold, pledged or otherwise transferred in denominations (the "Minimum Denomination") lower than $500,000, and in integral multiples of $1,000 in excess thereof, and only (i) in the U.S. to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the U.S. in a transaction complying with the provisions of Regulation S under the Securities Act to a person whom the seller reasonably believes is a qualified institutional buyer, or (iii) pursuant to another exemption from registration under the Securities Act (if available and evidenced by an opinion of counsel acceptable to the Issuer and the Indenture Trustee), in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the U.S. and any other applicable jurisdiction, and that (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Class B Notes or interests therein from it of the resale restrictions referred to above. Notwithstanding the foregoing restriction, any Class B Note that has originally been properly issued in an amount no less than the Minimum

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture.

3.It understands that the Class B Notes will, until the Class B Notes may be resold pursuant to Rule 144(b)(1) of the Securities Act, unless otherwise agreed by the Issuer and the holder thereof, bear a legend substantially to the following effect:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS OF $500,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (I) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (ACTING FOR ITS OWN ACCOUNT AND NOT FOR THE ACCOUNT OF OTHERS, OR AS A FIDUCIARY OR AGENT FOR OTHER QIBS TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A), (II) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES
ACT AND TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (III) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE AND EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE INDENTURE TRUSTEE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. Notwithstanding the foregoing restriction, any Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture.

4.It understands that any Class B Note offered in reliance on Regulation S will, during the 40-day period commencing on the day after the later of the commencement of the offering and the date of original issuance of any Class B Notes, bear a legend substantially to the following effect:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

THIS NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT WHICH IS EXCHANGEABLE FOR A PERMANENT REGULATION S GLOBAL NOTE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE U.S. OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Following the 40-day period, interests in a Temporary Regulation S Global Note will be exchanged for interests in a Permanent Regulation S Global Note.

5.By its purchase of a Class B Note or interest therein will be deemed to have represented and warranted that it is not, and is not acquiring a Class B Note or interest therein for or on behalf of or with the assets of, any employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other "plan" as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in such entity (each a "Benefit Plan Investor"), or any plan that is subject to any law substantially similar to ERISA or Section 4975 of the Code.

6.It understands that the Issuer may receive a list of participants holding positions in a Class B Notes from the Securities Depository.

7.Either (A) it is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, grantor trust or an entity that is disregarded as separate from any of the foregoing (each such entity a "flow-through entity") or (B) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have 50% or more of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in any Class B Note, other interest (direct or indirect) in the Issuer, or any interest created under the Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity's beneficial interest in any Class B Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.

8.It will not (a) acquire, sell, transfer, assign, participate, pledge or otherwise dispose of any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations), or attempt to do any of the foregoing, on or through an "established securities market" within the meaning of Section 1.7704-1(b) of the Treasury Regulations (an "Exchange"), including, without limitation, any of the following: (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) or (b) cause any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) to be marketed on or through an Exchange.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

9.It will not cause any beneficial interest in any Class B Note to be traded or otherwise marketed on or through an "established securities market" or a "secondary market (or the substantial equivalent thereof)," each within the meaning of Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

10.Its beneficial interest in any Class B Note is not and will not be in an amount that is less than the Minimum Denomination (which for this purpose includes a lesser denomination if such denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture) for the Class B Notes set forth in the Indenture, and it does not and will not hold any beneficial interest in any Class B Note on behalf of any person whose beneficial interest in any Class B Note is in an amount that is less than the Minimum Denomination for the Class B Notes set forth in the Indenture. It will not sell, transfer, assign, participate, pledge or otherwise dispose of any beneficial interest in any Class B Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class B Note, in each case, if the effect of doing so would be that the beneficial interest of any person in any Class B Note would be in an amount that is less than the Minimum Denomination for the Class B Notes set forth in the Indenture.

11.It will not transfer any beneficial interest in any Class B Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest will have executed and delivered to the Issuer, the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a transferee certification as required in the Indenture.

12.It will not enter into any financial instrument the payment on which, or the value of which, is determined in whole or in part by reference to an interest in any Class B Note (including the amount of payments on any Class B Note, the value of any Class B Note or any contract that otherwise is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations).

13.It will not use any Class B Note as collateral for the issuance of any securities that could cause the Issuer to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

14.It will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

15.It will treat each Class B Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to any Class B Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that each Class B Note is indebtedness unless otherwise required by applicable law.

16.It acknowledges that the Issuer may prohibit any transfer of any Class B Note if it reasonably believes that such transfer would violate any of these representations, warranties, and covenants.

17.It acknowledges that the Originator, the Indenture Trustee, the Note Registrar, the Issuer and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if it becomes aware that any of the foregoing are no longer accurate, it will notify the Issuer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

PURCHASER:    ___________________________________________

By:____________________________________
Name:
Title:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit F

Form of Prefunding Certificate
To:
Wells Fargo Bank, National Association
600 S. 4th Street
MAC N9300-061
Minneapolis, MN 55415
Attn: Corporate Trust Services – Asset-Backed Administration

This Prefunding Certificate is being issued in accordance with Section 2.16(a)(i)(C) of that certain Indenture, dated as of February 16, 2021 (the "Indenture"), by and between Sunnova Helios V Issuer, LLC, as issuer (the "Issuer"), and Wells Fargo Bank, National Association, as indenture trustee (the "Indenture Trustee"). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.
The Issuer hereby certifies that:
1.the Solar Loans to be acquired by the Issuer on Transfer Date to occur on [_______ __], 20[_] (the "Transfer Date") are listed on Exhibit A hereto;
2.all representations and warranties of the Issuer contained in the Transaction Documents are true and correct in all material respects on and as of such Transfer Date, as though made on and as of such Transfer Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such date);
3.the Issuer is not in default under any of the Transaction Documents to which it is a party, and the acquisition of such Solar Loans by it will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, its organizational documents or any other constituent documents of it or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; and
4.the conditions precedent described in the Indenture and in the other Transaction Documents to the acquisition of such Solar Loans, if any, have been satisfied.

F-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Date: [______________ __], 20[_]
Sunnova Helios V Issuer, LLC, as Issuer By: Name: Title:

F-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Exhibit G

Form of Prefunding Notice
In accordance with the Indenture, dated as of February 16, 2021, by and between Sunnova Helios V Issuer, LLC, as issuer, and Wells Fargo Bank, National Association, as indenture trustee (the "Indenture"), the undersigned hereby gives notice of the Transfer Date to occur on or before [_______ __], 20[_] for each of the Subsequent Solar Loans listed on the Schedule of Solar Loans attached hereto as Exhibit A. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Indenture.
Such Subsequent Solar Loans represent the following amounts:

1. Aggregate outstanding balance of Subsequent Solar Loans as of the related Cut-Off Date:	$__________________
2. Initial Advance Rate:	90.50%
3. Amount to be wired to the Depositor in payment for such Subsequent Solar Loans (line 1 times line 2):	$__________________

The amount in line 3 above shall be wired to the following account:

[ACCOUNT INFORMATION]
The undersigned hereby certify that, in connection with the Transfer Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.16 of the Indenture, including, but not limited to, delivery of the Prefunding Certificate, as specified therein.

Date: [______________ __], 20[_]†
Sunnova Helios V Issuer, LLC, as Issuer By: Name: Title:

† To be at least 5 Business Days prior to such Transfer Date.

G-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.